As filed with the Securities and Exchange Commission on April 16, 2019                      Registration No. 333-

_________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________
                        FORM S-1
     REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________________________

Allianz Life Insurance Company of New York
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	13-3191369 (I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 37th Floor, New York, New York 10005-1423
(212) 586-7733
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
         _____________________________________________
Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  [    ]                         Accelerated filer                 [    ]
Non-accelerated filer    [X ] Smaller reporting company [    ]
(Do not check if a smaller reporting company)

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum total aggregate offering price	Total Amount of registration fee
Individual Flexible Purchase Payment Index-Linked Deferred Annuity Contract	$250,000,000(1,3)	NA(2)	$1,285,000,000	$153,234(3)
(1)
The total registered amount includes $300,000,000 of securities was previously registered on May 2, 2014, $285,000,000 registered on April 8, 2016,  $50,000,000 registered on April 1, 2017, $400,000,000 registered on April 6, 2018 and $250,000,000 being registered with this Registration, by the Registrant under the Registration statements on Form S-1 (File Nos. 333-192948, 333-210671, 333-217304, and 333-224317), initially declared effective on May 9, 2014, April 25, 2016, May 1, 2017, and May 1, 2018. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), all unsold securities from the Prior Registration Statements will be added to this Registration Statement and the offering of  securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of March 31, 2019, there were $215,961,647 of unsold securities registered pursuant to the Prior Registration Statements.

(2)
The proposed maximum offering price per unit is not applicable since these securities are not issued in predetermined amounts or units. The full registration fee will be paid upon pre-effective amendment.

(3)
The Registrant previously paid a registration fee in the amount of $38,640, $28,699, $5,795, and $49,800 with respect to the securities registered to the Prior Registration Statements. Securities registered pursuant to the Prior Registration Statement that are unsold as of the effective date of this Registration Statement will be included in this Registration Statement pursuant to Rule 415(a)(6) as of the effective date. The previously paid fee will continue to be applied to such unsold shares, which the Registrant may continue to offer and sell. The Registrant is paying a registration fee with this registration statement in the amount of $30,300.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

____________________________________________________________________________________________________________________________

Pursuant to Rule 429, the prospectus filed herewith is combined with the prospectus from the Prior Registration Statements (File Nos. 333-192948, 333-210671, 333-217304, and 333-224317).
  _____________________________________________________________________________________________________________________________

PART I PROSPECTUS

ALLIANZ INDEX ADVANTAGE® NEW YORK VARIABLE ANNUITY CONTRACT
An individual flexible purchase payment index-linked and variable deferred annuity contract (the Contract)
Issued by Allianz Life® of NY Variable Account C (the Separate Account) and
Allianz Life Insurance Company of New York (Allianz Life® of New York, we, us, our)
Prospectus Dated: April 29, 2019
Standard Annuity Features	Available Investment Options
• Five fixed annuitization options
(Annuity Options)
• Free withdrawal privilege during the six-year withdrawal charge period
• Systematic withdrawal program
• Minimum distribution program for certain tax‑qualified Contracts
• Waiver of withdrawal charge benefit
• Guaranteed death benefit

• 16 index-linked investment options (Index Options) based on different combinations of four credit calculation methods (Crediting Methods) and four nationally recognized third-party broad based equity securities indexes (Index or Indexes)
• Three variable investment options
(Variable Options)

The risk of loss can become greater in the case of an early withdrawal due to withdrawal charges. Withdrawals will be subject to federal and state taxation, and withdrawls taken before age 59½ may also be subject to a 10% additional federal tax. If this is a Non-Qualified Contract, a withdrawal will be taxable to the extent that gain exists within the Contract. A Non-Qualified Contract is a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code.

Crediting Methods Currently Available	Indexes Currently Available with All Crediting Methods
• Index Protection NY Strategy • Index Performance Strategy	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50®
Crediting Methods and Indexes may not be available to previously issued Contracts as detailed in Appendix F.

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Performance Credits from negative Index performance, and a limit on positive Performance Credits from positive Index performance.
Performance Credits are the annual return you receive when you allocate assets to an Index Option.

	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Protection NY Strategy	• Buffers (the amount of negative Index performance we absorb) – Buffers cannot be less than 5%	• Caps (the upper limit on positive Index performance) – Caps cannot be less than 1.50%
Index Performance Strategy	• Buffers – Buffers cannot be less than 5%	• Caps – Caps cannot be less than 1.50%
The Contract’s risks are described in Risk Factors on page 16 of this prospectus.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
1

Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
You can allocate the money you put into the Contract (Purchase Payments) to any or all of the available Index Options and Variable Options (Allocation Options). You may also reallocate and transfer Contract Value among the Allocation Options subject to certain restrictions described in this prospectus. Your Contract Value is the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for Contract fees, expenses and withdrawals.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

If you allocate Purchase Payments or transfer Contract Value to the Index Options, you receive Performance Credits calculated by us based on the performance of one or more Indexes over a year-long period (Index Year) as measured by the Index Return. An Index Year is a twelve month period beginning on the Index Effective Date or a subsequent Index Anniversary. The Index Return is the percentage change in Index Value from the Index Effective Date or an Index Anniversary to the next Index Anniversary. The Index Effective Date is the first day we allocate assets to an Index Option. An Index Anniversary is a twelve-month anniversary of the Index Effective Date and is the date we apply Performance Credits. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Index Year.
Performance Credits may be positive, negative, or equal to zero, depending on the applicable Crediting Method and the performance of the applicable Index. A negative Performance Credit means that you can lose principal and previous earnings.
Caps that we use to determine Performance Credits for a Contract can change on each Index Anniversary and may vary substantially based on market conditions. However, in extreme market environments, it is possible that all Caps will be equal and reduced to the minimum of 1.50%. Buffers that we use to determine Performance Credits for a Contract do not change once they are established. The Crediting Methods are described in greater detail in the Summary, and in section 5, Valuing Your Contract – Calculating Performance Credits. The Indexes are described in Appendix A. For historical information on the Buffer and Caps, see Appendix C. For historical Index Option performance information, see Appendix D.
If you allocate Purchase Payments or transfer Contract Value to the Variable Options, the value of your investment (Variable Account Value) increases and decreases each Business Day based on your selected Variable Options’ performance. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. The Separate Account holds the assets you allocate to the Variable Options. The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings that you allocate to the Variable Options.
Index-linked and variable annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional (the person who advises you regarding the Contract) about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract.
All guarantees under the Contract, including Performance Credits, are the obligations of Allianz Life of New York and are subject to our claims paying ability and financial strength.
Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life of New York that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
Allianz Life of NY Variable Account C is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the SEC and is available upon written or oral request without charge. A Statement of Additional Information (SAI) dated the same date as this Form N-4 prospectus includes additional information about the Contract. The SAI is also filed with the SEC on Form N-4 under File Number 333-192949 and is incorporated by reference into this prospectus. The SAI is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus and SAI are also available on our website at www.allianzlife.com/new-york. The prospectus, SAI and other Contract information are also available on the EDGAR database on the SEC’s website (www.sec.gov).

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for Variable Options available under your contract may no longer be sent by mail, unless you specifically request paper copies of the reports from Allianz Life of New York or from your Financial Professional. Instead, the reports would be made available on a website, and you would be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you would not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from Allianz Life of New York electronically by contacting our Service Center at the toll-free telephone number listed at the back of this prospectus or by signing up for electronic delivery on our website at www.allianzlife.com/paperless. You may elect to receive all future reports in paper free of charge. You can inform Allianz Life of New York that you wish to continue receiving paper copies of your shareholder reports by contacting your Financial Professional, or contacting our Service Center at the toll-free telephone number listed at the back of this prospectus. Your election to receive reports in paper will apply to all Variable Options available under your contract.
TABLE OF CONTENTS
Glossary		5
Summary		9
	Who Should Consider Purchasing the Contract?	11
	How Do the Crediting Methods Work?	11
	How Do the Crediting Methods Compare?	12
	Bar Chart Examples of the Crediting Methods Performance	13
	Can the Crediting Methods or Indexes Change?	14
	When Does Allianz Establish the Values Used to Determine Index Credits?	14
	What Are the Different Values Within the Contract?	15
	What Is the Daily Adjustment?	15
	What is the Performance Lock?	16
Risk Factors		16
	Liquidity Risks	16
	Risks of Investing in Securities	17
	Risk of Negative Returns	17
	Risks Associated with Calculation of Performance Credits	18
	Risks Associated with Performance Locks	19
	Substitution of an Index	19
	Changes to Caps AND BufferS	19
	Investment in Derivative Securities	20
	Our Financial Strength and Claims-Paying Ability	21
	Regulatory Protections	21
Fee Tables		22
	Owner Transaction Expenses	22
	Owner Periodic Expenses	22
	Annual Operating Expenses of the Variable Options	23
	Examples	24
	Condensed Financial Information	25
1.	The Contract	25
	Financial Adviser Fees	26
	When The Contract Ends	26
2.	Ownership, Annuitant, Determining Life, Beneficiary, and Payee	26
	Owner	26
	Joint Owner	26
	Annuitant	27
	Determining Life (Lives)	27
	Beneficiary	27
	Payee	28
	Assignments, Changes of Ownership and Other Transfers of Contract Rights	28
3.	Purchasing the Contract	28
	Purchase Requirements	28
	Applications Sent Electronically	29
	Allocation of Purchase Payments and Transfers Between the Allocation Options	29
	Automatic Investment Plan (AIP)	30
	Free Look/Right to Examine Period	30
4.	Variable Options	30
	Substitution of Variable Options and Limitation on Further Investments	32
	Transfers Between Variable Options	32
	Electronic Transfer and Allocation Instructions	33
	Excessive Trading and Market Timing	33
	Voting Privileges	35
5.	Valuing Your Contract	35
	Determining Variable Account Value	36
	Determining Index Option Values	36
	Calculating Performance Credits	37
	Daily Adjustment	38
	Performance Locks	38
	Optional Reallocation Program	39
6.	Expenses	39
	Product Fee	39
	Contract Maintenance Charge	40
	Withdrawal Charge	40
	Transfer Fee	42
	Premium Tax	42
	Income Tax	42
	Variable Option Expenses	43

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
4

7.	Access to Your Money	43
	Free Withdrawal Privilege	44
	Systematic Withdrawal Program	44
	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	44
	Waiver of Withdrawal Charge Benefit	44
	Suspension of Payments or Transfers	45
8.	The Annuity Phase	45
	Calculating Your Annuity Payments	45
	Annuity Payment Options	45
	When Annuity Payments Begin	46
9.	Death Benefit	47
	Death of the Owner and/or Annuitant	48
	Death Benefit Payment Options During the Accumulation Phase	48
	Death Benefit Payment Options	49
10.	Taxes	49
	Qualified and Non-Qualified Contracts	49
	Taxation of Annuity Contracts	50
	Tax-Free Section 1035 Exchanges	50
11.	Other Information	51
	The Registered Separate Account	51
	Our General Account	51
	Our Unregistered Separate Account	51
	Distribution	52
	Additional Credits for Certain Groups	53
	Administration/Allianz Service Center	53
	Legal Proceedings	54
	Status Pursuant to Securities Exchange Act of 1934	54
12.	Information on Allianz Life of New York	54
	Directors, Executive Officers and Corporate Governance	54
	Executive Compensation	59
	Security Ownership of Certain Beneficial Owners and Management	70
	Transactions With Related Persons, Promoters and Certain Control Persons	70
	Business and Operational Risks Relevant to the Contract	71
13.	Financial Statements	77
	Auditor Update	77
14.	Privacy Notice	79
15.	Table of Contents of the Form N-4 SAI	80
Appendix A – Available Indexes		81
	Standard & Poor’s 500 Index	81
	Russell 2000® Index	82
	Nasdaq-100® Index	82
	EURO STOXX 50®	83
Appendix B – Daily Adjustment		84
Appendix C – Historical Buffers and Initial and Renewal Caps		86
	Index Protection NY Strategy	86
	Index Performance Strategy	87
Appendix D – Historical Index Option Performance Information		88
	Index Protection NY Strategy with the S&P 500® Index	88
	Index Performance Strategy with the S&P 500® Index	89
Appendix E – Annual Contract Fees Calculation Examples		90
Appendix F – Selected Financial Data and Statutory Financial Statements		91
	Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ended December 31, 2018)	91
	Statutory Financial Statements and Supplemental Schedules	91
For Service or More Information		92
	Our Service Center	92

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for any Index Option, this is the negative Index Return that we absorb before applying a negative Performance Credit. On the Issue Date we establish a Buffer for each Index Option. However, if after the Issue Date we add a new Index Option, we establish the Buffer for it on the date we add the Index Option to your Contract. Buffers are stated in your Contract and do not change once they are established.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life of New York is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option, this is the upper limit on positive Index performance and the maximum potential Performance Credit for an Index Option. We set a Cap for each Index Option on the Index Effective Date and each Index Anniversary. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and any Contract Value withdrawn. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and any amounts we withdraw for any Contract fees and expenses. We use the Charge Base to determine the next product fee we deduct.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for previously assessed Contract fees and expenses, and withdrawals. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. The Variable Account Value component of the Contract Value fluctuates each Business Day that money is held in a Variable Option. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Performance Credits, which can be negative. A negative Performance Credit means that you can lose principal and previous earnings. The Index Option Values also reflect the Daily Adjustment on every Business Day other than the Index Effective Date or an Index Anniversary. The Contract Value reflects any previously deducted fees and charges, but does not reflect fees and charges that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Crediting Method – a method we use to calculate annual Performance Credits if you allocate Purchase Payments or transfer Contract Value to an Index Option.
Daily Adjustment – how we calculate Index Option Values on days other than the Index Effective Date or an Index Anniversary for each Index Option as discussed in the Summary – What is the Daily Adjustment?; section 5, Valuing Your Contract – Daily Adjustment; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities Indexes or exchange-traded fund available to you under your Contract. The Indexes are described in Appendix A.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. It is the date we apply Performance Credits. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of determining Index Values and Index Returns, applying Performance Credits, and setting Caps.
Index Effective Date – the first day we allocate assets to an Index Option. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.
Index Option – the index-linked investment options to which you can allocate Purchase Payments or transfer Contract Value under the Contract. Each Index Option is the combination of an Index and a Crediting Method.
Index Option Base – an amount we use to calculate Performance Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract fees and expenses, transfers into or out of the Index Option, and the application of any Performance Credits.
Index Option Value – on any Business Day it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Performance Credits from previous Index Anniversaries and reflects deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value also includes the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values and Caps for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Performance Credits received, and renewal Caps that are effective for the next year for the Index Options you selected.
Index Performance Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits, which means you can lose principal and previous earnings. The Index Performance Strategy provides the highest potential returns. Its Caps will generally be greater than the Index Protection NY Strategy Caps. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Index Protection NY Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Protection NY Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Protection NY Strategy provides more protection than the Index Performance Strategy. It generally has higher Buffers in exchange for lower Caps.
Index Return – the percentage change in Index Value from the Index Effective Date or an Index Anniversary to the next Index Anniversary, which we use to determine the Performance Credits for any Index Option. The Index Return is an Index’s current Index Value, minus its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).
Index Value – an Index’s price at the end of the Business Day on the Index Effective Date and each Index Anniversary as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Lock Date – this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Index Anniversary.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Penalty-Free Withdrawals – withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Index Year for any Index Option. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
Performance Credit – the Credit you receive on an Index Anniversary for any Index Option. We base Performance Credits on Index Values and Index Returns limited by the Cap and Buffer. Performance Credits can be negative, which means you can lose principal and previous earnings.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the next Index Anniversary taking into account any applicable Cap or Buffer. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Index Effective Date or an Index Anniversary. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life of NY Variable Account C is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life of New York. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in the Summary and section 9.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day it is equal to the portion of your Contract Value in your selected Variable Options. The Variable Account Value increases and decreases based on your selected Variable Options’ performance and reflects deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

SUMMARY

The Allianz Index Advantage New York Variable Annuity is a product that offers index-linked and variable investment options and allows you to defer taking income (Annuity Payments) to a future date. During the first phase of your Contract (Accumulation Phase) your Contract Value fluctuates based on the performance of your selected Allocations Options and the deduction of Contract fees and expenses. During this phase you can make additional Purchase Payments and take withdrawals, and if you die we pay a death benefit to the person(s) you designate (Beneficiary(s)). If you request Annuity Payments the Accumulation Phase of your Contract ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value.
Purchasing a Contract: Key Features At A Glance
Issue Age (see section 3)
On the date we issue the Contract (the Issue Date), all Owners and the Annuitant must be age 80 or younger if you select the Traditional Death Benefit.
The Owner is the person or entity designated at issue who may exercise all Contract rights. The Annuitant is the individual upon whose life we base Annuity Payments.

Purchase Payment Standards (see section 3)
• $10,000 minimum initial Purchase Payment due on the Issue Date.
• You can make additional Purchase Payments of at least $50 during the Accumulation Phase.
• $1 million maximum in total Purchase Payments.

Allocation of Purchase Payments and Contract Value Transfers (see section 3)
You can allocate your Purchase Payments to any or all of the Allocation Options available under your Contract. We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
• We hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until the Index Effective Date or the next Index Anniversary.
• On each Index Anniversary, you can transfer Variable Account Value to the available Index Options, and you can transfer Index Option Value (the portion of your Contract Value in a particular Index Option) between Index Options.
• You can only transfer Index Option Value to the Variable Options on every sixth Index Anniversary.
• Purchase Payments allocated to an Index Option must be held in the Index Option for one full Index Year before they can receive a Performance Credit. Therefore, additional Purchase Payments we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive a Performance Credit until the second Index Anniversary after we receive them.
• You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years.

Daily Adjustment (see “What is the Daily Adjustment?” in this Summary and section 5)
The Daily Adjustment is how we calculate Index Option Values on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary. The Daily Adjustment takes into account any Index gains subject to the Cap, and any Index losses greater than the Buffer, but in the form of the estimated present value. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer.

Performance Lock (see “What is the Performance Lock?” in this Summary and section 5)
A feature that allows you to capture the current Index Option Value during the Index Year for any Index Option. If we execute a Performance Lock for an Index Option we do not apply the Daily Adjustment to it for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

Product Fee (see the Fee Tables and section 6)
• Product fee is 1.25%
Accrued daily and deducted on each Quarterly Contract Anniversary (the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary). The product fee is calculated as a percentage of the Charge Base (the Contract Value on the preceding Quarterly Contract Anniversary, adjusted for subsequent Purchase Payments and withdrawals).

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Purchasing a Contract: Key Features At A Glance
Other Contract Fees and Expenses (see the Fee Tables and section 6)
• An 8.5% declining withdrawal charge applies to withdrawals taken within six years after receipt of each Purchase Payment during the Accumulation Phase.
• $50 contract maintenance charge assessed annually if the total Contract Value is less than $100,000.
• $25 transfer fee if you make more than twelve transfers between Variable Options in a Contract Year.
• Variable Option operating expenses before fee waivers and expense reimbursements of 0.67% to 0.87% of the average daily net assets.
A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary. A Contract Anniversary is a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

You can withdraw your Contract Value, subject to any applicable withdrawal charge, and federal and state taxation. Withdrawals taken before age 59½ may also be subject to a 10% additional federal tax.
Free Withdrawal Privilege (see section 7)
Allows you to withdraw 10% of your total Purchase Payments each Contract Year during the Accumulation Phase without incurring a withdrawal charge.
• Any unused free withdrawal privilege in one Contract Year is not added to the amount available in the next Contract Year.
• If you withdraw more than the free withdrawal privilege we will assess a withdrawal charge if the withdrawal is taken from a Purchase Payment we received within the last six years.
• Not available if you take a full withdrawal of your total Contract Value.

Systematic Withdrawal Program (see section 7)
Provides automatic withdrawals of at least $100 to you at a frequency you select. These withdrawals:
• reduce the amount available under the free withdrawal privilege, and
• are subject to a withdrawal charge if you exceed the free withdrawal privilege.

Minimum Distribution Program (see section 7)
If you own an IRA, SEP IRA or Inherited IRA Contract, this program provides payments to you designed to meet the Internal Revenue Code’s minimum distribution requirements. These withdrawals:
• reduce the amount available under the free withdrawal privilege, but
• are not subject to a withdrawal charge if you exceed the free withdrawal privilege.

Waiver of Withdrawal Charge Benefit (see section 7)	This benefit allows you to take a withdrawal without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days.
Annuity Payments (see section 8)
Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
• We offer five Annuity Options that provide payments for life, life and term certain, or life with refund.
• We base Annuity Payments on your Contract Value, the Annuity Option you select, and the lifetime and age of the Annuitant(s).
• For an individually owned Contract, Annuity Payments can be either single or joint.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Purchasing a Contract: Key Features At A Glance
Death Benefit (see section 9)
The Contract automatically includes the Traditional Death Benefit for no additional fee. The death benefit is paid upon the first death of any Determining Life during the Accumulation Phase.
• We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust.
• The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual.
If a Determining Life dies during the Accumulation Phase your Beneficiary(s) will receive the greater of the Contract Value or the total Purchase Payments adjusted for withdrawals.
• Withdrawals reduce your total Purchase Payments proportionately, which means this value may be reduced by more than the amount withdrawn.
• If you change Owner(s) the death benefit may be reduced to Contract Value.

Material Contract Variations (see Appendix F)
The product or certain product features may not currently be available in all Contracts or may not be available from all selling firms or from all Financial Professionals. Your Financial Professional can also provide information regarding availability of Allocation Options.

Customer Service (see the last page of this prospectus)
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. Our Service Center is the area of our company that issues Contracts and provides Contract maintenance and routine customer service. You can also contact us by:
• mail at Allianz Life Insurance Company of New York, P.O. Box 561,
Minneapolis, MN 55440‑0561, or
• email at variableannuity@send.allianzlife.com.

Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk, nor someone who is seeking unlimited investment potential.
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, registered index-linked annuities and fixed index annuities. These annuity products may offer different features and benefits more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
For example, these other annuity contracts may have different Index Options, and different rates and minimums for the Caps and Buffers, Caps may also be affected, positively or negatively, by expenses we incur in providing other contract features. For example, a product that deducts fees and expenses from Index Options may have higher Caps than a contract that deducts fees and expenses only from Variable Options.
How Do the Crediting Methods Work?
The Index Protection NY Strategy provides a Performance Credit based on Index Values (the Index’s price at the end of the Business Day) and Index Return.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the current Index Value is equal to the Index Value on the last Index Anniversary, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
-	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer.
-	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

The Index Performance Strategy also provides a Performance Credit based on Index Values and Index Returns.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the current Index Value is equal to the Index Value on the last Index Anniversary, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
-	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer.
-	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
A more detailed description of how we calculate Credits, including numerical examples, is included in section 5, Valuing Your Contract – Calculating Credits.
•
The Index Protection NY Strategy and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.

•
Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Index Year.

How Do the Crediting Methods Compare?
The Crediting Methods have different risk and return potentials.
	Index Protection NY Strategy	Index Performance Strategy
What is the asset protection?
• Most protection – generally has higher Buffers than the Index Performance Strategy.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any one Index Year.
• Impacted by very large negative market movements because small and moderate negative market movements are absorbed by the Buffer.

• Less protection – generally has lower Buffers than the Index Protection NY Strategy.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any one Index Year.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy.

What is the growth opportunity?	• Less growth opportunity – generally has lower Caps than the Index Performance Strategy. • Growth opportunity limited by the Cap.	• Most growth opportunity – generally has higher Caps than the Index Protection NY Strategy. • Growth opportunity limited by the Cap. • May perform best in a strong market.
What can change within a Crediting Method?
• Initial Caps and Buffers for newly issued Contracts can change frequently, but we cannot change your Buffers once they are established.
• Renewal Caps for existing Contracts can change annually.
• Caps are subject to a 1.50% minimum, and Buffers are subject to a 5% minimum.

• Initial Caps and Buffers for newly issued Contracts can change frequently, but we cannot change your Buffers once they are established.
• Renewal Caps for existing Contracts can change annually.
• Caps are subject to a 1.50% minimum, and Buffers are subject to a 5% minimum.

● You participate in any negative Index Return in excess of the Buffer, which reduces your Contract Value. For example, if we set the Buffer at 5% we would absorb the first -5% of Index Return and you could lose up to 95% of the Index Option Value.
● The minimum Buffer is the least amount of protection that you could receive from negative Index Returns for any Index Option.
● Caps as set by us from time-to-time may vary substantially based on market conditions. However, in extreme market environments, it is possible that all Caps will be equal and reduced to the minimum of 1.50%.
● Caps and Buffers can be different from Index Option to Index Option. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Protection NY Strategy and Index Performance Strategy. They may also be different from Contract-to-Contract depending on Index Effective Date.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Bar Chart Examples of the Crediting Methods Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical Caps. All values below are for illustrative purposes only. The examples do not reflect any Buffer or Cap that may actually apply to a Contract. The examples do not predict or project the actual performance of the Allianz Index Advantage New York Variable Annuity. Although an Index or Indexes will affect your Index Option Values, the Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect deduction of the Contract fees and expenses. Historical Index Option performance information is also included in Appendix D.

A closer look at the Index PROTECTION NY Strategy

PERFORMANCE POTENTIAL WITH ...

A
B
5%
Cap
0%
4%
4%
6%
5%
Index Return
Performance Credit %

... A LEVEL OF **PROTECTION**

0%
30%
Buffer
-13%
0%
C
-35%
-5%
D

- **A** If the annual Index Return is positive, but less than the declared Cap, the annual Performance Credit would be equal to the Index Return.
- **B** If the annual Index Return exceeds the declared Cap, a Performance Credit equal to the Cap would be applied.
- **C** If the annual Index Return is negative, but within the 30% Buffer, there would be no positive or negative Performance Credit.
- **D** If the annual Index Return is negative and exceeds the 30% Buffer, there would be a negative Performance Credit equal to the amount of negative return in excess of the Buffer.

A closer look at the Index PERFORMANCE Strategy

PERFORMANCE POTENTIAL WITH ...
A
B
12% Cap
0%
8%
8%
14%
12%
Index Return
Performance Credit %

... A LEVEL OF PROTECTION
0%
10% Buffer
-7%
0%
-14%
-4%
C
D

A If the annual Index Return is positive, but less than the declared Cap, the annual Performance Credit would be equal to the Index Return.

B If the annual Index Return exceeds the declared Cap, a Performance Credit equal to the Cap would be applied.

C If the annual Index Return is negative, but within the 10% Buffer, there would be no Performance Credit.

D If the annual Index Return is negative and exceeds the 10% Buffer, there would be a negative Performance Credit equal to the amount of negative returns in excess of the Buffer.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Can the Crediting Methods or Indexes Change?
We can add new Crediting Methods and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Performance Credits. Once we add an Index Option to your Contract, we cannot change its Buffer, if applicable. However, we can change the renewal Caps associated with any Index Option on each Index Anniversary.
Once we add an Index to your Contract, we cannot remove it without simultaneously replacing or substituting it. Index replacements and substitutions can occur either on an Index Anniversary or during an Index Year. If we substitute an Index during an Index Year, we will combine the return of the previously available substituted Index with the return of the new Index. However, if we substitute an Index either during or after an Index Year, we do not change the Buffers applicable to your Contract or the current Caps that we set on the prior Index Anniversary. Changes to the Caps for the new substituted Index, if any, may occur at the next regularly scheduled Index Anniversary or later Index Anniversaries. For more information, see Risk Factors – Substitution of an Index.
Historical information on the Buffers and Caps is provided in Appendix C. This information is for historical purposes only and is not a representation as to future Buffers or Caps.

When Does Allianz Establish the Values Used to Determine Index Credits?
We establish the Buffers for your Contract on the Issue Date. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract. Your actual Buffers are stated in your Contract and cannot change once they are established.
We can change the initial Caps we currently offer for newly issued Contracts frequently at our discretion. Once established for a Contract, these initial rates cannot change until the next Index Anniversary. We can change the renewal Caps for an existing Contract annually on each Index Anniversary, in our discretion. Your initial and renewal Caps are stated in your Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Index Effective Date and each subsequent Index Anniversary. We use these Index Values to determine Index Returns and Performance Credits.
Buffers we offer for newly issued Contracts may change before we issue your Contract, and initial Caps may change before your Index Effective Date. For information on the Buffers and initial Caps we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesny, or call (800) 624-0197. We publish any changes to these values at least seven calendar days before they take effect.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that your current Caps are expiring on the upcoming Index Anniversary, and the renewal Caps for the next Index Year will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. We also have a link to your Contract information with your renewal Caps on our website at www.allianzlife.com/indexratesny, or call (800) 624-0197. The Index Anniversary letter also reminds you of your opportunity to transfer Variable Account Value to the Index Options, or reallocate your Index Option Values, on the upcoming anniversary.
•
Caps may be different between newly issued and existing Contracts, and between existing Contracts issued on the same month and day in different years. For example, in January 2017 we set Caps for the Index Performance Strategy with the S&P 500® Index as follows:

-	13% initial rate for new Contracts issued in 2017
-	14% renewal rate for existing Contracts issued in 2016, and
-	12% renewal rate for existing Contracts issued in 2015.
•	If your Contract is within its Free Look/Right to Examine period you may be able to take advantage of any increase in initial Caps by cancelling your Contract and purchasing a new Contract.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

What Are the Different Values Within the Contract?
The Contract provides the following values as discussed in section 5, Valuing Your Contract.
•
The Contract Value is the sum of your Variable Account Value and Index Option Values. Contract Value reflects any previously deducted fees and charges, but does not reflect fees and charges that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.

•
Your Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge. It changes each Business Day based on the performance of the Variable Options.

•
Your total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Performance Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. Amounts removed from the Index Options during the Index Year for withdrawals and Contract expenses do not receive a Performance Credit on the next Index Anniversary, but the amount remaining does receive a Performance Credit subject to any applicable Cap and Buffer.

-
On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Option by adding a Daily Adjustment to the Index Option Base. The Index Option Base is the amount you allocate to an Index Option adjusted for withdrawals, deduction of Contract fees and expenses, transfers into or out of the Index Option, and the application of any Performance Credits.

-	During the Index Year the Index Option Values for Index Options with the Index Protection NY Strategy do not change for Index performance, and do not receive the Daily Adjustment.
What Is the Daily Adjustment?
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Index Effective Date or an Index Anniversary for each Index Option with the Index Protection NY Strategy or Index Performance Strategy. The Variable Options are not subject to the Daily Adjustment.
The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals. However, the Daily Adjustment calculation is not affected by any Contract expense deduction or partial withdrawal. Penalty-Free Withdrawals are withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge. The Daily Adjustment does not change the Contract expense deducted or the withdrawal amount; it only changes the Index Option Value from which we deduct the expense or withdrawal.
The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary. The Daily Adjustment takes into account:
(i) any Index gains during the Index Year subject to the Cap or
(ii) any Index losses greater than the Buffer.
The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Index Effective Date or an Index Anniversary, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the next Index Anniversary taking into account any applicable Cap or Buffer. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

A withdrawal taken during the Index Year may not receive the full benefit of the Cap or Buffer because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. All other factors being equal, even if the current Index return during the Index Year is greater than the Cap, the Daily Adjustment will usually be lower than the Cap. This is because there is a possibility that the Index return could decrease before the end of the Index Year. Similarly, even though a negative Index return may be within the amount of the Buffer, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the end of the Index Year. A negative Daily Adjustment may cause you to realize loss of principal or previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
What is the Performance Lock?
For any Index Option, you can capture the current Index Option Value (which includes the Daily Adjustment) on any Business Day during the Index Year through our Performance Lock feature. You (or your Financial Professional, if authorized) can request Performance Locks either “manually”, or “automatically” by setting target(s) based on the Daily Adjustment. (On our website the Daily Adjustment is included in the Index Option Value Return figures.) The Business Day that we execute either a manual or automatic Performance Lock is the Lock Date for that Index Option.
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock. Automatic Performance Locks are not available to Contracts issued before August 24, 2015, or that have a Contract number starting with GAZ.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
LIQUIDITY RISKS
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take assets from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your Contract Value in a short period, you may exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)
We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.
We only apply Performance Credits to the Index Options once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment. If you invest in any Index Option and take a withdrawal or annuitize the Contract, or if we pay a death benefit, during the interim, you may not receive the full benefit of the Index Returns, Caps or Buffers.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

You can transfer Index Option Value to a Variable Option only on every sixth Index Anniversary, and you may transfer Index Option Values among the Index Options only on an Index Anniversary. At other times, you can only move assets out of an Index Option by taking partial withdrawals or surrendering the Contract or entering the Annuity Phase. This may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.
RISKS OF INVESTING IN SECURITIES
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
RISK OF NEGATIVE RETURNS
The Variable Options do not provide any protection against negative returns. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Variable Options, and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, negative Index Returns may cause Performance Credits to be negative after application of the Buffer. Ongoing Contract fees and expenses, including withdrawal charges, could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options, and such losses could be significant.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

If you select an Index Option, we calculate Index Option Values on each Business Day during and Index Year (other than the Index Effective Date or an Index Anniversary) by adding the Daily Adjustment. The Daily Adjustment affects the total Contract Value available for withdrawal, annuitization, and death benefits, and if affects how we determine the contract maintenance charge and Charge Base for the product fee. The Daily Adjustment can be less than the Cap even if the year-to-date Index return is greater than the Cap. In addition, even though the year-to-date Index return may be positive, the Daily Adjustment may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•	interest rate decreases,
•	dividend rate increases,
•	poor market performance and
•	increases in the expected volatility of index prices.
If you take a withdrawal from an Index Option before the Index Anniversary, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the beginning of the Index Year. If the current Index return during the Index Year is negative, the Daily Adjustment could result in losses greater than the protection provided by the Buffer.
RISKS ASSOCIATED WITH CALCULATION OF PERFORMANCE CREDITS
We calculate Performance Credits each Index Year on the Index Anniversary. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Index Year. If you allocate Purchase Payments or transfer Contract Value to the Index Options the Caps limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or the Variable Options.
The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
	January 1, 2009 through December 31, 2018
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®
Returns without dividends	11.26%	19.00%	11.50%	2.79%
Returns with dividends	13.61%	20.29%	13.02%	6.93%
Caps may be adjusted annually on the Index Anniversary and may vary significantly from year to year. Changes to Caps may significantly affect the amount of Performance Credit you receive. (For more information, see the “Changes to Caps and Buffers” discussion later in this section.
The Crediting Methods only capture Index Values on one day each year, so you will bear the risk that the Index Value might be abnormally low on these days.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

RISKS ASSOCIATED WITH PERFORMANCE LOCKS
If a Performance Lock is executed:
•
You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year.

•	You will not receive a Performance Credit on any locked Index Option on the next Index Anniversary.
•
We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock.

•
If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.

•
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

SUBSTITUTION OF AN INDEX
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Performance Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•
we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative securities to hedge the Index, or we are not licensed to use the Index, or

•
the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.

If we add or substitute an Index, we first seek any required regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during an Index Year. If we substitute an Index during an Index Year we will combine the return of the replaced existing Index from the prior Index Anniversary to the substitution date with the return of the new Index from the substitution date to the next Index Anniversary. If we substitute an Index during an Index Year:
•	we do not change the Charge Base we use to calculate the product fee, and
•	the Buffers and Caps for the replaced Index will apply to the new Index. We do not change the Buffers applicable to your Contract, or the current Caps that we set on the prior Index Anniversary.
Changes to Caps associated with the new Index, if any, may occur at the next regularly scheduled Index Anniversary or on later Index Anniversaries. Depending on the constitution of the replaced Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal Caps associated with the new Index. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. The substitution of an Index during an Index Year may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
CHANGES TO CAPS AND BUFFERS
You can only transfer Index Option Value to a Variable Option on a sixth Index Anniversary.

We establish Buffers and initial and renewal Caps as indicated under “When Does Allianz Establish the Values Used to Determine Index Credits?” in the Summary section. This section also includes information on where to find information on initial and renewal Caps, and the notice we provide you of renewal changes on each Index Anniversary.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

On each Index Anniversary you have the option of remaining allocated to your current Index Options at the renewal Caps, or transferring to another permitted Allocation Option, subject to the limitations on transfers from an Index Option to a Variable Option. If you do not review renewal change information when it is published, or take no action to transfer to another permitted Allocation Option, you will remain allocated to your current Index Options and will automatically become subject to the renewal Caps until the next Index Anniversary.
You risk the possibility that the renewal Caps you receive may be less than you would find acceptable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the close of the Business Day on the Index Anniversary (or the next Business Day if the anniversary is a non-Business Day) or you will be subject to these renewal Caps for the next Index Year. Other than on a sixth Index Anniversary when you can transfer Index Option Value to the Variable Options, when your renewal rates change the only option available to you is to transfer Index Option Value between Index Options.
Initial and renewal Caps may vary significantly depending upon a variety of factors, including:
•	market volatility,
•	our hedging strategies and investment performance,
•	the availability of hedging instruments,
•	the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•	your Index Effective Date,
•	the level of interest rates,
•	utilization of Contract benefits by Owners, and
•	our profitability goals.
The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to Caps. In a rising interest rate environment, increases in Caps, if any, may be substantially slower than increases in interest rates.
We manage our obligation to provide Performance Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal Caps to reflect these cost changes. The primary factor affecting the differences in the initial Caps for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce both initial and renewal Caps, or we may need to substitute an Index. You bear the risk that we may reduce Caps, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers for your Contract are small, which increases the risk that you could receive negative Performance Credits and incur losses.
INVESTMENT IN DERIVATIVE SECURITIES
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging securities. The derivative securities are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative securities we purchase include put options, call options, futures, swaps, and other derivatives.
The Index Options move assets in the unregistered separate account between a book value subaccount and a market value subaccount during the Index Year based on Index performance. We typically transfer assets between the subaccounts if there is a 10% incremental change in year-to-date Index performance. For the Index Performance Strategy this starts at a -10% decrease in the market; for the Index Protection NY Strategy, this starts at a -30% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment. For more information on our unregistered separate account backing the Index Options, see section 11, Other Information – Our Unregistered Separate Account.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

We currently limit our purchase of derivative securities to liquid securities. However, like many types of derivative securities, these securities may be volatile and their price may vary substantially. In addition, because we pay Performance Credits regardless of the performance of derivative securities we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect rates for Buffers and Caps for newly issued Contracts, and may also affect renewal Caps for existing Contracts.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
We make Annuity Payments, pay death benefits, and apply Performance Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability.
The assets in our unregistered separate account, Separate Account IANY are also subject to claims by our creditors. You can obtain information on our financial condition by reviewing our financial statements in this prospectus. For more information see section 11, Other Information – Our Unregistered Separate Account.
REGULATORY PROTECTIONS
Allianz Life of New York is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life of New York is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by New York. State insurance laws provide a variety of regulatory protections.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 6, Expenses.
OWNER TRANSACTION EXPENSES
Withdrawal Charge During Your Contract’s Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	6.5%
3	5%
4	3%
5	1%
6 years or more	0%

Transfer Fee(3)………………………………….....................................................	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(4)…………………………………………………………………….…	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES
Contract Maintenance Charge(5)……………………………………………….....	$50
(per Contract per year)
(1)
The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)
We count all transfers made in the same Business Day as one transfer, as discussed in section 6, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the policies discussed in section 4, Variable Options – Excessive Trading and Market Timing.

(4)
New York does not currently impose this tax, but we reserve the right to deduct this charge if they do so in the future. This is the current maximum charge we would deduct, as discussed in section 6, Expenses – Premium Tax.

(5)	Waived if the Contract Value is at least $100,000, as discussed in section 6, Expenses – Contract Maintenance Charge.
CONTRACT ANNUAL EXPENSES
Product Fee(6)………………………………….......	1.25%
(as a percentage of the Charge Base)
(6)	We do not assess the product fee during the Annuity Phase. See section 6, Expenses – Product Fee.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS
The following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the most recent fiscal year ended December 31, 2018, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b‑1 fees, and other expenses) before fee waivers and expense reimbursements	0.67%	0.88%
The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option’s average daily net assets for the most recent fiscal year ended December 31, 2018. Expenses may vary in current and future years. See the Variable Options’ prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.
Variable Option	Management fees	Rule 12b‑1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund(1)	.35	.25	.28	_	.88

AZL MVP Balanced Index Strategy Fund(2)	.10	_	.03	.57	.70
AZL MVP Growth Index Strategy Fund(2)	.10	_	.02	.55	.67
(1)
Other Expenses for the AZL Government Money Market Fund include recoupment of prior waived fees in the amount of 0.24%. The Manager has voluntarily undertaken to waive, reimburse, or pay the Fund’s expenses to the extent necessary in order to maintain a minimum daily net investment income for the Fund of 0.00%. The recoupment of prior waived fees reflects the recoupment of amounts previously waived, reimbursed, or paid by the Manager under this arrangement. Such recoupments are subject to the following limitations: (1) the repayments will not cause the Fund’s net investment income to fall below 0.00%; (2) the repayments must be made no later than three years after the end of the fiscal year in which the waiver, reimbursement, or payment took place; and (3) any expense recovery paid by the Fund will not cause its expense ratio to exceed 0.87%. See the Investment Option prospectus for further information.

(2)
The underlying funds may pay 12b‑1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b‑1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b‑1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

EXAMPLES
These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is a non-Business Day). We may waive this charge under certain circumstances, as described in section 6, Expenses – Contract Maintenance Charge. We deduct the annual product fee (maximum charge of 1.25%) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 6, Expenses – Product Fee. A transfer fee may apply, but is not reflected in these examples (see section 6, Expenses – Transfer Fee).
1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (the maximum Investment Option operating expense)	$1,030	$1,441	$1,829	$2,899
0.67% (the minimum Investment Option operating expense)	$1,009	$1,378	$1,723	$2,685
2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date we begin making Annuity Payments) is 13 months after the Issue Date.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (the maximum Investment Option operating expense)	N/A	$761	$1,329	$2,849
0.67% (the minimum Investment Option operating expense)	N/A	$698	$1,223	$2,635

3)	If you do not surrender your Contract.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (the maximum Investment Option operating expense)	$265	$811	$1,379	$2,899
0.67% (the minimum Investment Option operating expense)	$244	$748	$1,273	$2,685

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

CONDENSED FINANCIAL INFORMATION
The statutory financial statements of Allianz Life Insurance Company of New York are included in Appendix G of this prospectus. The financial statements of Allianz Life of NY Variable Account C are included in Part C of the Form N-4 Registration Statement.
Accumulation unit value (AUV) information for the Contract offered by this prospectus, as of the end of December 31, 2018, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included in Part C of the Form N-4 Registration Statement.
(Number of Accumulation Units in thousands)
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Government Money Market Fund
12/31/2014	NA	12.755	124
12/31/2015	12.755	12.756	249
12/31/2016	12.756	12.757	444
12/31/2017	12.757	12.763	524
12/31/2018	12.763	12.893	629
AZL MVP Balanced Index Strategy Fund
12/31/2014	NA	12.956	13
12/31/2015	12.956	12.927	60
12/31/2016	12.927	13.782	87
12/31/2017	13.782	15.353	85
12/31/2018	15.353	14.671	97
AZL MVP Growth Index Strategy Fund
12/31/2014	NA	14.280	8
12/31/2015	14.280	14.165	29
12/31/2016	14.165	15.128	44
12/31/2017	15.128	17.543	47
12/31/2018	17.543	16.412	62

1.	THE CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life of New York), where you make payments to us and we invest that money in the Allocation Options you select. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 10, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 3, Purchasing the Contract – Purchase Requirements.
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•
Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
FINANCIAL ADVISER FEES
If you have a financial adviser and want to pay your financial adviser fee from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your financial adviser. We treat this fee payment as a withdrawal which means a withdrawal charge, ordinary income taxes, and a 10% additional federal tax if you are under age 59½ may apply, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. Financial adviser fees paid from an IRA will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
Your investment adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not set your financial adviser’s fee or receive any part of it. Any financial adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life of New York is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Allocation Option transfers on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
WHEN THE CONTRACT ENDS
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

2.	OWNERSHIP, ANNUITANT, DETERMINING LIFE, BENEFICIARY, AND PAYEE

OWNER
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code.
JOINT OWNER
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

ANNUITANT
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase	Action if the Contract is in the Annuity Phase
• We pay a death benefit to the Beneficiary unless the Beneficiary is the surviving spouse and continues the Contract.
• If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract:
we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals if greater and available, and the death benefit ends,
– the surviving spouse becomes the new Owner,
– the Accumulation Phase continues, and
– upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.
• If the deceased Owner was not a Determining Life, the Traditional Death Benefit is not available and the Beneficiary(s) receives the Contract Value.

• The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
• If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
• If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
– Annuity Option 1 or 3, payments end.
– Annuity Option 2 or 4, payments end when the guarantee period ends.
– Annuity Option 5, payments end and the Payee may receive a lump sum refund.
• If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.

DETERMINING LIFE (LIVES)
The Determining Life (Lives) are the individuals on whose life we base total Purchase Payments adjusted for withdrawals provided by the Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce, we also remove that person as a Determining Life, or
•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.
BENEFICIARY
The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. You and a Beneficiary are deemed to have died simultaneously if it is not established by clear and convincing evidence that either you or the Beneficiary survived the other by 120 hours. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously, we pay the death benefit to the named contingent Beneficiaries, or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

PAYEE
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, you can name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. Upon receipt of your request in Good Order, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
•
An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.

•	An assignment does not change the Determining Life (Lives).

3.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be age 80 or younger if you select the Traditional Death Benefit:
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date). If mandated under applicable law, we may be required to reject a Purchase Payment.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

APPLICATIONS SENT ELECTRONICALLY
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments or Contract Value transfers to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. You cannot transfer Contract Value into or between Index Options mid-Index Year. You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select ….	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th or 31st of a month the deferred Index Effective Date
• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th or 31st of a month

You can change your Index Effective Date before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
We hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until the Index Effective Date or the next Index Anniversary, if applicable. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments received after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary, but we don’t reallocate your total Contract Value unless you instruct us to (see section 5, Optional Reallocation Program).
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values on the next Index Anniversary.
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Variable Account Value to the Index Options, and you may transfer Index Option Value between Index Options. Transfers between Allocation Options do not change your Purchase Payment default instructions. For more information, see section 4, Variable Options – Electronic Transfer and Allocation Instructions. On each Index Anniversary, if we have not received transfer instructions from you, and you are not participating in the Index Option reallocation program, all assets invested continues to be invested in the Index Options at the renewal Caps.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. If you request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary this request automatically cancels any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all Index Option transfer instructions in Good Order at our Service Center before the end of the Business Day on the Index Anniversary (or the next Business Day if the Index Anniversary is a non-Business Day).
You can transfer Variable Account Value among the Variable Options on any Business Day, except that any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
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In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or before the end of the prior Business Day if the anniversary is a non-Business Day).

•
Variable Options are subject to market risk and assets you allocate to them may lose value, including any Purchase Payments we hold in the AZL Government Money Market before transferring them to your selected Index Options.

AUTOMATIC INVESTMENT PLAN (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We allocate AIP Purchase Payments according to your Purchase Payment default instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if you have an Inherited IRA Contract, an Inherited Roth IRA Contract, or if your Contract is funding a plan that is tax qualified under Section 401 of the Internal Revenue Code.

FREE LOOK/RIGHT TO EXAMINE PERIOD
If you change your mind about owning the Contract, you can cancel it within ten days after receiving it. We return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. If you have an IRA Contract, we refund your Purchase Payments less withdrawals, or Contract Value, if greater. For IRA Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your Purchase Payment default instructions. We do not assess a withdrawal charge or deduct any other Contract fees or charges if you cancel your Contract during the free look period. In the Contract, the free look provision is also called the right to examine.

4.	VARIABLE OPTIONS

The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and principle investment strategies. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
You should read the Variable Options’ prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options’ prospectuses. We send you the current copy of the Variable Options’ prospectus when we issue the Contract. (You can also obtain the current Variable Options’ prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Currently, the Variable Options are not publicly available mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option’s Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options’ investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds’ investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b‑1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options’ advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options’ aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b‑1 fees or service fees to the Trust, and the Trust does not charge 12b‑1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

VARIABLE OPTIONS
Investment Management Company and Adviser/Subadviser	Investment Option Name	Asset Class	Investment Objective	Principal Investment Strategies (Normal market conditions)
ALLIANZ FUND OF FUNDS
Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

BLACKROCK
Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Invests at least 80% in government securities or in repurchase agreements collateralized by government securities. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
TRANSFERS BETWEEN VARIABLE OPTIONS
You can transfer Variable Account Value among the Variable Options on any Business Day. Transfers may be subject to a transfer fee as stated in section 6, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your Purchase Payment default instructions.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
ELECTRONIC TRANSFER AND ALLOCATION INSTRUCTIONS
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
EXCESSIVE TRADING AND MARKET TIMING
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
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Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the Variable Options as follows:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
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Require a minimum time period between each transfer into or out of the same Variable Option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.
This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
VOTING PRIVILEGES
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows.
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You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.

5.	VALUING YOUR CONTRACT

Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• you add assets to a Variable Option by Purchase Payment or Contract Value transfer • there is positive Variable Option performance	• you take assets out of a Variable Option by withdrawal or Contract Value transfer • there is negative Variable Option performance • we deduct Contract expenses
Contract expenses we deduct from the Variable Options include the product fee, contract maintenance charge, withdrawal charge and transfer fee as described in section 6, Expenses.
The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings you allocate to the Variable Options. These losses can be significant.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer • you receive a positive Performance Credit or Daily Adjustment	• you take assets out of an Index Option by withdrawal or Contract Value transfer • you receive a negative Performance Credit or Daily Adjustment • we deduct Contract expenses.
Contract expenses we deduct from the Index Options include the product fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses.
We apply transfers and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Credits to the Index Options on the Index Anniversaries. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. The Daily Adjustment applies to the Index Options on any Business Day other than the Index Effective Date or an Index Anniversary.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Performance Credits are subject to the Cap and Buffer. Positive Performance Credits are not guaranteed and Performance Credits can be zero under all the Index Options. Performance Credits can be negative after application of the Buffer. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.
DETERMINING VARIABLE ACCOUNT VALUE
The Separate Account holds the assets you allocate to the Variable Options, including Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of a single Variable Option.
We convert amounts you allocate to a Variable Option into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the Variable Option’s price. A Variable Option’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. A Variable Option’s price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.
On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to a subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•	increase when you add assets to a Variable Option by Purchase Payment or Contract Value transfer, and
•	decrease when assets are removed from a Variable Option by transfer, withdrawal or deduction of Contract expenses.
We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the Variable Option’s percentage change in price since the prior Business Day. The percentage change in price includes the Variable Option’s market performance.
Example
•	We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of your selected Variable Option.
•	We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for your selected Variable Option.
DETERMINING INDEX OPTION VALUES
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies on Business Days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the Index Effective Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to either:
•	the amount of your initial Purchase Payment you allocated to that Index Option if this day is also the Issue Date, or
•	the amount of Variable Account Value you allocated to that Index Option if this day occurs after the Issue Date.
At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•	the Daily Adjustment if this is not an Index Anniversary, or
•	a Performance Credit if this is an Index Anniversary.
We calculate Performance Credits as described under “Calculating Performance Credits” next in this section and apply them as follows:
•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Lastly we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals and the deduction of any Contract expenses.
•
Additional Purchase Payments received on an Index Anniversary and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals you request and Contract expenses we deduct reduce these values by the dollar amount withdrawn from the Index Option.
-
We deduct partial withdrawals and Contract expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

-	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
•
Partial withdrawals and Contract expenses we deduct from the Index Options during the Index Year do not receive a Performance Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for a Performance Credit on the next Index Anniversary.

•
You cannot specify from which Allocation Option we deduct Contract expenses; we deduct Contract expenses from each Allocation Option proportionately based on the percentage of Contract Value in each Allocation Option. However, you can specify from which Allocation Option we deduct a partial withdrawal. There is no consistent financial advantage to deducting a partial withdrawal from any specific Allocation Option.

CALCULATING PERFORMANCE CREDITS
Performance Credits are based on Index Values and Index Returns. We measure Index Values on the Index Effective Date and subsequent Index Anniversaries using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Index Anniversary is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate adjustment. Because we calculate Index Returns only on Index Anniversaries, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during an Index Year.
Crediting Method	If Index Value is less than it was on the prior Index Anniversary* (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the prior Index Anniversary* (i.e., Index Return is zero or positive):
Index Performance Strategy
Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer is 10%. If the Index Return is…
• -8%, the Performance Credit is zero.
• -12%, the Performance Credit is -2%.

Performance Credit is equal to the Index Return subject to the Cap set on the prior Index Anniversary*
Assume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Index Protection NY Strategy
Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer is 30%. If the Index Return is…
• -12%, the Performance Credit is zero.
• -32%, the Performance Credit is -2%.

Performance Credit is equal to the Index Return subject to the Cap set on the prior Index Anniversary*
Assume the Cap is 5%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 4%, the Performance Credit is 4%.
• 12%, the Performance Credit is 5%.

* Or the Index Effective Date if this is the first Index Anniversary.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

DAILY ADJUSTMENT
We designed the Daily Adjustment to provide an Index Option Value during the Index Year on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. It is discussed in the Summary - What is the Daily Adjustment?; and in Risk Factors – Risk of Negative Returns. The Daily Adjustment formula is described in Appendix B and in Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at www.allianzlife.com/newyork.
PERFORMANCE LOCKS
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. For requests submitted in writing, we don't consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each of these Index Options each Index Year. Setting a target close to the current Daily Adjustment may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Targets automatically expire on the last Business Day before each Index Anniversary. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Values determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Daily Adjustment determined at the close of business on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the close of business on the Lock Date once the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the close of business on the Lock Date.
For example, assume the Cap for the Index Performance Strategy with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Daily Adjustment determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Daily Adjustment determined at the close of business. If Wednesday is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Daily Adjustment on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Daily Adjustment of 9.63%.
A Performance Lock can be executed once each Index Year for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, a locked Index Option Value can decrease if you take a partial withdrawal or when we deduct Contract expenses. On the next Index Anniversary, all locked Index Options will be unlocked, all targets will expire, and Daily Adjustments will again apply for the new Index Year.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase before the end of the Index Year, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer than you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

OPTIONAL REALLOCATION PROGRAM
Index Option performance may cause the percentage of total Index Option Value in each Index Option to change. Reallocating can help you maintain your selected Index Option allocation percentages. You can direct us to automatically reallocate your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Index Anniversary.

6.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.
PRODUCT FEE
The product fee compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current charges are less than future Contract administration costs as well as the cost of providing certain features under the Contract. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
Annual Contract Fees
(as a percentage of the Charge Base)
Product Fee(1)	1.25%
(1)
Upon the death of the Owner, we continue to assess this product fee under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 9, Death Benefit.

The product fee is an annualized rate that we calculate and accrue on a daily basis as a percentage of the Charge Base during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment. • We begin calculating and accruing the daily product fee on the day after the Issue Date.
• First we calculate and accrue the daily product fee using the Charge Base. If this is a non-Business Day we use the Charge Base from the end of the prior Business Day.
• Then if this is a Business Day we increase/decrease the Charge Base as follows.
- If we receive an additional Purchase Payment, we increase the Charge Base by the amount we receive.
- If you take a partial withdrawal (including a Penalty-Free Withdrawal), or we withdraw Contract fees and expenses, we decrease the Charge Base by the percentage of Contract Value withdrawn.
Example: Contract Value is $125,000; Charge Base is $127,000; a $10,000 partial withdrawal (including any withdrawal charge) would decrease the Charge Base by $10,160. [($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base will increase/decrease the daily product fee we calculate and accrue on the next day.

• First we process all daily transactions and determine your Contract Value. Daily transactions include any gains/losses due to Variable Option performance or application of any Daily Adjustment (or Credit if this is also an Index Anniversary), any additional Purchase Payment, and deductions for withdrawals and Contract fees and expenses, including deduction of the accrued daily product fee for the prior quarter.
- We deduct the accrued product fee for the prior quarter on a dollar for dollar basis from the Contract Value, and proportionately from each Allocation Option.
• Then we set the Charge Base equal to this Contract Value and we calculate and accrue the next quarter’s daily product fee using the newly set Charge Base.
* Or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day.

Examples of how we calculate the product fee is included in Appendix E.

We do not treat the deduction of the accrued product fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit (see section 9).

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Deduction of the final product fee
•	If you take a full withdrawal of the total Contract Value, we deduct the final accrued product fee before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final accrued product fee before calculating Annuity Payments.
•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.

If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued product fee, we deduct your total remaining Contract Value to cover the accrued product fee and reduce your Contract Value to zero. If the deduction of the accrued product fee reduces your Contract Value to zero and the Tradition Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.

CONTRACT MAINTENANCE CHARGE
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•
During the Accumulation Phase, if the total Contract Value for all Allianz Index Advantage New York Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage New York Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage New York Contracts by using the Owner’s social security number, and for non-individually owned Index Advantage New York Contracts we use the Annuitant’s social security number.

•	During the Annuity Phase.
•	When paying death benefits under death benefit payment options A, B, or C.
We deduct the contract maintenance charge:
•	on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•	we deduct it proportionately from each Allocation Option.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
WITHDRAWAL CHARGE
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (including any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on Penalty-Free Withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.
You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.

1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.
		1. Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 7, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge, it reduces the Withdrawal Charge Basis, and is withdrawn from Purchase Payments on a FIFO basis.

2. Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge. We also deduct this $10,000 from the first Purchase Payment.

3. Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.

3. Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 6.5% withdrawal charge, and you receive $18,700. We determine this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
$20,000 x 0.935 = $18,700.
Next we withdraw from the second Purchase Payment.
So far, you received $28,700 ($10,000 under the free withdrawal privilege and $18,700 from the first Purchase Payment), so we withdraw $23,300 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
$23,300 ÷ 0.92 = $25,326.

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
4. Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Upon a full withdrawal, we first deduct any applicable product fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life of New York or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life of New York to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.
•
We do not reduce the Withdrawal Charge Basis for deduction of Contract expenses other than the withdrawal charge. This means that upon a full withdrawal, if your Contract Value is less than your remaining Purchase Payments that are still subject to a withdrawal charge we will assess a withdrawal charge on more than the amount withdrawn. This can occur because your Contract Value was reduced for:

-	deductions of Contract expenses other than the withdrawal charge, and/or
-	poor performance.

This also means that upon a full withdrawal you may not receive any money.
•
Withdrawals may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59½, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).

•	For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

TRANSFER FEE
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 9, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
PREMIUM TAX
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity. New York does not currently assess a premium tax.
INCOME TAX
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

VARIABLE OPTION EXPENSES
The Variable Options’ assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options’ prospectuses. These expenses reduce the Variable Options’ performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

7.	ACCESS TO YOUR MONEY

Your Contract Value is available under the following circumstances:
•	by taking a withdrawal;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions.
When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final product fee and final contract maintenance charge,
•	less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of these charges.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
•
Withdrawals may be subject to a withdrawal charge, ordinary income taxes, and a 10% additional federal tax if you are under age 59½, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).

•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

FREE WITHDRAWAL PRIVILEGE
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Purchase Payment withdrawals that are outside the six year withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.
The free withdrawal privilege is not available upon a full withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM
The systematic withdrawal program can provide automatic withdrawal payments to you. However, if your Contract Value is less than $25,000, we only make annual payments. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
Inherited IRA Contracts. We generally require you to participate in the minimum distribution program when you purchase this Contract. If you (the Owner) were the spouse of the deceased owner of a previous tax-qualified investment and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments, then you can wait to begin receiving RMD payments until the year that your deceased spouse would have reached age 70½. Alternately, if your deceased spouse had already reached the date at which he/she was required to begin receiving RMD payments, you can begin RMD payments based on your single life expectancy in the year following your deceased spouse’s death, or (if longer) your deceased spouse’s life expectancy in the year of his/her death reduced by one. You must begin to receive these RMD payments by December 31 of the year following the year of your deceased spouse’s death.
•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

SUSPENSION OF PAYMENTS OR TRANSFERS
We may be required to suspend or postpone transfers or payments for withdrawals for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

8.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, final contract maintenance charge, and any applicable withdrawal charge). If you surrender your Contract on any day other than an Index Anniversary and you have Contract Value in the Index Options, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and charges.
Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
CALCULATING YOUR ANNUITY PAYMENTS
We base Annuity Payments upon the following:
•	The Contract Value on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract’s interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not an Index Anniversary and you selected an Index Option, Contract Value includes the Daily Adjustment. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3.
ANNUITY PAYMENT OPTIONS
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.
After the Annuitant’s death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

WHEN ANNUITY PAYMENTS BEGIN
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the first day of the calendar month following the Annuitant’s 90th birthday and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least 13 months after the Issue Date.
If on the Annuity Date (which may occur as early as age 90 or as late as age 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

9.	DEATH BENEFIT

“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share.
Each Beneficiary’s portion of the death benefit remains in the Allocation Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund on the date of death, it remains there until the earlier of the next Index Anniversary, or the date we receive a Valid Claim. If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value to the Allocation Options based on the allocation instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
The Contract provides the Traditional Death Benefit based on the greater of:
•	Contract Value, or
•
total Purchase Payments adjusted for withdrawals. Withdrawals reduce total Purchase Payments by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include all withdrawals (even Penalty-Free Withdrawals) and any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.

If the date we are determining the death benefit is not an Index Anniversary, Contract Value includes the Daily Adjustment.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as described in the discussion of Beneficiaries in section 3, Ownership, Annuitants, Determining Life, Beneficiaries and Payees, we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•
If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value if the Traditional Death Benefit is still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals if greater, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Allocation Options according to your Purchase Payment default instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

The Traditional Death Benefit ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.

•	The Business Day the Contract ends.
We base the Traditional Death Benefit on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT
The Appendix to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE
•
For Contracts without the Index Protection NY Strategy: If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If no death benefit payment option is selected, we default payment to Option B.

•	For Contract with the Index Protection NY Strategy: Each Beneficiary must select one of the death benefit payment options listed below.
If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms. For Contracts issued or delivered in New York, if Option A is selected and we do not pay the claim within seven days, we pay interest on the death benefit amount beginning on the eighth calendar day at the greater of the current settlement rate which we declare annually, or 3%. You can contact our Service Center at the address or phone number listed at the back of this prospectus for information on the current settlement rate.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals, if greater and available, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Allocation Options according to Purchase Payment default instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value, determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

DEATH BENEFIT PAYMENT OPTIONS
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2 or 5. With our written consent, other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee. Distribution must begin within one year of the date of the Owner’s death.
Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Internal Revenue Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.
Other rules may apply to Qualified Contracts.

10.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
QUALIFIED AND NON-QUALIFIED CONTRACTS
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve month period from all of the IRAs you currently own. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax‑qualified arrangement will also be listed in the titling of the Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

TAXATION OF ANNUITY CONTRACTS
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.
•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•
If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.

TAX-FREE SECTION 1035 EXCHANGES
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Internal Revenue Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

11.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT
We established Allianz Life of NY Variable Account C (the Separate Account, formerly Preferred Life Variable Account C), as a separate account under New York insurance law on February 26, 1988. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the Variable Options shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life of New York.
OUR GENERAL ACCOUNT
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts. Contract Value that you apply to Annuity Payments becomes part of our general account.
OUR UNREGISTERED SEPARATE ACCOUNT
We allocate all assets backing the Index Options to an unregistered, non-unitized, non-insulated separate account (Separate Account IANY), which we established under New York Insurance Law solely for the purpose of supporting our obligations to pay Performance Credits associated with the Index Options. Separate Account IANY has two subaccounts: Subaccount IABV (which is a book value subaccount) and Subaccount IAMV (which is a market value subaccount).
Initially, a substantial majority of the aggregate assets backing the Index Options are allocated to Subaccount IABV. We hold all other assets that you allocate to the Index Options that are not invested in Subaccount IABV in Subaccount IAMV. Subsequently, there may be significant transfer of assets between Subaccount IABV and Subaccount IAMV in response to Index performance during the then-current Index Year. We typically transfer assets between the subaccounts if there is a 10% incremental change in year-to-date Index performance. For the Index Performance Strategy this starts at a -10% decrease in the market; for the Index Protection NY Strategy, this starts at a -30% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment.
We invest the assets in Subaccount IAMV in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANY are subject to our general business operation liabilities and the claims of our creditors.
An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANY. In addition, neither the Owner nor the Index Options participate in any way in the performance of assets held in Separate Account IANY.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

DISTRIBUTION
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including:
•	overhead,
•	legal fees,
•	accounting fees,
•	Financial Professional training,
•	compensation for the ALFS management team, and
•	other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and expenses imposed under the Contract.
Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
The Variable Options may assess a Rule 12b‑1 fee. These fees are paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
ADDITIONAL CREDITS FOR CERTAIN GROUPS
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
ADMINISTRATION/ALLIANZ SERVICE CENTER
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life Insurance Company of North America (as service provider for the Contracts) also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total) and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

LEGAL PROCEEDINGS
Like other life insurance companies, we from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Allianz Life of New York hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

12.	INFORMATION ON ALLIANZ LIFE OF NEW YORK

Allianz Life of New York is a stock life insurance company organized under the laws of the State of New York on September 21, 1982. Our address is 28 Liberty Street, 38th Floor, New York, NY 10005-1422. Before January 1, 2003, Allianz Life of New York was known as Preferred Life Insurance Company of New York. We are a subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is also a stock life insurance company. Allianz Life is a subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer variable annuities and registered index-linked annuities and are licensed to do direct business in six states, including New York and the District of Columbia.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
The Board currently consists of nine members, including our Chair and Chief Executive Officer, our President, our Chief Financial Officer and Treasurer, our Vice President, Appointed Actuary, three independent members, and two non-independent members. Age and positions are provided as of December 31, 2018, except as otherwise noted.
The Board holds regular semi-annual meetings, generally in April and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Evaluation, Conflict of Interest, and Finance Committees, each of which is described in further detail below. All but one of the directors attended 100% of the Board and committee meetings to which he or she was assigned during 2018. One director was absent from one Board meeting and one committee to which he was assigned in 2018. In 2018, the Board acted one time by unanimous written action.
The current members of our Board are as follows:
Walter R. White
Chair, Director, and Chief Executive Officer
Walter R. White, age 62, joined Allianz Life in 2009, and currently serves as the Chair and Chief Executive Officer of Allianz Life of New York since January 1, 2012. Mr. White also serves as the President and Chief Executive Officer of Allianz Life and as a member of its Board of Directors since January 1, 2012. Mr. White also serves as the President of AZOA Services Corporation, and the Chair of its Shared Plans Management Committee. He also serves as a Governor of Allianz Individual Insurance Group, LLC, Allianz Investment Management LLC, and TruChoice Financial Group, LLC, respectively. In addition, Mr. White serves as a Director of AZOA Services Corporation, Questar Capital Corporation, and Questar Agency, Inc., respectively. Mr. White is responsible for leading and overseeing Allianz Life and Allianz Life of New York and providing strategic management and direction. Mr. White served as Chair, Chief Executive Officer and President of Allianz Life and Annuity Company from 2012 to 2017, and as a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life of New York and the former President of Woodbury Financial.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Lorraine Lods
Director
Lorraine Lods, age 50, joined Allianz Life of New York’s Board of Directors on October 1, 2018. Ms. Lods has over 25 years of insurance and financial service experience. Ms. Lods currently serves as Regional Vice President of Retirement Consultant for Allianz Life Financial Services, LLC covering the New York City-Long Island Territory since 2009. Ms. Lods brings to the Board extensive experience in the insurance industry as well as extensive experience in wholesaling.
Ronald M. Clark
Director
Ronald M. Clark, age 71, joined Allianz Life of New York’s Board of Directors on March 31, 2013, and is a member of its Audit and Evaluation and Finance Committees. Mr. Clark also serves on the Board of Directors of Allianz Life, is the Chair of its Nomination, Evaluation and Compensation Committee, and is a member of the Audit and Executive Committees. He also serves as a Director and Audit Committee member of Allianz Reinsurance America, Inc. Mr. Clark also serves as a Director of Manitex International, Inc., as the Chair of its Compensation Committee, and as a member of its Audit Committee. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, the Chief Operating Officer of Allianz of America, Inc. (“AZOA”) from 1990 to 2001, the Chief Investment Officer of AZOA from 2002 to 2011, and as a Director of Fireman’s Fund Insurance Company from 2014 to 2015.
Mr. Clark brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience with investment matters.
Kevin E. Walker
Director
Kevin E. Walker, age 56, joined Allianz Life of New York’s Board of Directors on October 1, 2018. Mr. Walker also serves on Allianz Life’s Board of Directors as of May 23, 2017, and is a member of its Audit Committee and its Nomination, Evaluation and Compensation Committee. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of San Francisco Reinsurance Company from 2015 to 2016. Prior to that, he was the Senior Vice President and Chief Financial Officer of Fireman’s Fund Insurance Company from 2011 to 2015, and the Senior Vice President of Group Planning and Controlling of Allianz SE from 2006 to 2010. He also served as the Senior Vice President and Chief Financial Officer, Retirement and Protection Division of Genworth Financial from 2010 to 2011.Mr. Walker also was employed by Allianz Life from 1995 to 2006 as the Vice President, Treasurer and Senior Investment Officer, following which he then served as the Senior Vice President and Senior Financial Officer for all product lines. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.
Martha Clark Goss
Director
Martha Clark Goss, age 69, joined Allianz Life of New York’s Board of Directors on October 15, 2005. Ms. Goss has more than 35 years of executive experience, primarily in finance and investments and risk management. Since 1992 she has served on a number of public and private company boards, has provided independent consulting services to various companies and serves as an instructor for executive leadership training for Deloitte LLP. Ms. Goss currently serves as a director of American Water Works Company, Inc., Neuberger Berman Mutual Funds and Berger Group Holdings, Inc. Ms. Goss brings to the Board extensive experience in the financial services industry as well as expertise on corporate governance and risk management matters. The Board also benefits from her perspective as a current and former director of other companies.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Gary A. Smith
Director
Gary A. Smith, age 59, joined Allianz Life of New York’s Board of Directors on May 10, 2005. Mr. Smith is Co-Founder and Senior Partner of Ivy Planning Group (Ivy), a 29-year-old management consulting and training company specializing in strategy, diversity, leadership and change management. Mr. Smith has over 29 years of experience in strategy, technology, management consulting and executive coaching to large private sector companies and government organizations. He has successfully developed and implemented strategies, led teams, and served the needs of a wide spectrum of clients, sharing best practices in management consulting in multiple venues. Mr. Smith brings to the Board extensive experience in management consulting and diversity initiatives.
William E. Gaumond
Director, Chief Financial Officer and Treasurer
William E. Gaumond, age 45, serves as a member of the Board of Directors, and the Chief Financial Officer and Treasurer of Allianz Life of New York since January 1, 2016. Mr. Gaumond joined Allianz Life in 2004 and currently serves as the Senior Vice President, Chief Financial Officer and Treasurer, and as a member of the Board of Directors of Allianz Life. Mr. Gaumond also serves as the Chief Financial Officer of Allianz Foundation for North America, and as a Governor of TruChoice Financial Group, LLC and Allianz Life Financial Services, LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc., and PFP Holdings, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Asset Management, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, and Allianz Technology of America, Inc., respectively. He is also a Director and the Senior Vice President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of Allianz Finance Corporation. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas. Prior to his current roles, Mr. Gaumond spent 12 years in a number of finance and investment-related positions at Allianz Life and its affiliates in various executive capacities, including as the Senior Vice President, Asset Liability and Investment Risk Management of Allianz Life and as the Vice President, Head of Asset Liability and Investment Risk Management of Allianz Life of New York from 2013 to 2015, respectively.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Steven J. Thiel
Director and Vice President, Appointed Actuary
Steven J. Thiel, age 48, joined Allianz Life of New York’s Board of Directors on November 13, 2012 and is also a member of its Finance Committee. He also serves as the Vice President, Appointed Actuary of Allianz Life of New York. Mr. Thiel also serves as the Vice President, Actuarial Reporting and Analysis of Allianz Life. He is also a Director, and the President and Chief Executive Officer of Allianz Annuity Company of Missouri and Allianz Life Insurance Company of Missouri, respectively. Mr. Thiel joined Allianz Life in 2008. Mr. Thiel also served as the Appointed Actuary of Allianz Life and Annuity Company from 2012 to 2017. Mr. Thiel leads a team responsible for accurate and timely reporting of the actuarial balances for Allianz Life and Allianz Life of New York. He is accountable for analyzing aspects of the Company’s financial performance and delivering key projects that drive financial strength and stability.
Mr. Thiel brings to the Board extensive experience in actuarial and financial performance matters.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Eric J. Thomes
Director and President
Eric J. Thomes, age 46, joined Allianz Life of New York on April 1, 2019, and currently serves as the President and as a Director. He also serves as the Senior Vice President, Chief Distribution Officer of Allianz Life. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. He also serves as the Chair and as a Director of Yorktown Financial Companies, Inc., Questar Agency, Inc., Questar Asset Management, Inc., and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. He also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018.
Mr. Thomes brings to the Board extensive financial services and insurance industry experience.
EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White, Gaumond, Thiel and Thomes) are as follows:
Gretchen Cepek
Chief Legal Officer and Secretary
Gretchen Cepek, age 50, joined Allianz Life of New York on February 17, 2012 and currently serves as the Chief Legal Officer and Secretary. In this role, Ms. Cepek is responsible for the legal and compliance departments as well as government relations and the special investigations unit. She also serves as the Senior Vice President, General Counsel and Secretary of Allianz Life and the General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017, and the Vice President of Legal Business Operations, Distribution and Product Development of Allianz Life from 2009 to 2012. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Catherine A. Mahone
Chief Administrative Officer
Catherine Mahone, age 54, joined Allianz Life of New York on April 9, 2013 and currently serves as the Chief Administrative Officer. Ms. Mahone also serves as the Senior Vice President, Chief Administrative Officer of Allianz Life, and a Governor of Allianz Life Financial Services, LLC. Ms. Mahone is responsible for enterprise operations, information technology, and other strategic corporate initiatives. Previously, Ms. Mahone served as the Senior Vice President, Enterprise Operations of Allianz Life from 2008 to 2012, and a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Neil H. McKay
Chief Actuary
Neil H. McKay, age 57, joined Allianz Life of New York in 1999 and currently serves as the Chief Actuary of Allianz Life of New York since April 8, 2014. Mr. McKay also serves as the Senior Vice President, Chief Actuary of Allianz Life. Previously, Mr. McKay also served as a Director and the Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life of New York and Allianz Life, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Todd M. Hedtke
Chief Investment Officer
Todd M. Hedtke, age 46, joined Allianz Life of New York in 2011 and currently serves as the Chief Investment Officer since August 21, 2015. He also currently serves as the Senior Vice President, Chief Investment Officer of Allianz Life, Chief Executive Officer of Allianz Investment Management LLC, and the Chief Investment Officer of Allianz Annuity Company of Missouri and Allianz Life Insurance Company of Missouri, respectively. Mr. Hedtke is the President of Allianz Finance Corporation, and the Vice President and Treasurer of Allianz Fund Investments Inc., AZL PF Investments Inc., and Dresdner Kleinwort Pfandbriefe Investments II Inc., respectively. Mr. Hedtke is also a Director of Allianz Fund Investments Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc., and Allianz Finance Corporation, respectively. He also serves as a Governor of Allianz Investment Management LLC, and as the Chair of the Benefit Plans Investment Committee for AZOA Services Corporation. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Prior to his current role, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliates, including his prior role as the Vice President, Investment Management of Allianz Life from 2010 to 2015, the Vice President of Investments of Allianz Life of New York from 2012 to 2015, the Treasurer of Allianz Fund Investments, Inc. in 2015, and a Director and the Chief Investment Officer of Allianz Life and Annuity Company from 2015 to 2017.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Messrs. White (Chair), Gaumond and Walker (who replaced Mr. Herbert as of April 10, 2019). The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life of New York’s By-Laws. The Executive Committee did not meet in 2018.
The Audit and Evaluation Committee of the Board is currently composed of Ms. Goss (Chair), who replaced Mr. Smith as a member as of August 8, 2018 and replaced Mr. Herbert as the Chair as of April 10, 2019, and Messrs. Clark and Walker (who replaced Mr. Herbert as a member as of April 10, 2019). The Audit and Evaluation Committee is responsible for recommending the selection of independent certified public accountants, reviewing Allianz Life of New York’s financial condition and the scope and results of the independent audit and any internal audit, nominating candidates for director, evaluating the performance of principal officers deemed by the Audit and Evaluation Committee to be principal officers of Allianz Life of New York and recommending to the Board of Directors the selection and compensation of such principal officers and any plan to issue options to its officers and employees for the purchase of shares of stock. The Audit and Evaluation Committee met two times in 2018 and acted two times by written action.
The Conflict of Interest Committee of the Board is currently composed of Mr. White (Chair), Ms. Cepek, and Ms. Goss (who replaced Mr. Herbert as a member as of April 10, 2019). The Conflict of Interest Committee assists Allianz Life of New York in addressing ethics and conflict of interest matters. The Conflict of Interest Committee met two times in 2018.
The Finance Committee of the Board is currently composed of Messrs. Gaumond (Chair), Clark and Thiel. The Finance Committee is responsible for exercising all the powers of the Board of Directors with respect to the investments of the funds of Allianz Life of New York. The Finance Committee met two times in 2018 and acted four times by written action.
Independence of Certain Directors
Allianz Life of New York is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards set out in New York Insurance laws and the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of Allianz Life of New York’s Board of Directors, as well as the members that served on Allianz Life of New York’s Audit and Evaluation Committee during 2018, the Board of Directors has determined that Ms. Goss and Messrs. Clark, Herbert, and Walker are “independent” under those standards, and (2) Mr. Smith was “independent” under those standards through his replacement by Ms. Goss on the Audit and Evaluation Committee as of August 8, 2018.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, President, Chief Financial Officer and Controller, are subject to Allianz Life of New York’s Code of Ethics.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” Allianz Life of New York is a subsidiary of Allianz Life. Each of our NEOs is employed by both Allianz Life of New York and Allianz Life. Our NEOs are compensated directly by Allianz Life. Allianz Life charges Allianz Life of New York an allocated percentage of each of our NEO’s compensation. The allocated percentage of compensation charged to Allianz Life of New York for our NEO’s during the year ended December 31, 2018 is set forth below and hereafter referred to as the “Allocation Percentages.” For 2018, our NEOs were:
Name	Title	Allocation Percentages
Walter R. White	Chair and Chief Executive Officer	4.00%
William E. Gaumond	Chief Financial Officer and Treasurer	2.50%
Thomas P. Burns*	President	8.00%
Neil H. McKay	Chief Actuary	8.00%
*
Mr. Burns resigned his position as Director on September 30, 2018, and was replaced October 1, 2018, by Ms. Lods. Mr. Burns resigned his position as President on March 31, 2019, and was replaced April 1, 2019, by Mr. Thomes.

The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Our NEOs are also officers of Allianz Life, our parent company, and are not paid additional compensation for serving as executive officers of Allianz Life of New York. Instead, our NEOs are paid directly by Allianz Life with a certain portion of their Allianz Life compensation allocated to Allianz Life of New York, which allocation is reviewed and approved by our Audit and Evaluation Committee with respect to those NEO’s that are also the NY Principal Officers. The “NY Principal Officers” are the Chief Executive Officer, President, Chief Legal Officer and Secretary, Chief Administrative Officer and Chief Financial Officer and Treasurer. Therefore, our parent company, Allianz Life, establishes our NEOs’ compensation programs with our Audit and Evaluation Committee reviewing and approving the compensation allocations to Allianz Life of New York with respect to our NY Principal Officers. Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life and Allianz Life of New York. Allianz Life’s compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•
providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;

•
setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

•
establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and

•	structuring compensation packages and outcomes to foster internal pay equity.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.
Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	▪ Link compensation to annual performance results. ▪ Attract and motivate high-caliber leadership. ▪ Align the interests of NEOs and our stockholder.
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the Allianz Life Long-Term Performance Unit Plan (“ALTPUP”).
Allianz Life’s Chief Executive Officer, Walter R. White, is eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.
▪ Link compensation to annual and multi-year performance results. ▪ Motivate and retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of senior executive officers.	▪ Retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees generally for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.
Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, which directly compensates the executives of Allianz Life of New York, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the Nomination, Evaluation and Compensation Committee of the Allianz Life Board of Directors (the “NEC Committee”), and final approval by Allianz Life’s Board. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decision are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal officers” include the Chief Executive Officer, Chief Financial Officer and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•
In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership.

•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•
Review and approve any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.

•
Review and approve any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of Allianz Life. This does not include special termination agreements, separation or settlement agreements negotiated in connection with and at the time of termination of an executive’s employment.

•
Oversee Allianz Life’s compliance with regulations with respect to compensation matters and ensure adherence to the set principles and standards of the Allianz Group Rewards Framework and German regulations.

The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers”, to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Allianz Life of New York’s Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO’s total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for, information from the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, they regard it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which it believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining his base salary for 2018 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2018 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of “principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2018 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life's Board for final approval.
Long-Term Incentives
The purpose of the ALTPUP is to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company's long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company's annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of their company.
The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors), reviewed the performance of our NEOs following the end of our 2018 fiscal year relative to the ALTPUP.
Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee (or, in the case of those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board) based on a number of factors related to the performance of Allianz Life and Allianz Life of New York, and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2018.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount. Target award amounts generally focus on performance of Allianz Life and Allianz Life of New York, including the growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee and with respect to the “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee for final approval by Allianz Life’s Board.
AEI
The AEI is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan (“ASPP”) or (b) offered by Allianz Life to selected senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). See the discussion regarding material terms of grants under the AEI under Performance – Based Incentive Compensation Plans, below.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $20,625 annually. In addition Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2018 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included in this section.
Severance Arrangements
Allianz Life has entered into an Executive Severance Agreement with our Chair and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.
Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Walter R. White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, including Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2018 to our principal executive officer, our principal financial officer and each of the two highest paid NEOs who are involved in the management and operations of Allianz Life of New York, that was charged to Allianz Life of New York, based on the Allocation Percentage assigned to each NEO. The executive compensation information in this prospectus is shown for a one-year period, in accordance with Regulation S-K Item 402, Instruction 1 to Item 402(c) and Item 402(a)(3).
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2)	(h)	(i)(4)	(j)
Walter R. White Chair and Chief Executive Officer
	2018	$34,604	N/A	$36,853	N/A	$73,707	N/A	$ 875	$146,039

William E. Gaumond Chief Financial Officer and Treasurer
	2018	$11,103	N/A	$ 6,762	N/A	$13,424	N/A	$ 535	$ 31,823

Thomas P. Burns President
	2018	$47,600	N/A	$28,274	N/A	$37,794	N/A	$2,906	$116,575

Neil H. McKay Chief Actuary
	2018	$40,000	N/A	$24,360	N/A	$48,360	N/A	$1,713	$114,433

(1)
Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2019 for the 2018 performance year have a March 2023 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

(2)	Includes the following payments and grants made pursuant to the AIP and the ALTPUP.
Name	Year	Payments made pursuant to the AIP	Grants made pursuant to the ALTPUP(3)
Walter R. White	2018	$36,853	$36,853
William E. Gaumond	2018	$ 6,762	$ 6,662
Thomas P. Burns	2018	$28,274	$ 9,520
Neil H. McKay	2018	$24,360	$24,000
(3)	Walter R. White, as Chief Executive Officer, participates in the global Allianz SE Mid-Term Bonus Program rather than the ALTPUP.
(4)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.
Name	Year	Spousal Travel(5)	Milestone/ Anniversary/ Recognition(6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Cont-ribution(7)	Total
Walter R. White	2018	$6	--	$44	$ 825	--	$ 875
William E. Gaumond	2018	--	--	$19	$ 463	$53	$ 535
Thomas P. Burns	2018	$1,210	--	$46	$1,650	--	$2,906
Neil H. McKay	2018	$ 376	--	$71	$1,650	--	$1,713
(5)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(6)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to long-term success. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
ALTPUP
In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee and with respect to “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee with final approval by the Board. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years. The ALTPUP incentive is in the form of ALTPUP Units, which have a target value of $10. The threshold value is $5 and the maximum value is $20. ALTPUP award periods are three years, with one-third of the ALTPUP Units paying out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the Compensation Committee in its discretion selects an earlier date.
Allianz SE Mid-Term Bonus Plan
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount. Target award amounts generally focus on company performance, including growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and with respect to the “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee for final approval by the Board.
AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue in employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2018, and charged to Allianz Life of New York based on the Allocation Percentage assigned to each NEO.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter R. White	3/1/2019
RSUs (under AEI)					$0	$34,604	$171,290
AIP Award		$0	$34,604	$57,097
Midterm Bonus Plan		$0	$34,604	$57,097
William E. Gaumond	3/1/2019
RSUs (under AEI)					$0	$ 6,662	$ 32,976
AIP Award		$0	$ 6,662	$13,324
ALTPUP Award		$0	$ 6,662	$13,324
Thomas P. Burns	3/1/2019
RSUs (under AEI)					$0	$28,560	$141,372
AIP Award		$0	$28,560	$57,120
ALTPUP Award		$0	$28,560	$57,120
Neil H. McKay	3/1/2019
RSUs (under AEI)					$0	$24,000	$118,800
AIP Award		$0	$24,000	$48,000
ALTPUP Award		$0	$24,000	$48,000
(1)
The target and maximum columns show the target award and maximum award for 2018 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2018 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(2)
The target and maximum columns show the target award and maximum award for 2018 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary. To the extent that awards are made, the minimum amount of an award will equal at least 50% of the target amount as determined by the Compensation Committee (or with respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board). The actual 2018 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(3)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2018” for disclosure regarding the number of RSUs that are unvested as of December 31, 2018.

(4)
The target and maximum columns show the target award and maximum award for 2018 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2018 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Outstanding Equity Awards at December 31, 2018
The following table sets forth the outstanding equity awards at the December 31, 2018 fiscal year-end. The table shows RSUs granted pursuant to the AEI, based on the Allocation Percentage assigned to each NEO.
Name	RSUs
	Number of RSUs That Have Not Vested	Market Value of RSUs That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested
(a)	(g)(1)(2)	(h)(3)	(i)	(j)
Walter R. White			N/A	N/A
	254.560	$51,083
	403.880	$81,047
	326.440	$65,507
	281.200	$56,428
William E. Gaumond			N/A	N/A
	16.975	$ 3,406
	18.025	$ 3,617
	36.300	$ 7,284
	50.975	$10,229
Thomas P. Burns			N/A	N/A
	252.080	$50,585
	297.120	$59,623
	245.840	$49,333
	208.240	$41,788
Neil H. McKay			N/A	N/A
	206.880	$41,515
	282.880	$56,766
	204.000	$40,937
	176.240	$35,366
(1)
Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2018 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.

(2)
For each of the NEOs, the number of RSUs listed on the first line were exercised in 2019, the RSUs listed on the second line will exercise in 2020, the RSUs listed on the third line will exercise in 2021, and the RSUs listed on the fourth line will exercise in 2022.

(3)
Based on an assumed stock price of $200.67 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 28, 2018 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.

Allianz SE Option Exercises and Stock Grants Vested in 2018
The following table summarizes the value received from Allianz SE stock option exercises and stock grants vested during the year ended December 31, 2018, that were charged to Allianz Life of New York based on the Allocation Percentage assigned to each NEO.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter R. White	N/A	N/A	317.080	$71,374
William E. Gaumond	N/A	N/A	38.975	$ 9,142
Thomas P. Burns	N/A	N/A	297.840	$69,861
Neil H. McKay	N/A	N/A	254.400	$59,672
(1)	Represents Allianz SE RSUs that were exercised during 2018 pursuant to the AEI. Amounts realized were paid in cash.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with its Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2020. The severance arrangements for Mr. White as Chair and Chief Executive Officer of Allianz Life of New York are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to a lump sum cash payment upon separation of $69,208 based on the allocated percentage of compensation charged to Allianz Life of New York in the event he is terminated without “cause” as defined in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elects continuation and pays the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.
The following table shows the portion of the lump sum payments that would have been allocated to Allianz Life of New York based on each NEO’s Allocation Percentage and payable to each of our NEOs had they been terminated on December 31, 2018 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White	N/A(1)
William E. Gaumond	$16,655
Thomas P. Burns	$71,400
Neil H. McKay	$60,000
(1)
Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life of New York for the year ended December 31, 2018.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter R. White(2) Chair and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
William E. Gaumond(2) Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Thomas Burns(2, 3) President	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Steven J. Thiel(2) Vice President, Appointed Actuary	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Lorraine Lods(2) Non-Independent Director	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ronald M. Clark Independent Director	$10,000	N/A	N/A	N/A	N/A	N/A	$10,000
Martha Clark Goss(4) Independent Director	$20,000	N/A	N/A	N/A	N/A	N/A	$20,000
Stephen R. Herbert(4) Independent Director	$20,000	N/A	N/A	N/A	N/A	N/A	$20,000
Gary A. Smith(5) Non-Independent Director	$20,000	N/A	N/A	N/A	N/A	N/A	$20,000
Kevin J. Doyle(6) Independent Director	$10,000	N/A	N/A	N/A	N/A	N/A	$10,000
Kevin E. Walker(4,6) Independent Director	$10,000	N/A	N/A	N/A	N/A	N/A	$10,000
1	Represents cash compensation provided to our independent directors for the year ended December 31, 2018.
2
As inside directors, Messrs. White, Gaumond, Burns, Thomes, Lods and Thiel do not receive any compensation for their service as directors. The compensation Messrs. White, Gaumond and Burns receive as executive officers of Allianz Life of New York is disclosed in the Summary Compensation Table as set forth herein.

3
Mr. Burns resigned his position as Director on September 30, 2018, and was replaced October 1, 2018, by Ms. Lods. Mr. Burns resigned his position as President on March 31, 2019, and was replaced April 1, 2019, by Mr. Thomes who also was elected to the Board as of that date.

4
Mr. Herbert resigned his position as Director on April 10, 2019. Mr. Herbert’s Audit and Evaluation Committee Chair and Conflict of Interest Committee positions were replaced with Ms. Goss on April 10, 2019. Mr. Herbert’s Executive Committee and Audit and Evaluation Committee positions were replaced with Mr. Walker on April 10, 2019.

5	Mr. Smith was an independent director from January 1, 2018, to August 8, 2018. Mr. Smith became a non-independent director on August 8, 2018.
6	Mr. Doyle resigned his position as Director on September 30, 2018, and was replaced October 1, 2018, by Mr. Walker.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2019, the directors and executive officers of Allianz Life of New York held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
We are a wholly owned subsidiary of Allianz Life, which is a wholly owned subsidiary of AZOA, which in turn is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
Transactions with affiliates may not be on an arm’s-length basis and may present the potential for conflicts.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

BUSINESS AND OPERATIONAL RISKS RELEVANT TO THE CONTRACT
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.
Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments and apply Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to the most significant factors that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.
Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
•
Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of surrenders and withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.

•
Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. During periods of increasing interest rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.

•
Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.

•
Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.

•
Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.

•
Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

•
Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.

•
Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.

•
Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.

•
Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.

Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in New York by the New York Department of Financial Services (“NYDFS”) in jurisdictions in which we operate. The NYDFS has broad administrative powers with respect to all aspects of the insurance business and, in particular, monitors the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices. Our operations, products and services are subject to varying state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
On April 18, 2018, the SEC published a series of proposed rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendation to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The SEC requested comments on the newly proposed regulations by August 7, 2018. We cannot predict whether any such proposal will be adopted and, if so, what impact it could have on our business, consolidated results of operations and financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

The New York State Department of Financial Services (“DFS”), the regulatory authority for the insurance industry in New York, has adopted revisions to its Insurance Regulation 187, a regulation that imposes suitability requirements on annuity recommendations by producers and insurers subject to New York law. Under the amendments to Regulation 187, recommendations of and related to annuity contracts will be subject to a best interest standard and other additional obligations. Regulation 187 is scheduled to become effective for annuity recommendations on August 1, 2019.
With the implementation of the new provisions of Regulation 187, it may be necessary for us to change compensation to financial professionals, limit the types of assistance or advice provided to annuity owners, or otherwise change the sales support of the annuities upon the effective date. These changes could have an adverse impact on the level and type of services provided and compliance with Regulation 187 could also increase our overall operational costs for providing some of the services currently provided. These changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of DFS-related actions.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.
The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by NYDFS and the National Association of Insurance Commissioners. The NYDFS established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by the NYDFS.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. We may also be named as defendants in individual lawsuits in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.
Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.
Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life of New York and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade in our claims-paying and financial strength ratings may reflect an increased risk that we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
•	reductions in new sales of insurance products, annuities and other investment products;
•	increases in our cost of capital or limitations on our access to sources of capital;
•	harm to our relationships with distributors and sales specialists;
•	material increases in the number or amount of surrenders and withdrawals under our insurance products;
•	pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
•	harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not experienced any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.
Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results.
The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, pandemics, industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.
The failure to maintain and modernize our information systems could adversely affect our business operations and our business results.
Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to a higher number of customer, provider and agent disputes, may increase our litigation and regulatory exposure and may make us incur higher administrative expenses, including remediation costs.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

13.	FINANCIAL STATEMENTS

The financial statements of the subaccounts of Allianz Life of NY Variable Account C as of and for the year or period ended December 31, 2018, included in Part C of the Registration Statement filed with the SEC on Form N-4 have been audited by PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statements of changes in net assets of each of the subaccounts of Allianz Life of NY Variable Account C for the periods indicated therein ended December 31, 2017 and the related financial highlights, as disclosed in the financial statements, included in Part C of the Registration Statement filed with the SEC on Form N-4 have been audited by KPMG LLP (“KPMG”), an independent registered public accounting firm, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of New York as of December 31, 2018, as well as the related statutory statements of operations, capital and surplus and cash flow for the year ended December 31, 2018, included in Appendix F of this prospectus, have been audited by PwC, an independent auditor, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of New York as of December 31, 2017, as well as the related statutory statements of operations, capital and surplus and cash flow for the years ended December 31, 2017 and 2016 included in Appendix F of this prospectus, have been audited by KPMG, an independent auditor, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
AUDITOR UPDATE
European regulations that go into effect in 2021 require Allianz SE, Allianz Life NY’s indirect parent, to change auditors. European regulations that go into effect in 2021 required Allianz SE, Allianz Life NY’s indirect parent, to change auditors. Allianz Life of NY conducted a “request for proposal” process with three major accounting firms for the annual independent audits of Allianz Life of NY and its registered variable account.
On October 24, 2017, Allianz Life of NY’s Board of Directors approved a decision to change independent auditors. On the same day, the Board appointed PwC as Allianz Life of NY’s new independent audit firm to audit Allianz Life of NY’s statutory financial statements and as Allianz Life’s new independent registered public accounting firm to audit the variable account financial statements for the fiscal year 2018.
After the issuance of the audits report for the period ended December 31, 2017, the Allianz Life of NY Board of Directors dismissed KPMG LLP (“KPMG”) as its independent auditors for the statutory financial statements and as its independent registered public accounting firm for the U.S. GAAP variable account financial statements. The reports of KPMG on Allianz Life of NY’s statutory financial statements for 2017 and 2016 contained an opinion stating that in all material respects, the statutory financials were in accordance with statutory accounting practices prescribed or permitted by the New York State Department of Financial Services and were not qualified or modified as to uncertainty, audit scope or statutory accounting principles. The report of KPMG on Allianz Life of NY’s variable account financials for 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
For the 2017 and 2016 fiscal years or any subsequent interim periods through the dates of KPMG’s 2017 reports on Allianz Life of NY’s statutory, and the variable account’s U.S. GAAP financial statements, there were: (i) no disagreements between Allianz Life of NY and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
Allianz Life of NY provided KPMG with a copy of this disclosure, or similar disclosure, before its first filing with the SEC in 2018 and requested that KPMG provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter is filed as Exhibit 99 to Allianz Life of NY’s registration statement numbers 333-217304, 333-213126, and 333-215104 on Form S-1.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Prior to engaging PwC’s engagement, which began in 2019, we did not consult with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Allianz Life of NY’s statutory and variable account financial statements, and PwC did not provide either a written report or oral advice to Allianz Life of NY that was an important factor considered by Allianz Life of NY in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

14.	PRIVACY NOTICE

Allianz Life Insurance Company of New York
Home Office: New York, NY
Administrative Office
5701 Golden Hills Drive
Minneapolis, MN 55416-1297
800.950.5872
https://www.allianzlife.com/new-york
Your privacy is a high priority for Allianz Life Insurance Company of New York (Allianz Life® of NY). This Privacy Notice outlines our principles for collecting, using and protecting information that we maintain about you. This Privacy Notice is also displayed on our website at www.allianzlife.com/new-york.
Information about you that Allianz Life of NY collects
We collect information about you so that we can process the insurance transactions you request and administer or service your policy. We also collect information to inform you of new products and services and to engage in studies or research relating to our business. We limit the information collected to what is needed for our business purposes. We may collect your information from the following sources.
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From you, either directly or through our financial professionals. This may include information provided on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, social security number, address, telephone number and e-mail address.

●	From others, through the process of issuing a policy or handling a claim. This may include information from consumer reporting agencies and medical or accident reports.
●	From your doctor or during a home visit by a health care professional. This may include your health records gathered with your written consent.
●	From your relationship with us. For example, this may include the number of years you have been a customer or the types of products you have purchased.
●	From data brokers that collect publicly available information about you. This includes household information, financial transactions, and social media activity.
Information about you that Allianz Life of NY shares
We do not share information about current or former customers with anyone, except as allowed by law. “Allowed by law” means that we may share the information we collect about you as follows.
●	With people and entities when we have your consent to share your information.
●	With our affiliates and other third parties in order to process your application, or administer or service your policy.
●	With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to decide eligibility for a policy or to process transactions you request.
●	With our financial professionals so that they can service your policy. They may also inform you of other Allianz Life of NY products and services that may be of interest to you.
●	With health care providers in order to process your claim.
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As required or otherwise permitted by law. This may include sharing information with state insurance agencies, law enforcement, and other government officials. We may also share your information to respond to subpoenas, court orders and other legal requests.

●	With research groups to conduct studies on our business to improve the products and services we offer.
●	To inform you of products and services that may be of interest to you. These communications may be made by us, our financial professionals, or through third parties.
●	With our affiliates so they can market their products and services to you. State insurance laws do not allow you to restrict this disclosure.
Allianz Life of NY does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain your “opt in election,” “opt out election” or authorization.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

Allianz Life of NY policies and practices regarding security of your information
We limit access to your information to those employees, affiliates, and service providers who need it for our business purposes. We protect your information using safeguards that comply with applicable federal and state law. This includes measures that are administrative, physical, and technical in nature. We use reasonable measures to secure our websites and protect the information that may be shared over these sites.
Your ability to access and correct your information
You have the right to access and obtain a copy of your information. You may write to us and ask for a record of any disclosure of your medical information made within the last three (3) years. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address above. Provide your full name, address and policy number(s). For your protection, please have your request notarized.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, you may write to us at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so you can contact them directly.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to implementing any changes.
For more information or if you have questions
If you have any questions or concerns about our privacy practices, please call the Corporate Compliance Privacy Office at 800.328.5600, write us at the address above, or contact us via the secured website.
M40018-NY (R-09/2017)

15.	TABLE OF CONTENTS OF THE FORM N-4 SAI

Allianz Life as Custodian…………………………	2	Annuity Purchases by Nonresident Aliens and
Legal Opinions………………………………..…..	2	Foreign Corporations…………………………………….	9
Distributor………………………………………….	2	Income Tax Withholding…………………….………………..	9
Administrative Service Fees…………………….	2	Multiple Contracts…………………………………………….	9
Federal Tax Status…………………………..….…	3	Partial 1035 Exchanges………………………………………	9
Annuity Contracts in General……………….…	3	Assignments, Pledges and Gratuitous Transfers………….	9
Taxation of Annuities in General………………	3	Death Benefits…………………………………………………	10
Qualified Contracts……………………..………	4	Spousal Continuation and the Federal Defense of
Purchasing a Qualified Contract………………	5	Marriage Act (DOMA)……………………………………	10
Distributions-Qualified Contracts………………	6	Federal Estate Taxes…………………………………………	10
Distributions-Non-Qualified Contracts……..…	7	Generation-Skipping Transfer Tax………………………….	10
Required Distributions………………………..…	8	Foreign Tax Credits…………………………………………..	10
Diversification…………………………………….	8	Possible Tax Law Changes………………………………….	10
Owner Control……………………………….….	8	Annuity Payments……………………………………………..	11
Contracts Owned by Non-Individuals…………	8	Annuity Payment Options……………………………………	11
		Appendix – Death of the Owner and/or Annuitant………	12

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

APPENDIX A – AVAILABLE INDEXES

STANDARD & POOR’S 500 INDEX
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indexes LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York (“Allianz Life® of NY”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indexes LLC and/or its affiliates and have been licensed for use by Allianz Life® of NY.
Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indexes LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indexes”). S&P Dow Jones Indexes make no representation or warranty, express or implied, to the owners of the Allianz Life of NY products or any member of the public regarding the advisability of investments generally or in Allianz Life of NY products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indexes’ only relationship to Allianz Life of NY with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indexes and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indexes without regard to Allianz Life of NY or the products. S&P Dow Jones Indexes have no obligation to take the needs of Allianz Life of NY or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indexes are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indexes have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indexes LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indexes to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life of NY, but which may be similar to and competitive with Allianz Life of NY products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indexes LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDEXES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDEXES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDEXES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE OF NY, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDEXES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDEXES AND ALLIANZ LIFE OF NY OTHER THAN THE LICENSORS OF S&P DOW JONES INDEXES.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix A

RUSSELL 2000® INDEX
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.
The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of New York (“Allianz Life® of NY”). Allianz Life of NY products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz Life of NY product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz Life of NY product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz Life of NY or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
NASDAQ-100® INDEX
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of New York (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix A

EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of New York (“Allianz Life® of NY”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz Life of NY products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz Life of NY products.
•	recommend that any person invest in Allianz Life of NY products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz Life of NY products.
•	have any responsibility or liability for the administration, management or marketing of Allianz Life of NY products.
•	consider the needs of Allianz Life of NY products or the owners of Allianz Life of NY products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz Life of NY products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz Life of NY products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•
The results to be obtained by Allianz Life of NY products, the owner of Allianz Life of NY products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;

•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz Life of NY products generally.
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;

•
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz Life of NY products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between Allianz Life of NY and STOXX is solely for their benefit and not for the benefit of the owners of Allianz Life of NY products or any other third parties.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix A

APPENDIX B – DAILY ADJUSTMENT

Generally
We designed the Daily Adjustment to provide an Index Option Value for each Index Option on Business Days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary. The Daily Adjustment takes into account:
(i) any Index gains during the Index Year subject to the Cap or
(ii) either any Index losses greater than the Buffer.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credits that will be available on the next Index Anniversary taking into account any applicable Cap or Buffer. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 - time remaining during the Index Year)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment at the beginning of the Index Year (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year.
The Proxy Value tracks three hypothetical derivative investments (call and put options) that we designed to mimic the market value of your allocation to an Index Performance Strategy or an Index Protection NY Strategy Index Option. We calculate a Proxy Value for each of your selected Index Options.
The Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the Buffer. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the last Index Anniversary.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix B

Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value and (ii) the time remaining during an Index Year. The time remaining during an Index Year is equal to the number of days remaining in the Index Year divided by 365. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197, or visiting our website at www.allianzlife/newyork.com.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix B

APPENDIX C – HISTORICAL BUFFERS AND INITIAL AND RENEWAL CAPS

This information regarding the Buffers and initial and renewal Caps is for historical purposes only; it is not a representation as to future Buffers or Caps. Caps may change frequently, and may vary substantially based on market conditions.
INDEX PROTECTION NY STRATEGY
The Index Protection NY Strategy first became available to newly issued Contracts on August 24, 2015. It is not available to Contracts issued before August 24, 2015, or that have a Contract number starting with GAZ.

Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during August 24, 2015 (the date the Index Protection NY Strategy was first available) through January 1, 2019. During the periods shown below, the Buffer was 30.00% for each Index.
Index Effective Dates: 8/24/2015 - 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	4.00%	5.75%	4.75%	7.00%	3.50%	6.00%	4.75%	6.50%
1st Anniversary Renewal Cap	4.75%	5.50%	5.25%	6.25%	4.50%	5.25%	5.25%	6.25%
2nd Anniversary Renewal Cap	4.00%	5.00%	4.25%	5.75%	4.00%	5.00%	5.75%	7.25%
3rd Anniversary Renewal Cap	5.25%	5.75%	5.25%	6.00%	5.50%	6.50%	8.75%	8.75%
Index Effective Dates: 1/5/2016 - 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	4.75%	6.00%	5.25%	6.75%	4.50%	5.50%	5.25%	6.75%
1st Anniversary Renewal Cap	4.00%	5.00%	4.25%	5.75%	4.00%	5.00%	5.25%	7.25%
2nd Anniversary Renewal Cap	4.50%	6.00%	5.25%	6.50%	5.00%	6.50%	7.00%	9.25%
Index Effective Dates: 1/3/2017 - 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	4.25%	5.75%	5.00%	6.50%	4.25%	5.50%	5.25%	7.00%
1st Anniversary Renewal Cap	4.50%	6.25%	5.25%	6.50%	5.00%	6.75%	7.00%	10.00%
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lpowest	Highest	Lowest	Highest
Initial Cap	4.75%	7.50%	5.50%	7.75%	5.00%	8.00%	7.00%	15.75%

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix C

INDEX PERFORMANCE STRATEGY

The Index Performance Strategy with the EURO STOXX 50® first became available to newly issued Contracts on August 24, 2015. It is not available issued before August 24, 2015, or that have a Contract number starting with GAZ.

Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during July 1, 2014 (the date the Contracts were first issued), through January 1, 2019. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 7/1/2014 - 1/5/2015
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	12.50%	13.50%	14.75%	15.75%	11.75%	13.00%
1st Anniversary Renewal Cap	10.50%	15.50%	13.50%	17.50%	9.75%	15.25%
2nd Anniversary Renewal Cap	10.75%	13.25%	13.75%	16.50%	10.75%	13.00%
3rd Anniversary Renewal Cap	9.25%	10.25%	12.00%	14.25%	10.00%	11.00%
4th Anniversary Renewal Cap	10.50%	12.00%	11.00%	13.00%	11.75%	14.25%
Index Effective Dates: 1/6/2015 - 1/4/2016
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	10.50%	15.50%	13.25%	17.50%	9.75%	15.25%	13.50%	17.50%
1st Anniversary Renewal Cap	10.75%	15.50%	13.75%	18.50%	10.75%	15.00%	13.75%	16.50%
2nd Anniversary Renewal Cap	9.25%	12.00%	12.00%	16.50%	9.50%	12.00%	22.00%	25.00%
3rd Anniversary Renewal Cap	9.25%	13.75%	11.00%	14.50%	10.75%	15.50%	24.00%	25.00%
Index Effective Dates: 1/5/2016 - 1/2/2017
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	10.75%	15.50%	13.75%	18.50%	10.75%	15.00%	13.75%	18.50%
1st Anniversary Renewal Cap	9.25%	12.00%	12.00%	16.50%	9.50%	12.00%	13.50%	25.00%
2nd Anniversary Renewal Cap	9.25%	13.75%	11.00%	14.50%	10.75%	15.50%	24.00%	28.00%
Index Effective Dates: 1/3/2017 - 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	9.75%	14.50%	13.50%	18.50%	10.00%	14.00%	13.50%	25.50%
1st Anniversary Renewal Cap	9.25%	17.00%	12.00%	17.25%	10.75%	16.25%	24.00%	31.00%
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	11.50%	16.25%	14.25%	16.75%	12.00%	17.00%	24.00%	28.00%

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix C

APPENDIX D – HISTORICAL INDEX OPTION PERFORMANCE INFORMATION

The following historical information, based on historical Caps and Buffers, show how actual movements in the external Index Returns impacted actual Performance Credits. They show the lowest and highest actual annual Index Returns for each time period, and the corresponding Performance Credits received for these Index Returns. No single Crediting Method or Index Option consistently delivers the most return under all market conditions. Past performance does not guaranteed future results. This historical information shows the returns for Contracts with Index Effective Date periods occurring within the first year that each Crediting Method was available using the S&P 500® Index. You can obtain more historical information for other time periods and other Index Options by contacting your Financial Professional.
INDEX PROTECTION NY STRATEGY WITH THE S&P 500® INDEX
The Index Protection NY Strategy was not available before August 24, 2015. The Buffer was 30% for all time periods. It is not available to Contracts issued before August 24, 2015, or that have a Contract number starting with GAZ.

Index Effective Date	8/24/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016
Initial Cap	4.25%	4.00%	5.50%	5.75%	5.50%	5.00%	5.25%
1st Index Year Index Return	9.63% to 16.32%	7.21% to 15.39%	-0.29% to 9.13%	-1.00% to 6.98%	4.21% to 12.82%	12.51% to 22.44%	19.69% to 27.29%
1st Index Anniversary Performance Credit	4.25%	4.00%	0% to 5.50%	0% to 5.75%	4.21% to 5.50%	5.00%	5.25%
1st Anniversary Renewal Cap	5.50%	4.75%	4.75%	4.75%	4.75%	4.50%	4.50%
2nd Index Year Index Return	12.10% to 12.69%	12.76% to 18.17%	17.61% to 22.97%	17.47% to 24.26%	17.65% to 20.59%	20.67% to 25.11%	12.48% to 21.10%
2nd Index Anniversary Performance Credit	5.50%	4.75%	4.75%	4.75%	4.75%	4.50%	4.50%
2nd Anniversary Renewal Cap	4.75%	4.50%	4.75%	4.00%	5.00%	4.75%	4.50%
3rd Index Year Index Return	17.86% to 18.57%	13.07% to 17.16%	2.33% to 13.35%	1.37% to 7.60%	-12.38% to 5.72%
3rd Index Anniversary Performance Credit	4.75%	4.50%	2.33% to 4.75%	1.37% to 4.00%	0% to 5.00%
3rd Anniversary Renewal Cap	5.25%	5.25%	5.25%	5.50%	5.75%	5.75%	5.50%
4th Index Year Index Return
4th Index Anniversary Performance Credit

Index Effective Date	3/1/2016- 4/4/2016	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/1/2016	7/6/2016- 8/1/2016	8/2/2016- 9/5/2016
Initial Cap	6.00%	6.00%	5.50%	5.00%	5.50%	5.50%
1st Index Year Index Return	13.80% to 21.11%	11.30% to 15.36%	15.09% to 17.38%	14.85% to 20.94%	13.49% to 16.47%	10.91% to 14.86%
1st Index Anniversary Performance Credit	6.00%	6.00%	5.50%	5.00%	5.50%	5.50%
1st Anniversary Renewal Cap	4.25%	4.25%	4.75%	4.75%	4.75%	4.75%
2nd Index Year Index Return	9.46% to 17.83%	10.23% to 15.65%	10.12% to 15.40%	11.29% to 14.51%	12.50% to 14.89%	14.11% to 18.57%
2nd Index Anniversary Performance Credit	4.25%	4.25%	4.75%	4.75%	4.75%	4.75%
2nd Anniversary Renewal Cap	5.50%	5.50%	6.00%	5.50%	5.25%	5.25%
3rd Index Year Index Return
3rd Index Anniversary Performance Credit
3rd Anniversary Renewal Cap	5.50%	5.50%
4th Index Year Index Return
4th Index Anniversary Performance Credit

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix D

INDEX PERFORMANCE STRATEGY WITH THE S&P 500® INDEX
The Buffer was 10% for all time periods.

Index Effective Date	7/1/2014- 8/4/2014	8/5/2014- 9/1/2014	9/2/2014- 10/6/2014	10/7/2014- 11/3/2014	11/4/2014- 12/1/2014	12/2/2014- 1/5/2015	1/6/2015- 2/2/2015
Initial Cap	13.00%	12.75%	12.75%	12.50%	13.50%	12.75%	11.75%
1st Index Year Index Return	3.98% to 8.98%	-6.52% to 9.35%	-5.10% to 0.97%	2.26% to 9.15%	-0.80% to 4.48%	-2.70% to 5.09%	-8.52% to -0.62%
1st Index Anniversary Performance Credit	3.98% to 8.98%	0% to 9.35%	0% to 0.97%	2.26% to 9.15%	0% to 4.48%	0% to 5.09%	0%
1st Anniversary Renewal Cap	10.50%	10.75%	10.50%	13.50%	15.50%	13.50%	12.50%
2nd Index Year Index Return	0.80% to 4.88%	3.65% to 16.32%	7.21% to 14.05%	-1.00% to 7.91%	-0.81% to 6.98%	5.40% to 12.81%	14.41% to 22.16%
2nd Index Anniversary Performance Credit	0.80% to 4.88%	3.65% to 10.75%	7.21% to 10.50%	0% to 7.91%	0% to 6.98%	5.40% to 12.81%	12.50%
2nd Anniversary Renewal Cap	13.25%	13.00%	11.25%	10.75%	11.00%	11.25%	10.75%
3rd Index Year Index Return	13.49% to 15.60%	10.91% to 14.08%	12.75% to 17.98%	17.61% to 23.90%	17.47% to 24.26%	17.72% to 20.90%	20.67% to 25.34%
3rd Index Anniversary Performance Credit	13.25%	10.91% to 13.00%	11.25%	10.75%	11.00%	11.25%	10.75%
3rd Anniversary Renewal Cap	10.25%	10.00%	9.25%	9.75%	9.50%	9.50%	9.75%
4th Index Year Index Return	11.70% to 15.09%	14.35% to 18.57%	13.14% to 17.53%	2.33% to 13.35%	1.96% to 8.62%	-12.38% to 5.72%
4th Index Anniversary Performance Credit	10.25%	10.00%	9.25%	2.33% to 9.75%	1.96% to 8.62%	-2.38% to 5.72%
4th Anniversary Renewal Cap	10.75%	10.75%	10.50%	10.75%	10.50%	12.00%	12.50%
5th Index Year Index Return
5th Index Anniversary Performance Credit

Index Effective Date	2/3/2015- 3/2/2015	3/3/2015- 4/6/2015	4/7/2015- 5/4/2015	5/5/2015- 6/1/2015	6/2/2015- 7/6/2015	7/7/2015- 8/3/2015
Initial Cap	12.00%	11.75%	11.00%	11.00%	10.75%	10.50%
1st Index Year Index Return	-11.58% to -6.17%	-5.43% to 0.64%	-3.00% to 0.63%	-4.13% to -0.59%	-4.84% to 1.92%	0.80% to 4.79%
1st Index Anniversary Performance Credit	-1.58% to 0%	0% to 0.64%	0% to 0.63%	0%	0% to 1.92%	0.80% to 4.79%
1st Anniversary Renewal Cap	13.25%	15.50%	15.50%	13.75%	12.50%	13.25%
2nd Index Year Index Return	19.69% to 27.29%	13.80% to 19.55%	11.82% to 16.50%	15.09% to 17.38%	14.76% to 21.92%	13.49% to 15.60%
2nd Index Anniversary Performance Credit	13.25%	13.80% to 15.50%	11.82% to 15.50%	13.75%	12.50%	13.25%
2nd Anniversary Renewal Cap	10.25%	12.00%	12.00%	10.50%	10.25%	10.25%
3rd Index Year Index Return	12.99% to 17.56%	9.46% to 17.83%	10.86% to 15.21%	11.36% to 14.75%	11.40% to 14.71%	13.28% to 15.09%
3rd Index Anniversary Performance Credit	10.25%	9.46% to 12.00%	10.86% to 12.00%	10.50%	10.25%	10.25%
3rd Anniversary Renewal Cap	9.25%	12.00%	11.50%	13.75%	11.75%	10.75%
4th Index Year Index Return
4th Index Anniversary Performance Credit
4th Anniversary Renewal Cap	13.25%	11.75%	10.75%
5th Index Year Index Return
5th Index Anniversary Performance Credit

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix D

APPENDIX E – ANNUAL CONTRACT FEES CALCULATION EXAMPLES

Please note that these examples may differ from your actual results due to rounding.
On the Quarterly Contract Anniversary your annual product fee is 1.25% and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Performance Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily product fee amount for this quarter as follows:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $100,000 x (1.25% ÷ 365) = $3.42
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:  89 x $3.42 = $304.79
On the next Quarterly Contract Anniversary we would deduct $304.79 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily product fee for the next quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or:  $101,250 x (1.25% ÷ 365) = $3.47
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily product fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $116,250 x (1.25% ÷ 365) = $3.98
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:
(43 x $3.47) + (49 x $3.98) = $149.10+ $195.08 = $344.18
On the next Quarterly Contract Anniversary we would deduct $344.18 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily product fee for the next quarter on the next day.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix E

APPENDIX F – SELECTED FINANCIAL DATA AND STATUTORY FINANCIAL STATEMENTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDED DECEMBER 31, 2018)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
The statutory financial statements of Allianz Life Insurance Company of New York as of December 31, 2018 and for the year ended December 31, 2018, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, and upon the authority of said firm as experts in accounting and auditing. The principal business address of PwC is 45 South Seventh Street, Suite 3400, Minneapolis, MN.
The statutory financial statements of Allianz Life Insurance Company of New York as of December 31, 2017 and for each of the years in the two-year period ended December 31, 2017 included in this prospectus have been so included in reliance on the report of KPMG LLP, an independent auditor, and upon the authority of said firm as experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019
Appendix F

Part I

Item 11(f).
Selected Financial Data
(dollars in thousands, unless otherwise stated)
The following table sets forth the Company’s selected historical financial data. The selected financial data has been derived from the Statutory Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited Statutory Financial Statements.
These historical results are not necessarily indicative of results to be expected for any future period.

	Year ended December 31,
Selected income data	2018	2017	2016	2015	2014
Premium and annuity considerations*	$306,832	275,425	250,086	281,769	325,927
Net investment income	23,273	34,421	42,598	42,237	40,423
Ceded reinsurance reserve and expense adjustments	201	211	225	225	237
Fees from separate accounts	72,602	74,868	73,612	71,227	64,473
Other income	—	24	—	—	(5)
Total income	402,908	384,949	366,521	395,458	431,055
Policyholder benefits and surrenders	246,712	240,015	173,282	193,224	156,646
Change in aggregate reserves	(35,379)	4,740	(9,455)	(60,190)	(1,376)
General and administrative and commission	43,506	41,569	40,116	42,055	40,015
Net transfers to separate accounts	107,721	60,857	104,150	162,679	194,648
Total benefits and other expenses	362,560	347,181	308,093	337,768	389,933
Income tax expense (benefit)	(292)	3,333	104	11,673	4,831
Net realized capital gain (loss)	7,217	(39,732)	(48,008)	(11,734)	(26,790)
Net income (loss)	$47,857	(5,297)	10,316	34,283	9,501
*Includes premiums and annuity and supplementary contract considerations.

	As of December 31,
Selected balance sheet data	2018	2017	2016	2015	2014
Total cash and invested assets	$652,934	630,219	641,417	649,961	658,916
Investment income due and accrued	5,270	7,101	13,772	14,182	8,130
Other admitted assets	4,288	7,048	5,272	2,112	6,059
Separate account assets	2,677,964	2,752,080	2,463,583	2,277,274	2,218,072
Total admitted assets	3,340,456	3,396,448	3,124,044	2,943,529	2,891,177
Total policyholder liabilities	484,136	524,125	517,924	527,463	579,963
Other liabilities	(45,390)	(52,815)	(59,593)	(59,967)	(72,053)
Separate account liabilities	2,677,964	2,752,080	2,463,583	2,277,274	2,218,072
Total liabilities	3,116,710	3,223,390	2,921,914	2,744,770	2,725,982
Total capital and surplus	223,746	173,058	202,130	198,759	165,195

Selected Financial Data and Management's Discussion and Analysis

Item 11(h).
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis provides an assessment by management of the Company’s financial condition as of December 31, 2018, compared with December 31, 2017, and its results of operations for each of the three years ended December 31, 2018, 2017, 2016, respectively. The information contained herein should be read in conjunction with the financial statements, notes, exhibits and schedules in the 2018 and 2017 Annual Statement and audited Statutory Financial Statements of the Company. Amounts are presented on a non-consolidated basis in accordance with Statutory Accounting Principles (SAP).
Forward-looking Statements
This report reviews the Company’s financial condition and results of operations. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain words like “believe”, “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “plan”, “will”, “shall”, “may”, and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to update publicly or revise any forward-looking statements.
Company Overview
The Company is a life insurance company domiciled in New York and is licensed to sell insurance products in six U.S. states and the District of Columbia. The Company offers a portfolio of individual variable-indexed and variable annuities, which are sold through licensed registered representatives contracted with a broker/dealer. The Company also maintains a legacy portfolio of individual fixed annuities, individual and group life policies, and individual and group accident and health policies, but does not actively issue new policies related to these products.
Allianz Life of New York is a wholly owned subsidiary of Allianz Life Insurance Company of North America (Allianz Life). Allianz Life is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a subsidiary of Allianz Europe, B.V.. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, the Company’s ultimate parent, which is incorporated in Munich, Germany.
The Company has organized its principal operations into the following segments: Individual Annuities and Other.
Individual Annuities
The Individual Annuities segment provides tax-deferred investment growth and lifetime income opportunities for our customers through fixed, fixed-indexed, variable, and variable-indexed annuities. The “fixed” and “variable” classifications describe whether we or the contractholders bear the investment risk of the assets supporting the contract. Variable annuities allow the contractholder to make deposits into various investment options and also have unique product features that allow for guaranteed minimum income benefits, guaranteed minimum accumulation benefits, guaranteed minimum death benefits, and guaranteed minimum withdrawal benefits. The variable annuity products with guaranteed minimum benefits which provide a minimum return based on their initial deposit may be increased by additional deposits, bonus amounts, or other account crediting features. The income and accumulation benefits shift a portion of the investment risk from the contractholder back to the Company. Over the past few years, the Company's variable annuity sales strategy has shifted to variable-indexed annuity products, which combines a separate account option with a general account option that is similar to a fixed-indexed annuity. In 2018 and 2017, sales of variable-indexed annuities continued to gain momentum and were positively impacted by a sales campaign in 2017 which offered enhanced crediting rates. Our Individual Annuity products are sold through independent distribution channels made up of registered representatives contracted with a broker dealer. As previously noted, we discontinued selling fixed annuity products and the block of business is in run-off, however, in-force volumes are material and thus reported within the Individual Annuities segment.
Other
The Other segment consists of closed blocks of Life, Long-Term Care (LTC), and Special Markets products. The Special Markets products include individual and group annuity and life products, including whole and term life insurance. Although Other products are part of the combined results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

Selected Financial Data and Management's Discussion and Analysis

Income and expense allocation
We maintain segregated investment portfolios at the subsidiary level but do not maintain segregated portfolios for each segment. All Net investment income and other Corporate income and expense activity is allocated to the segments. Assets are only monitored at the total Company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder statutory reserve levels. The results of our segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment.
Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of New York for determining and reporting the financial condition and results of operations of an insurance company and its solvency under New York insurance law. The state of New York has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of statutory accounting principles (SAP). The state of New York has also adopted certain prescribed accounting practices that differ from those found in NAIC SAP. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements.
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2018, and 2017 and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
Adoption of New Financial Accounting Standards
See Note 2 – “Summary of Significant Accounting Policies” of the Company’s audited Statutory Financial Statements in this prospectus for information related to recent accounting pronouncements.
Application of Critical Accounting Policies
Our accounting policies require management to make interpretative and valuation judgments and to make estimates based upon assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in our Statutory Financial Statements. Because of the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. A discussion of the presentation of the business factors that affect critical accounting policies can be found in Note 2 of the accompanying Statutory Financial Statements and are summarized below.
Accounting for Investments
Investment valuation and presentation are determined to be in accordance with methods prescribed by the NAIC. See Note 5 and 6 of the audited Statutory Financial Statements for additional information regarding the portfolio and fair value of investments.
Aggregate Reserves for Life Policies and Annuity Contracts
See Note 10 and 11 of the audited Statutory Financial Statements for additional information regarding our annuity actuarial reserves and deposit liabilities and separate accounts.
Derivatives
See Note 2 and 5 of the audited Statutory Financial Statements for additional information regarding our derivatives and hedging instruments.
Reinsurance
See Note 9 of the audited Statutory Financial Statements for additional information regarding reinsurance agreements we have entered into to manage insurance risk as well as businesses we have exited.

Selected Financial Data and Management's Discussion and Analysis

Income Taxes
See Note 7 of the audited Statutory Financial Statements for additional information regarding income tax estimates and assumptions.
Individual Annuities and Other
Based upon the significance of the Individual Annuities segment and its overall impact on the total results of operations, we only provided variance commentary at the total company level for the year ended December 31, 2018 compared to 2017 and year ended December 31, 2017, compared to 2016.
Total Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations*	$306,832	275,425	250,086	$31,407	11.4%	$25,339	10.1%
Net investment income	23,273	34,421	42,598	(11,148)	(32.4)	(8,177)	(19.2)
Ceded reinsurance reserve and expense adjustments	201	211	225	(10)	(4.7)	(14)	(6.2)
Fees from separate accounts	72,602	74,868	73,612	(2,266)	(3.0)	1,256	1.7
Other income	—	24	—	(24)	(100.0)	24	—
Total income	402,908	384,949	366,521	17,959	4.7	18,428	5.0
Benefits and other expenses:
Policyholder benefits and surrenders	246,712	240,015	173,282	6,697	2.8	66,733	38.5
Change in aggregate reserves	(35,379)	4,740	(9,455)	(40,119)	(846.4)	14,195	150.1
General and administrative and commission	43,506	41,569	40,116	1,937	4.7	1,453	3.6
Net transfers to separate accounts	107,721	60,857	104,150	46,864	77.0	(43,293)	(41.6)
Total benefits and other expenses	362,560	347,181	308,093	15,379	4.4	39,088	12.7
Pretax income (loss)	40,348	37,768	58,428	2,580	6.8	(20,660)	(35.4)
Income tax expense (benefit)	(292)	3,333	104	(3,625)	(108.8)	3,229	3,104.8
Net realized capital gain (loss)	7,217	(39,732)	(48,008)	46,949	118.2	8,276	17.2
Net income (loss)	$47,857	(5,297)	10,316	$53,154	1,003.5%	$(15,613)	(151.3)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$18,410	(21,209)	(5,275)	$39,619	186.8%	$(15,934)	(302.1)%
Other change in capital & surplus	(15,579)	(2,565)	(1,670)	(13,014)	(507.4)	(895)	(53.6)
Net change in capital & surplus	$50,688	(29,071)	3,371	$79,759	274.4%	$(32,442)	(962.4)%
*Includes premiums and annuity and supplementary contract considerations.

Selected Financial Data and Management's Discussion and Analysis

Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Deposits and gross premiums written:
Individual Annuities	$298,637	264,826	244,134	$33,811	12.8%	$20,692	61.2%
Other	4,289	4,472	4,575	(183)	(4.1)	(103)	(56.3)
Total	$302,926	269,298	248,709	$33,628	12.5%	$20,589	61.2%
In-force:
Individual Annuities	$3,101,165	3,219,779	2,943,133	$(118,614)	(3.7)%	$276,646	233.2%
Other	53,361	59,398	66,299	(6,037)	(10.2)	(6,901)	(114.3)
Total	$3,154,526	3,279,177	3,009,432	$(124,651)	(3.8)%	$269,745	216.4%
Deposits and in-force amounts in the table above are for direct business. Deposits reflect amounts collected on both new and renewal business. Individual Annuities in-force represents account values of the annuity contracts for our fixed, variable, and variable-indexed annuity contracts. Other products in-force represent gross life insurance within the Life and Special Markets products. The deposits year over year increase within Individual Annuities is a result of the continued growth of variable-indexed annuity sales and higher traditional variable annuity sales partially offset by the continued run off of fixed annuities. The decline of in-force in the Individual Annuities segment is primarily driven by 2018 equity market decreases resulting in lower policyholder account values. Deposits and in-force within Other products continues to decline due to the run off of closed blocks of business.
Change in Key Market Factors
Our Individual Annuities segment is impacted by various market impacts and movements which are summarized below:

	Year ended December 31,			% change
	2018	2017	2016	2018 - 2017	2017 - 2016
Stock Index
S&P 500	(6.24)%	19.42%	9.54%	(25.66)%	9.88%
NASDAQ 100	(1.04)%	31.52%	5.89%	(32.56)%	25.63%

	Year ended December 31,			Basis point (bps) change
	2018	2017	2016	2018 - 2017	2017 - 2016
Interest Rates
LIBOR 10yr	2.83%	2.40%	2.34%	43 bps	6 bps
LIBOR 20yr	2.71%	2.53%	2.56%	18 bps	(3) bps
Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
Overview
The increase in capital and surplus was primarily driven by increases in variable annuity premiums and favorable realized gains. This was partially offset by a decrease in net investment income, an increase in aggregate reserves, and an increase in surrender payments.
Income

•
Premium and annuity considerations: Premium and annuity considerations increased primarily due to higher traditional variable annuity sales and continued growth of the variable-indexed annuity product driven by market conditions in the Individual Annuities segment.

•
Net investment income: Net investment income decreased primarily due to a decrease in interest rate swap (IRS) derivative income due to the sale of the Company's IRS portfolio in March 2018 and lower bond income due to a decrease in average invested assets backing policyholder liabilities as a result of the continued run-off of the Company's fixed annuity block of business.

Selected Financial Data and Management's Discussion and Analysis

•
Fees from separate accounts: Fees from separate accounts decreased primarily due to a decrease in M&E and benefit rider income due to negative equity markets which resulted in lower Separate Account assets and higher variable annuity surrenders.

Benefits and Other Expenses

•	Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to higher variable annuity surrenders.

•	Change in aggregate reserves: Change in aggregate reserves decreased primarily due to the run off of the fixed block of business.

•	General and administrative and commission: General and administrative and commission increased primarily due to higher variable indexed-annuity commissions as a result of an increase in production.

•	Net transfers to separate accounts: Net transfers to separate accounts is driven by new premium and policyholder withdrawals, and increased due to higher separate account premium.

•	Income tax expense (benefit): There is an income tax benefit in 2018, as compared to income tax expense in 2017. The benefit is driven by timing of hedging losses.

•	Net realized capital gain (loss): Net realized capital gains are driven by positive hedging results in our Individual Annuities segment due to declining equity markets.
Capital and Surplus

•	Change in unrealized capital gain (loss):Unrealized capital gains are primarily due to positive hedging results in our Individual Annuities segment due to declining equity markets.

•
Other change in capital and surplus: Other change in capital and surplus is primarily due to an increase in nonadmitted assets as a result of nonadmitted negative IMR due to the sale of the Company's IRS portfolio. This was partially offset by net impacts due to changes in accounting principles related to reserve calculations within our Individual Annuities segment.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016
Overview
The decrease in capital and surplus was primarily driven by net hedging losses, increases in variable annuity surrender payments, a decrease in net investment income, an increase in aggregate reserves, and a change in net deferred income tax as a result of U.S. tax reform.
Income

•
Premium and annuity considerations: Premium and annuity considerations increased primarily due to continued growth of the variable-indexed annuity product driven by market conditions and a sales campaign in effect for two months of 2017, partially offset by lower traditional variable annuity sales.

•
Net investment income: Net investment income decreased primarily due to a decrease in IRS derivative income and lower bond income as a result of a decrease in average invested assets backing policyholder liabilities as a result of the continued run-off of the Company's fixed annuity block of business.

•
Fees from separate accounts: Fees from separate accounts increased primarily due to an increase in M&E and benefit rider income due to an increase in variable-indexed annuity premium and positive equity markets which resulted in higher Separate Account assets.

Benefits and Other Expenses

•	Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to higher variable annuity surrenders.

•
Change in aggregate reserves: Change in aggregate reserves was driven by variable-indexed premium and annuity considerations as well as an increase driven by favorable equity market performance, and an increase in Other reserves driven by LTC claims experience, partially offset by lower fixed annuity reserves due to the continued run-off of the closed block of business.

Selected Financial Data and Management's Discussion and Analysis

•
General and administrative and commission: General and administrative and commission increased primarily due to higher variable indexed-annuity commissions as a result of an increase in production and higher trail commissions driven by the increase in the assets under management due to higher equity markets in 2017.

•	Net transfers to separate accounts: Net transfers to separate accounts is driven by new premium and policyholder withdrawals, and decreased due to policyholder withdrawals.

•
Income tax expense (benefit): Income tax expense increased primarily due to the revaluation of deferred income taxes as a result of the enactment of U.S. tax reform that required us to revalue deferred income taxes utilizing the new 21% rate from the current rate of 35%.

•
Net realized capital gain (loss): Net realized capital losses are due to hedging losses and decreased primarily due to a realized gain on the sales of IRS that hedge certain variable annuity guarantees.

Capital and Surplus

•	Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results in our Individual Annuities segment due to increasing equity markets.

•
Other change in capital and surplus: Other change in capital and surplus is primarily due to a decrease in net deferred tax assets due to a revaluation of deferred income taxes as a result of the enactment of U.S. tax reform that required us to revalue deferred income taxes utilizing the new 21% rate from the current rate of 35%. In addition, nonadmitted assets increased due to admissibility calculation of deferred tax assets. This was partially offset by a prior period adjustment due to a correction in the calculation of surrender charges for certain variable annuities.

Selected Financial Data and Management's Discussion and Analysis

The following tables provide the results of operations for the Individual Annuities and Other segments:
Individual Annuities
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations*	$303,753	272,214	246,841	$31,539	11.6%	$25,373	10.3%
Net investment income	20,651	31,845	40,468	(11,194)	(35.2)	(8,623)	(21.3)
Fees from separate accounts	72,602	74,868	73,612	(2,266)	(3.0)	1,256	1.7
Other income	—	24	—	(24)	(100.0)	24	—
Total income	397,006	378,951	360,921	18,055	4.8	18,030	5.0
Benefits and other expenses:
Policyholder benefits and surrenders	245,151	238,550	172,314	6,601	2.8	66,236	38.4
Change in aggregate reserves	(41,622)	(1,426)	(11,511)	(40,196)	(2,818.8)	10,085	87.6
General and administrative and commission	42,982	40,599	39,314	2,383	5.9	1,285	3.3
Net transfers to separate accounts	107,721	60,857	104,150	46,864	77.0	(43,293)	(41.6)
Total benefits and other expenses	354,232	338,580	304,267	15,652	4.6	34,313	11.3
Pretax income (loss)	42,774	40,371	56,654	2,403	6.0	(16,283)	(28.7)
Income tax expense (benefit)	(309)	3,563	101	(3,872)	(108.7)	3,462	3,427.7
Net realized capital gain (loss)	1,593	(37,599)	(48,002)	39,192	104.2	10,403	21.7
Net income (loss)	$44,676	(791)	8,551	$45,467	5,748.0%	$(9,342)	(109.3)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$19,051	(22,087)	(6,335)	$41,138	186.3%	$(15,752)	(248.7)%
Other change in capital & surplus	(13,134)	(1,759)	(1,050)	(11,375)	(646.7)	(709)	(67.5)
Net change in capital & surplus	$50,593	$(24,637)	$1,166	$75,230	305.4%	$(25,803)	(2,213.0)%
*Includes premiums and annuity and supplementary contract considerations.

Selected Financial Data and Management's Discussion and Analysis

Other
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations	$3,079	3,211	3,245	$(132)	(4.1)%	$(34)	(1.0)%
Net investment income	2,622	2,576	2,130	46	1.8	446	20.9
Ceded reinsurance reserve and expense adjustments	201	211	225	(10)	(4.7)	(14)	(6.2)
Total income	5,902	5,998	5,600	(96)	(1.6)	398	7.1
Benefits and other expenses:
Policyholder benefits and surrenders	1,561	1,465	968	96	6.6	497	51.3
Change in aggregate reserves	6,243	6,166	2,056	77	1.2	4,110	199.9
General and administrative and commission	524	970	802	(446)	(46.0)	168	20.9
Total benefits and other expenses	8,328	8,601	3,826	(273)	(3.2)	4,775	124.8
Pretax income (loss)	(2,426)	(2,603)	1,774	273	10.5	(4,377)	(246.7)
Income tax expense (benefit)	17	(230)	3	247	107.4	(233)	NM*
Net realized capital gain (loss)	5,624	(2,133)	(6)	7,757	363.7	(2,127)	NM*
Net income (loss)	$3,181	(4,506)	1,765	$7,687	170.6%	$(6,271)	(355.3)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(641)	878	1,060	$(1,519)	(173.0)%	$(182)	(17.2)%
Other change in capital & surplus	(2,445)	(806)	(620)	(1,639)	(203.3)	(186)	(30.0)
Net change in capital & surplus	$95	(4,434)	2,205	$4,529	102.1%	$(6,639)	(301.1)%
*Not meaningful
Financial Condition
Investment Strategy
Our investment strategy focuses on diversification by asset class. We seek to achieve economic diversification, while reducing overall credit and liquidity risks. We attempt to mitigate these credit and liquidity risks by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We also consider all relevant objective information available in estimating the cash flows related to structured securities. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by our risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management. We also have an asset-liability management strategy to align cash flows and duration of the investment portfolio with contractholder liability cash flows and duration.

Selected Financial Data and Management's Discussion and Analysis

The following table presents the investment portfolio at December 31:

	2018		2017
	Carrying Value	% of total	Carrying Value	% of total
Bonds	$603,762	92.4%	$603,055	95.7%
Cash and cash equivalents	47,639	7.3	18,745	3.0
Policy loans	360	0.1	400	0.1
Derivative assets	190	—	6,340	0.9
Receivables for securities	983	0.2	1,679	0.3
Total cash and invested assets	$652,934	100.0%	$630,219	100.0%
Bonds
Refer to Note 5 of the audited Statutory Financial Statements for information regarding the nature of our portfolio of bonds. The tables below set forth the NAIC Securities Valuation Office ("SVO") quality ratings for the Companies bond portfolio at December 31, 2018 and 2017.

	2018
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	$407,150	67.4%	$405,037	67.1%
2	192,268	31.8	193,667	32.1
Investment grade	599,418	99.2	598,704	99.2
3	3,758	0.6	4,034	0.6
4	440	0.1	533	0.1
5	491	0.1	491	0.1
6	—	—	—	—
Below investment grade	4,689	0.8	5,058	0.8
Total	$604,107	100.0%	$603,762	100.0%

	2017
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	$420,366	66.9%	$406,143	67.3%
2	202,067	32.2	191,515	31.8
Investment grade	622,433	99.1	597,658	99.1
3	4,699	0.7	4,315	0.7
4	453	0.1	536	0.1
5	566	0.1	546	0.1
6	—	—	—	—
Below investment grade	5,718	0.9	5,397	0.9
Total	$628,151	100.0%	$603,055	100.0%

Selected Financial Data and Management's Discussion and Analysis

Commercial Mortgage-backed and Other Asset-backed Securities
Commercial mortgage-backed securities (CMBS) represent pools of commercial mortgages that are broadly diversified across property types and geographical areas. The following table summarizes our exposure to CMBS holdings by NAIC classes and vintage year as of December 31:

	2018
NAIC Classes	% of total CMBS				Vintage
1	$91,109	100.0%		2018	$8,134	9.0%
2	—	—		2017	11,646	12.8
3	—	—	1	2016	19,136	21.0
4	—	—		2015	41,132	45.1
5	—	—		2014 and prior	11,061	12.1
6	—	—			$91,109	100.0%
	$91,109	100.0%

	2017
NAIC Classes	% of total CMBS			Vintage
1	$83,971	100.0%	2017	$9,658	11.5%
2	—	—	2016	19,168	22.8
3	—	—	2015	41,318	49.2
4	—	—	2014	11,078	13.2
5	—	—	2013 and prior	2,749	3.3
6	—	—		$83,971	100.0%
	$83,971	100.0%
Asset backed security (ABS) holdings consist primarily of aircraft leases, credit card receivables and other asset-backed securities that meet specific criteria, such as credit quality, insurance requirements, or limits on these types of investments.
The following table summarizes our exposure to other ABS holdings by NAIC classes and vintage year as of December 31:

	2018
NAIC Classes	% of total other ABS			Vintage
1	$2,529	100.0%	2018	$—	—%
2	—	—	2017	—	—
3	—	—	2016	—	—
4	—	—	2015	—	—
5	—	—	2014 and prior	2,529	100.0
6	—	—		$2,529	100.0%
	$2,529	100.0%

	2017
NAIC Classes	% of total other ABS			Vintage
1	$4,242	100.0%	2017	$—	—%
2	—	—	2016	—	—
3	—	—	2015	—	—
4	—	—	2014	—	—
5	—	—	2013 and prior	4,242	100.0
6	—	—		$4,242	100.0%
	$4,242	100.0%

Selected Financial Data and Management's Discussion and Analysis

Unrealized investment losses of bonds, for investment grade (NAIC classes 1-2) and below investment grade (NAIC classes 3-6) securities by duration are as follows at December 31:

	2018
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below fair value	$5,716	56.0%	$95	0.9%
More than twelve months below fair value	4,108	40.3	278	2.7
Total	$9,824	96.3%	$373	3.6%

	2017
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below fair value	$784	30.9%	$—	—%
More than twelve months below fair value	1,670	65.8	83	3.3
Total	$2,454	96.7%	$83	3.3%
See Note 5 of the audited Statutory Financial Statements for additional disclosures in regards to unrealized investment losses of bonds, for instances in which fair value declined below amortized cost by greater than or less than 20% for consecutive periods at December 31.
Other-than-temporary impairments, by market sector, for impairments included in the Statements of Operations, were as follows at December 31:

	2018		2017
	Impairment	No. of Securities	Impairment	No. of Securities
Corporate securities	$363	4	$257	1
Refer to Note 5 of the audited Statutory Financial Statements for information regarding our cumulative impairments on loan back bond securities.
Refer to Note 6 of the audited Statutory Financial Statements for information regarding the fair value and level of our financial instruments.
Liquidity and Capital Resources
Overview
The Company’s liquidity requirements are generally met through funds provided by investment income, receipt of insurance premiums, M&E fees and benefit rider income, and maturities and sales of investments.
The Company does not utilize the capital markets as a source of capital. Should the need for capital arise, the Company may utilize its parent, Allianz Life, as an alternative source of funding. The Company has a line of credit agreement with its parent, Allianz Life, to provide liquidity to the Company, as needed. The Company’s borrowing capacity under the agreement is limited to 5% of the Company’s general account admitted assets as of the preceding year end. As of December 31, 2018 and 2017, there are no amounts outstanding under the line of credit agreement and no amounts have been borrowed during the years ended December 31, 2018 and 2017. In addition, if capital infusions are deemed necessary, the Company obtains prior approval by the New York Department of Financial Services, as appropriate.
The primary uses of funds are policy benefits, commissions, other product-related acquisition costs, investment purchases, and operating expenses. The Company routinely reviews its sources and uses of funds in order to meet its ongoing obligations.
Financial Ratings and Strength
We received the following financial strength ratings as of December 31, 2018:

•	AM Best A+ (Superior)

•	S&P AA (Very Strong)

Selected Financial Data and Management's Discussion and Analysis

The financial strength ratings are influenced by many factors including the operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage, and exposure to risks.
Cash Flows
The cash flows of the Company for the years ended December 31, 2018, 2017, and 2016 are summarized in the condensed table below:

	Year ended December 31,
	2018	2017	2016
Net cash provided by operating activities	$38,823	53,321	50,014
Net cash used in investing activities	(12,245)	(83,623)	(5,318)
Net cash provided by (used in) financing and miscellaneous activities	2,316	(602)	(1,967)
Net increase (decrease) in cash, cash equivalents, and short-term investments	$28,894	(30,904)	42,729
We have the funds necessary to meet capital requirements in the state of New York and to support our operations.
The decrease in net cash provided by operating activities in 2018 compared to 2017 is primarily due to an increase in surrenders, lower net investment income, and an increase in income taxes paid. This was partially offset by an increase in premiums. The increase in net cash provided by operating activities in 2017 compared to 2016 is primarily due to an increase in premiums and M&E and benefit rider income received, and a decrease in income taxes paid, partially offset by an increase in surrenders paid.
The decrease in cash flow used in investing activities in 2018 compared to 2017 was primarily driven by a net decrease in bond purchases and derivative cash impacts. The increase in cash flows used in investing activities in 2017 compared to 2016 was primarily driven by a net increase in bond purchases and derivative cash impacts.
The increase in cash provided by financing activities in 2018 compared to 2017 is primarily due the change in payable from parent. The decrease in cash provided by financing activities in 2017 compared to 2016 is primarily due to an increase in remittances and items not allocated and timing of miscellaneous items.
Risk-Based Capital
See Note 12 and 14 of the audited Statutory Financial Statements for information regarding the Risk-Based Capital (RBC). The Company's RBC ratio significantly exceeds required minimum thresholds as of December 31, 2018 and 2017.
Statutory Surplus and Dividends
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Additionally, account balances and future policy benefit reserves calculated for statutory reporting do not include provisions for withdrawals.The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2018 and 2017 were in compliance with these requirements. The maximum amount of dividends that can be paid by New York insurance companies to stockholders without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with New York statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its beginning-of-the year statutory surplus, or its net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the preceding year. Based on these restrictions, ordinary dividends of $22,375 can be paid in 2019 without the approval of the New York Department of Financial Services (the Department). The Company paid no dividends and received no capital contributions in 2018, 2017 or 2016.

Selected Financial Data and Management's Discussion and Analysis

Commitments
The following table summarizes certain contractual obligations and the Company’s commitments by period as of December 31, 2018:

		In 1 year	After 1 year	After 3 years	After
	Total	or less	up to 3 years	up to 5 years	5 Years
Payments due
Policyholder liabilities	$1,268,839	109,946	229,047	288,078	641,768
Operating leases	61	24	37	—	—
Total payments due	$1,268,900	109,970	229,084	288,078	641,768
Policyholder liabilities include estimated claim and benefit, policy surrender and commission obligations offset by expected future deposits and premiums on in-force insurance policies and investment contracts in the Individual Annuities and Other segments. We have excluded the separate account liabilities as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. The obligations have not been discounted to present value. Estimated claim and benefit obligations are based upon mortality, morbidity and lapse assumptions comparable to historical experience. The results are based on assuming market growth and interest crediting consistent with other valuation assumptions. In contrast to this table, the majority of our obligations are recorded on the Balance Sheets at current account values or other prescribed measurements that are not directly related to liability cash flows. These obligations do not incorporate an expectation on future market growth, interest crediting, or future deposits. Therefore, due to the significance of the assumptions used, the amounts presented could materially differ from actual results. Operating leases include non-cancelable obligations on certain office space and equipment.
Contingencies
The Company is or may become subject to claims and lawsuits that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of any such known litigation will not have a material adverse effect on the Company’s financial position.
The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet transactions, arrangements or other relationships that management believes would be reasonably likely to have a material effect on the Company’s liquidity or the requirements for capital resources.
The Company utilizes exchange-traded futures to economically hedge certain product liabilities. Under this kind of transaction, the Company agrees to purchase a specified number of contracts and settles the variation margin with the counterparty on a daily basis in an amount equal to the change in the market value of the underlying contracts from the close of the previous trading day. The parties with whom the Company enters into the exchange-traded futures contracts are regulated futures commission’s merchants who are members of a trading exchange.
The Company is exposed to credit-related losses in the event of non-performance by counterparties under the terms of the futures contracts. The Company minimizes counterparty credit risk by establishing relationships only with counterparties rated BBB+ and higher. Given the credit ratings of the counterparties with which the Company transacts, the Company does not expect any counterparties to fail to meet their obligations. The Company has also executed Credit Support Annex (CSA) agreements with all active counterparties and requires a CSA from all new counterparties added to the Company’s counterparty pool. The CSA agreements further limit the Company’s counterparty credit risk by requiring the counterparty to post collateral to a segregated custodial account based on the net exposure to the Company.

Selected Financial Data and Management's Discussion and Analysis

As the Company’s futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction. The Company has minimal exposure to credit-related losses in the event of non-performance. The Company is required to post collateral for any futures, options and swap contracts that are executed. The amount of collateral required is determined by the exchange on which the contract is traded. For 2018 and 2017, the Company posted U.S. Treasuries to satisfy this collateral requirement.
Item 11(j).
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. Reference Note 4 of the audited Statutory Financial Statements for additional details on how we mitigate our market exposure risk and our overall risk management practices.
Sensitivity Analysis
To assess the impact of changes in interest rate and equity markets, we perform sensitivity tests. Sensitivity tests measure the instantaneous impact of a single hypothetical interest rate or equity price change on our income, or fair value of an asset or liability, while holding all other rates or prices constant. To assess interest rate risk, we perform a sensitivity test which instantaneously shocks interest rates across all maturities by a hypothetical 50 basis points (bps). To assess equity risk, we perform a sensitivity test which instantaneously shocks all equity prices by a hypothetical 15%.
Interest Rate Risk
One means of assessing exposure to interest rate changes is to measure the potential change in the statutory value of an asset due to a hypothetical change in interest rates of 50 bps across all maturities. We noted that under this model, with all other factors remaining constant, a 50 bps increase in interest rates would cause our tax effected capital and surplus to decrease by $237 for the period ending December 31, 2018.
We also examined the impact on after tax capital and surplus due to a hypothetical decrease in interest rates of 50 bps across all maturities. Under this model, with all other factors being constant, we estimated that such a decline would cause our tax effected capital and surplus to increase by $379 as of December 31, 2018. Note that the impacts referenced reflect reserve changes net of economic hedge impact.
Equity Market Risk
One means of assessing exposure to changes in equity market prices is to estimate the potential changes in after tax capital and surplus from a hypothetical change in equity market prices of 15%. Under this model, with all other factors constant, we estimated that a decrease in equity market prices would cause our tax effected capital and surplus to increase by $5,197, while an increase in equity market prices would cause our tax effected capital and surplus to decrease by $28,438 based on our equity exposure as of December 31, 2018. Note that the impacts referenced reflect reserve changes net of economic hedge impact.
Adoption of New Financial Accounting Standards
See Note 2 – “Summary of Significant Accounting Policies” of the Company’s audited Statutory Financial Statements in Item 8 – Financial Statements of this prospectus for information related to recent accounting pronouncements.

Selected Financial Data and Management's Discussion and Analysis

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statutory Financial Statements
December 31, 2018 and 2017
(With Independent Auditors' Report Thereon)

Report of Independent Auditors

To the Board of Directors
Allianz Life Insurance Company of New York

We have audited the accompanying statutory financial statements of Allianz Life Insurance Company of New York, which comprise the statutory statements of admitted assets, liabilities and surplus as of December 31, 2018, and the related statutory statements of income and changes in surplus, and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2018, or the results of its operations or its cash flows for the year then ended.

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Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2018, and the results of its operations and its cash flows for the years then ended, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
April 10, 2019

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Independent Auditors’ Report

The Board of Directors
Allianz Life Insurance Company of New York:

We have audited the accompanying financial statements of Allianz Life Insurance Company of New York, which comprise the statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2017, and the related statutory statements of operations and capital and surplus, and cash flow for the years ended December 31, 2017 and 2016, and the related notes to the statutory financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with statutory accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by Allianz Life Insurance Company of New York using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the variances between statutory accounting practices and U.S. generally accepted accounting principles discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting

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Principles paragraph, the financial statements referred to above do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of Allianz Life Insurance Company of New York as of December 31, 2017, or the results of its operations or its cash flows for the years ended December 31, 2017 and 2016.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of New York as of December 31, 2017, and the results of its operations and its cash flow for the years ended December 31, 2017 and 2016, in accordance with statutory accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ KPMG LLP

Minneapolis, Minnesota
May 18, 2018

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ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2018 and 2017
(Dollars in thousands, except share data)

Admitted Assets	2018	2017
Cash and invested assets:
Bonds	$603,762	603,055
Cash and cash equivalents	47,639	18,745
Policy loans	360	400
Derivative assets	190	6,340
Receivables for securities	983	1,679
Total cash and invested assets	652,934	630,219
Investment income due and accrued	5,270	7,101
Premiums due and uncollected	22	47
Amounts due from reinsurers:
Amounts recoverable from reinsurers	15	13
Other amounts receivable under reinsurance contracts	5	7
Deferred tax asset, net	3,081	5,531
Other assets	1,165	1,450
Admitted assets, exclusive of separate account assets	662,492	644,368
Separate account assets	2,677,964	2,752,080
Total admitted assets	$3,340,456	3,396,448

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ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2018 and 2017
(Dollars in thousands, except share data)

Liabilities and Capital and Surplus	2018	2017
Policyholder liabilities:
Life policies and annuity contracts	$435,987	482,692
Accident and health policies	45,072	38,825
Deposit-type contracts	2,879	2,383
Life policy and contract claims	27	28
Accident and health policy and contract claims	171	197
Total policyholder liabilities	484,136	524,125
Interest maintenance reserve	—	25,568
General expenses due and accrued	524	90
Due from separate accounts	(59,985)	(94,929)
Payable to parent and affiliates	4,692	2,797
Current income taxes	588	5,648
Asset valuation reserve	4,432	3,534
Derivative liabilities	174	269
Other liabilities	4,185	4,208
Liabilities, exclusive of separate account liabilities	438,746	471,310
Separate account liabilities	2,677,964	2,752,080
Total liabilities	3,116,710	3,223,390
Capital and surplus:
Common stock, $10 par value. Authorized, issued, and outstanding 200,000 shares at December 31, 2018 and 2017	2,000	2,000
Additional paid-in capital	72,500	72,500
Unassigned surplus	149,246	98,558
Total capital and surplus	223,746	173,058
Total liabilities and capital and surplus	$3,340,456	3,396,448

See accompanying notes to statutory financial statements.

6 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statutory Statements of Operations
Years ended December 31, 2018, 2017, and 2016
(Dollars in thousands)

	2018	2017	2016
Income:
Premiums and annuity considerations	$301,715	268,035	247,378
Consideration for supplementary contracts	5,117	7,390	2,708
Net investment income	23,273	34,421	42,598
Commissions and expense allowances on reinsurance ceded	201	211	225
Fees from separate accounts	72,602	74,868	73,612
Other	—	24	—
Total income	402,908	384,949	366,521
Benefits and other expenses:
Policyholder benefits	26,024	30,967	29,073
Surrenders	220,688	209,048	144,209
Change in aggregate reserves and deposit funds	(35,379)	4,740	(9,455)
Commissions and other agent compensation	24,543	23,374	22,248
General and administrative expenses	18,963	18,195	17,868
Net transfers to separate accounts	107,721	60,857	104,150
Total benefits and other expenses	362,560	347,181	308,093
Income from operations before income taxes and net realized capital gains (losses)	40,348	37,768	58,428
Income tax (benefit) expense	(292)	3,333	104
Net income from operations before net realized capital gains (losses)	40,640	34,435	58,324
Net realized capital gains (losses), net of taxes and interest maintenance reserve	7,217	(39,732)	(48,008)
Net income (loss)	$47,857	(5,297)	10,316

See accompanying notes to statutory financial statements.

7 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statutory Statements of Capital and Surplus
Years ended December 31, 2018, 2017, and 2016
(Dollars in thousands)

	2018	2017	2016
Capital and surplus at beginning of year	$173,058	202,130	198,759
Change in accounting principle, net of tax (Note 3)	3,191	—	—
Correction of errors, net of tax (Note 3)	—	2,932	(264)
Adjusted balance at beginning of year	176,249	205,062	198,495
Net income (loss)	47,857	(5,297)	10,316
Change in unrealized capital gains (losses)	18,410	(21,209)	(5,276)
Change in net deferred income tax	332	(2,569)	(336)
Change in nonadmitted assets	(18,198)	(2,489)	(121)
Other changes in capital and surplus	(904)	(440)	(948)
Capital and surplus at end of year	$223,746	173,058	202,130

See accompanying notes to statutory financial statements.

8 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statutory Statements of Cash Flow
Years ended December 31, 2018, 2017, and 2016
(Dollars in thousands)

	2018	2017	2016
Cash flows from operating activities:
Revenues:
Premiums and annuity considerations, net	$306,827	275,427	250,088
Net investment income	26,144	41,257	42,266
Other income	72,805	75,101	73,837
Total cash provided by operating activities	405,776	391,785	366,191
Benefits and expenses paid:
Benefit and loss-related payments	245,902	239,655	173,104
Commissions, expenses paid, and aggregate write-ins for deductions	42,993	41,466	39,909
Net transfers to separate accounts	72,777	57,591	93,450
Income tax paid (benefit received), net	5,281	(248)	9,714
Total cash used in operating activities	366,953	338,464	316,177
Net cash provided by operating activities	38,823	53,321	50,014
Cash flows from investing activities:
Proceeds from investments sold, matured, or repaid:
Bonds	119,948	76,300	135,162
Miscellaneous proceeds	758	6,834	2,403
Total cash provided by investing activities	120,706	83,134	137,565
Cost of investments acquired:
Bonds	123,799	108,338	85,009
Derivatives	9,152	47,869	54,270
Miscellaneous applications	—	10,550	3,604
Total cash used in investing activities	132,951	166,757	142,883
Net cash used in investing activities	(12,245)	(83,623)	(5,318)
Cash flows from financing and miscellaneous activities:
Change in payable to parent and affiliates	1,895	(323)	598
Other	421	(279)	(2,565)
Net cash provided by (used in) financing and miscellaneous activities	2,316	(602)	(1,967)
Net increase (decrease) in cash, cash equivalents, and short-term investments	28,894	(30,904)	42,729
Cash, cash equivalents, and short-term investments:
Beginning of year	18,745	49,649	6,920
End of year	$47,639	18,745	49,649

See accompanying notes to statutory financial statements.

9 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(1)	Organization and Nature of Operations
Allianz Life Insurance Company of New York (the Company) is a wholly-owned subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is a wholly-owned subsidiary of Allianz of America, Inc. (AZOA). AZOA is a wholly-owned subsidiary of Allianz Europe, B.V., which is a wholly-owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company's ultimate parent.
The Company is a life insurance company licensed to sell annuity, group and individual life, individual long-term care (LTC), and group accident and health policies in six states and the District of Columbia. Based on statutory net premium written, the Company's business is predominately annuity. The annuity business consists of variable-indexed and variable annuities. Accident and health business consists principally of LTC insurance. The Company has discontinued selling fixed annuity, life, and LTC products. The Company's primary distribution channel is through broker-dealers.
After evaluating the Company’s ability to continue as a going concern, management is not aware of any conditions or events which raise substantial doubts concerning the Company’s ability to continue as a going concern as of the date of filing these Statutory Financial Statements.
(2)    Summary of Significant Accounting Policies

(a)	Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of New York for determining and reporting the financial condition and results of operations of an insurance company and its solvency under New York insurance law. The state of New York has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of statutory accounting principles (SAP). The state of New York has also adopted certain prescribed accounting practices that differ from those found in NAIC SAP. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements. The more significant of these differences are as follows:

(1)
Acquisition costs, such as commissions and other costs incurred in connection with acquiring new and renewal business, are charged to current operations as incurred. Under U.S. GAAP, acquisition costs that are directly related to the successful acquisition of insurance contracts are capitalized and charged to operations as the corresponding revenues or future profits are recognized.

(2)
Aggregate reserves for life policies and annuity contracts, excluding variable annuities, are based on statutory mortality and interest assumptions without consideration for lapses or withdrawals. Under U.S. GAAP, aggregate reserves consider lapses and withdrawals.

(3)
Ceded reinsurance recoverable are netted against their related reserves within Policyholder liabilities, Life policies and annuity contracts and Life policy and contract claims, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, these ceded reserves are presented on a gross basis as an asset.

(4)
Bonds are carried at values prescribed by the NAIC, generally amortized cost, except for those with an NAIC rating of 6, which are reported at the lower of amortized cost or fair value. Under U.S. GAAP, bonds classified as “available-for-sale” are carried at fair value, with unrealized gains and losses recorded in stockholder’s equity..

(5)
Changes in deferred income taxes are recorded directly to Unassigned surplus. Under U.S. GAAP, these items are recorded as an item of income tax benefit or expense in operations. Moreover, under NAIC SAP, a valuation allowance may be recorded against the deferred tax asset (DTA) and admittance testing may result in an additional charge to capital and surplus for nonadmitted portions of DTAs. Under U.S. GAAP, a valuation allowance may be recorded against the DTA and reflected as an expense.

10 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(6)
The Company is required to establish an asset valuation reserve (AVR) liability and an interest maintenance reserve (IMR) liability. The AVR provides for a standardized statutory investment valuation reserve for certain invested assets. Changes in this reserve are recorded as direct charges or credits to Unassigned surplus. The IMR is designed to defer net realized capital gains and losses resulting from changes in the level of prevailing market interest rates and amortize them into income within the Statutory Statements of Operations over the remaining life of the investment sold. The IMR represents the unamortized portion of applicable investment gains and losses as of the balance sheet date. There is no such concept under U.S. GAAP.

(7)
Certain assets designated as “nonadmitted assets” are not recognized and are charged directly to Unassigned surplus within the Statutory Statements of Capital and Surplus. These include, but are not limited to, furniture and fixtures, prepaid expenses, receivables outstanding greater than 90 days, negative IMR, and portions of DTAs. There is no such concept under U.S. GAAP.

(8)
A provision is made for amounts ceded to unauthorized reinsurers in excess of collateral in the form of a trust or letter of credit through a direct charge to Unassigned surplus within the Statutory Statements of Capital and Surplus. There is no such requirement under U.S. GAAP.

(9)
Revenues for universal life policies and annuity contracts, excluding deposit-type contracts, are recognized as revenue when received within the Statutory Statements of Operations. Under U.S. GAAP, policy and contract fees charged for the cost of insurance, policy administrative charges, amortization of policy initiation fees, and surrender contract charges are recorded as revenues when earned.

(10)
Benefits for universal life policies and annuity contracts within the Statutory Statements of Operations, excluding deposit-type contracts, consist of payments made to policyholders. Under U.S. GAAP, benefits represent interest credited, and claims and benefits incurred in excess of the policyholder’s contract balance.

(11)
Changes in the fair value of derivatives are recorded as direct adjustments to Unassigned surplus as a component of Change in unrealized capital gains (losses) within the Statutory Statements of Capital and Surplus. Under U.S. GAAP, changes in the fair value of derivatives are recorded in derivative income (loss) as an offset to changes in the related policy benefit reserve within the line item where the embedded derivative is recorded.

(12)
Commissions allowed by reinsurers on business ceded are reported as income when received within the Statutory Statements of Operations. Under U.S. GAAP, such commissions are deferred and amortized as a component of deferred acquisition costs.

(13)	The Statutory Financial Statements do not include a statement of comprehensive income as required under U.S. GAAP.

(14)	The Statutory Statements of Cash Flow do not classify cash flows consistent with U.S. GAAP and a reconciliation of net income to net cash provided from operating activities is not provided.

(15)
The calculation of reserves and transfers in the separate account statement requires the use of a Commissioners Annuity Reserve Valuation Method (CARVM) allowance on annuities for NAIC SAP. There is no such requirement under U.S. GAAP.

(16)
Sales inducements and premium bonuses are included in Life policies and annuity contracts in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and are charged to current operations as incurred. Under U.S. GAAP, deferred sales inducements and premium bonuses are similarly reserved; however, the costs are capitalized as assets and charged to operations as future profits are recognized in a manner similar to acquisition costs.

(17)
Negative cash balances are presented as a negative asset within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. These balances are presented as a liability under U.S. GAAP.

11 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(18)
Embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument. Under U.S. GAAP, entities must separate the embedded derivative from the host contracts and separately account for those embedded derivatives at fair value.

(19)
For variable-indexed annuities, the Department requires the Company to maintain a separate asset portfolio to back related reserves. These assets and liabilities are required to be included as part of the Separate account assets and Separate account liabilities presented on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, there is no such requirement.

(b)	Permitted and Prescribed Statutory Accounting Practices
The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company has no permitted or prescribed practices that differ from NAIC SAP that had an impact on net income or surplus as of December 31, 2018, 2017, and 2016.

(c)	Use of Estimates
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2018 and 2017, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.

(d)	Premiums and Annuity Considerations
Life premiums are recognized as income over the premium paying period of the related policies. Nondeposit-type annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies.

(e)	Aggregate Reserves for Life Policies and Annuity Contracts
Reserves are principally calculated as the minimum reserves permitted by the state where the contract is issued for the year in which the contract is issued.
For the Company’s fixed annuity product lines, reserves are calculated using CARVM. The Company uses both issue year for fixed-indexed and change in fund basis for deferred fixed-interest annuities for the calculation method, on a continuous basis, using the maximum allowable interest rate. Deferred fixed-indexed and fixed-interest annuities only have a single-tier structure, which may include bonuses.
For the Company’s variable and variable-indexed annuity product lines, reserves are calculated using Actuarial Guideline XLIII – CARVM for Variable Annuities (AG43), for guaranteed benefits with adequacy confirmed using stochastic scenario testing. Variable deferred annuities include a wide range of guaranteed minimum death benefits and living benefits (income, accumulation, and withdrawal).
Aggregate reserves for life insurance policies are principally calculated using the Commissioners Reserve Valuation Method (CRVM). Additional reserves are held for supplemental benefits and for contracts with secondary guarantees, consistent with prescribed regulations and actuarial guidelines.
The Company performs an annual asset adequacy analysis as required by regulation covering substantially all of its reserves. These tests are not only performed under the required interest rate scenarios, but also under additional stochastically generated interest and equity growth scenarios. Sensitivity tests, including policy lapse, annuitization, maintenance expenses, and investment return, are performed to evaluate potential insufficiencies

12 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

in reserve adequacy. The results of these tests and analysis support the conclusion that no additional asset adequacy reserves are required or recorded at December 31, 2018 and 2017, respectively. For the universal life business, the Department’s Regulation 147 – Valuation of Life Insurance Reserves stand-alone asset adequacy analysis was performed, which resulted in establishing additional reserves of $100 as of December 31, 2018 and 2017, respectively.

(f)	Aggregate Reserves for Accident and Health Policies
For accident and health business, reserves consist of active life reserves (mainly reserves for unearned premiums and reserves for contingent benefits on individual LTC business) and claim reserves (the present value of amounts not yet due). Claim reserves represent incurred but unpaid claims under group policies. For the LTC business, the Department’s Regulation 56 – Minimum Reserves for Individual Accident and Health Insurance Policies stand‑alone asset adequacy analysis was performed through a gross premium valuation. The testing under the “sound value” requirements resulted in establishing additional reserves of $14,303 and $9,257 as of December 31, 2018 and 2017, respectively.

(g)	Deposit-type Contracts
Deposit-type contracts represent liabilities to policyholders in a payout status, who have chosen a fixed payout option without life contingencies. The premiums and expenses related to deposit-type contracts are not reflected in the Statutory Statements of Operations as they do not have insurance risk. The Company accounts for the contract as a deposit-type contract in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(h)	Policy and Contract Claims
Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(i)	Reinsurance
The Company cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts. Amounts recoverable from reinsurers represent account balances and unpaid claims covered under reinsurance contracts. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as a reinsurance recoverable.

(j)	Investments
Investment values are determined in accordance with methods prescribed by the NAIC.
Bonds
The Securities Valuation Office (SVO) of the NAIC evaluates the credit quality of the Company’s bond investments. Bonds rated at “1” (highest quality), “2” (high quality), “3” (medium quality), “4” (low quality), or “5” (lower quality) are reported at cost adjusted for the amortization of premiums, accretion of discounts, and any impairment. Bonds rated at “6” (lowest quality) are carried at the lower of amortized cost or fair value with any adjustments to fair value recorded to Unassigned surplus within the Statutory Statements of Capital and Surplus.
In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date declared and interest is accrued as earned. Premiums or discounts on bonds are amortized using the constant-yield method.

13 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

Loan-backed securities and structured securities are amortized using, among other factors, anticipated prepayments. Prepayment assumptions for loan-backed and structured securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using the modified scientific method based on prepayment assumptions and the estimated economic life of the securities. For structured securities, except impaired bonds, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments retrospectively. Any resulting adjustment is included in Net investment income on the Statutory Statements of Operations. For impaired bonds, when adjustments are made for anticipated prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by Statement of Statutory Accounting Principles (SSAP) No. 43R – Loan Backed and Structured Securities (SSAP No. 43R).
Hybrid securities are investments structured to have characteristics of both stocks and bonds. The Company records these securities within Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Gross realized gains and losses are computed based on the average amortized cost of all lots held for a particular CUSIP.
The fair value of bonds is obtained from third-party pricing sources whenever possible. Management completes its own independent price verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the Company's internal and external investment managers. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV process are reviewed by the Company’s Pricing Committee.
Allianz Life reviews its entire combined investment portfolio, including the Company and all other subsidiaries, in aggregate each quarter to determine if declines in fair value are other than temporary.
For bonds for which the fair value is less than amortized cost, the Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. For loan-backed securities, the Company must allocate other-than-temporary impairments (OTTI) between interest and noninterest-related declines in fair value. Interest-related impairments are considered other than temporary when the Company has the intent to sell the investment prior to recovery of the cost of the investment. The Company maintains a prohibited disposal list that restricts the ability of the investment managers to sell securities in a significant unrealized loss position and requires formal attestations from investment managers regarding their lack of intent to sell certain securities.
Impairments considered to be other-than-temporary are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statutory Statements of Operations in the period in which the impairment is determined. Recognition of the realized loss is subject to potential offset by AVR and IMR.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits, short-term tax exempt and taxable money market funds. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.
Policy Loans
Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances plus accrued interest income on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unpaid principal balances are not in excess of the cash surrender values of the related policies.

14 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

Receivables for Securities
Receivables and payables for securities are carried at fair value on the trade date and represent a timing difference on securities that are traded at the balance sheet date but not settled until subsequent to the balance sheet date. Receivables and payables for securities are included in Receivables for securities and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(k)	Derivatives
The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only.
Futures and Options Contracts
The Company provides benefits through certain annuity products which are linked to the fluctuation of various market indices, and certain variable annuity contracts that provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts and exchange-traded futures contracts tied to an underlying index with similar characteristics with the objective to economically hedge these benefits. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If actual persistency deviated, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.
The OTC option contracts are reported at fair value in Derivative assets and Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. Incremental gains and losses from expiring options are included in Net realized capital gain (loss) on the Statutory Statements of Operations. The liability for the related policyholder benefits is reported in Life policies and annuity contracts on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unrealized gain or loss on open OTC option contracts is recognized as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Any unrealized gains or losses on open OTC option contracts are recognized as realized when the contracts mature (see Note 5 for further discussion).
Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded as of the end of the reporting period. A derivative asset or liability and an offsetting variation margin payable or receivable is recorded in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the outstanding unpaid variation margin representing market movements on the last trading day of the year.
Gains and losses are not considered realized until the termination or expiration of the futures contract. Unrealized gains and losses on futures contracts are reflected in the Statutory Statements of Capital and Surplus in Unassigned surplus, Change in unrealized gains. Realized gains and losses on futures contracts are included in the Statutory Statements of Operations, Net realized capital gain (loss), net of taxes and interest maintenance reserve.
In 2018, NAIC SAP issued an update to SSAP No. 86 – Derivatives (SSAP No. 86) clarifying treatment of futures gains and losses, see Note 3 for further discussion. In 2017, futures gains and losses are included in Net realized capital gain (loss) in the 2017 Statutory Statements of Operations. No asset or liability is recorded except for the outstanding unpaid variation margin representing market movements on the last trading day of the year and included in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Interest Rate Swaps and Total Return Swaps
The Company utilizes interest rate swaps (IRS) and total return swaps (TRS) also to economically hedge market risks embedded in certain annuities. IRS and TRS contracts are reported at fair value in Derivative assets or

15 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the IRS are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Gains and losses on exchange cleared IRS are recorded as unrealized until the contracts mature or are disposed at which time they are recorded as realized, subject to offset by IMR.
In March 2018, the Company changed its hedging strategy for certain variable annuities, which resulted in the sale of its IRS portfolio. See Note 5(f) for further details on the sale.
(l)    Income Taxes
The Company files a consolidated federal income tax return with AZOA. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code (IRC) and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company generally will be paid for the tax benefit of any of their tax attributes used by any member of the consolidated group.
The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Any such change could significantly affect the amounts reported in the Statutory Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.
The Company utilizes the asset and liability method of accounting for income taxes. DTAs and deferred tax liabilities (DTLs), net of the nonadmitted portion are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Gross DTAs and DTLs are measured using enacted tax rates and are considered for admitted tax asset status according to the admissibility test as set forth by the state of New York. Changes in DTAs and DTLs, including changes attributable to changes in tax rates, are recognized as a component of Unassigned surplus on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(m)	Separate Accounts
Separate account assets and liabilities are primarily funds held for the exclusive benefit of variable and variable-indexed annuity contract holders for which investment income and investment gains and losses accrue directly to and the investment risk is borne by contract holders. Separate account assets are reported at fair value in accordance with SSAP No. 56 – Separate Accounts (SSAP No. 56), with the exception of certain bonds and cash equivalents. Certain assets that are allocated to the index options for the Allianz Index Advantage New York Variable Annuity (VIA) are invested in bonds and cash equivalents and carried at amortized cost in accordance with the product filing requirements in the state of New York.
Amounts due from separate accounts primarily represent the difference between the surrender value of the contracts and the Separate account liability as disclosed on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This receivable represents the surrender fee that would be paid to the Company upon the surrender of the policy or contract by the policyholder or contract holder as of December 31. Amounts charged to the contract holders for mortality and contract maintenance, and other administrative services fees are included in income within Fees from separate accounts on the Statutory Statements of Operations. These fees have been

16 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned.
In 2018, the Company changed its presentation of Separate account assets and Separate account liabilities to report derivatives on a gross basis. Previously, derivatives in the Separate account assets and Separate liabilities were presented on a net basis.

(n)	Receivables
Receivable balances approximate estimated fair values. This is based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Any balances outstanding more than 90 days are nonadmitted on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(o)	Reclassifications
Certain prior year balances have been reclassified to conform to the current year presentation. These reclassifications did not change total admitted assets, capital and surplus, or net income as previously reported.

(3)	Accounting Changes and Corrections of Errors
Accounting Changes
Variable-Indexed Annuity Basic Adjusted Reserve Calculation
In 2018, the Company changed its methodology used to calculate the Basic Adjusted Reserve for variable-indexed annuities to utilize the guaranteed cap instead of the projected index option. The prior period impacts of the methodology change were recorded in 2018 and resulted in a pre-tax decrease of $4,040 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus of $3,191 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
Recently Issued Accounting Standards – Adopted in 2018
In 2017, the NAIC adopted revisions to SSAP No. 69 – Statement of Cash Flow, by adopting Accounting Standards Update 2016-15 – Classification of Certain Cash Receipts and Cash Payments, in its entirety. The revisions provide guidance on the classification of eight different subject matter topics including: 1) Debt prepayment or debt extinguishment costs, 2) Settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, 3) Contingent consideration payments made after a business combination, 4) Proceeds from the settlement of insurance claims, 5) Proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, 6) Distributions received from equity method investors, 7) Beneficial interests in securitization transactions, and 8) Separately identifiable cash flows and application of the predominance principle. The revisions are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. There was no impact to net income or surplus during the year ended December 31, 2018 as a result of adopting the revisions.
In 2017, the NAIC adopted revisions to SSAP No. 86. These revisions clarify that variation margin changes should not be recognized as "settlement" until the derivative contract has terminated and instead should be recognized as an adjustment to the carrying value of the derivative contract as a separate asset or liability. The revisions are effective January 1, 2018 with prospective application. Upon adoption, the Company reflected a prospective change in variation margin for all futures contracts as unrealized until sale, maturity, or expiration, resulting in a pre-tax decrease of $7,969 to net income and no impact to surplus for the year ended December 31, 2018.
Recently Issued Accounting Standards – Adopted in 2017
In 2017, the NAIC adopted revisions to SSAP No. 26 – Bonds. The revisions remove SVO-identified instruments from the definition of a bond and provide separate statutory accounting guidance for these instruments, including the option to measure bond exchange-traded funds using systematic value. The revisions also incorporate the definition of a security

17 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

within the definition of a bond and incorporate definitions for non-bond, fixed-income instruments. The revisions are effective December 31, 2017. There was no impact to net income or surplus during the year ended December 31, 2018 as a result of adopting the revisions.
Recently Issued Accounting Standards – To Be Adopted
In 2016, the NAIC adopted revisions to SSAP No. 51R – Life Contracts, and SSAP No. 54 – Individual and Group Accident and Health Contracts, Issue Paper No. 154 – Implementation of Principles-Based Reserving. These revisions relate to the adoption of principles based reserving for Life and Heath contracts. The revisions are effective January 1, 2020. The Company is currently assessing the impact of the new guidance.
In 2018, the NAIC adopted SSAP No. 108 – Derivatives Hedging Variable Annuity Guarantees. This standard establishes statutory accounting principles to address certain limited derivative transactions hedging variable annuity guarantees subject to fluctuations as a result of interest rate sensitivity. It is effective January 1, 2020, with early adoption permitted January 1, 2019. The Company is currently assessing the impact of the new guidance.
Corrections of Errors
The Company records correction of errors in accordance with SSAP No. 3 – Accounting Changes and Correction of Errors (SSAP No. 3). SSAP No. 3 prescribes that the correction of errors in previously issued Statutory Financial Statements will be reported as an adjustment to capital and surplus in the period the error is detected. These errors are shown within Correction of errors, net of tax, on the Statutory Statements of Capital and Surplus.
During 2017, the Company identified an error in its policy administration system whereby surrender charges were not properly calculated for certain variable annuities. The error resulted in a $1,695 pre-tax understatement of Policyholder liabilities for Life policies and annuity contracts, a $6,206 pre-tax understatement of Due from separate accounts, both within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and a corresponding after-tax $2,932 understatement of net income and capital and surplus in 2016. Policyholder liabilities for Life policies and annuity contracts and Due from separate accounts both within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and Correction of errors, net of tax within the Statutory Statements of Capital and Surplus have been adjusted in 2017 to correct for the prior period impact.
During 2016, various modeling errors were identified related to certain LTC products. The errors resulted in a $406 pre-tax understatement of Policyholder liabilities for Accident and health policies within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and a corresponding after-tax $264 overstatement of net income and capital and surplus in 2015. Policyholder liabilities for Accident and health policies within the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus and Correction of errors, net of tax within the Statutory Statements of Capital and Surplus have been adjusted in 2016 to correct for the prior period.
(4)    Risk Disclosures
The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:
(a)    Credit Risk
Credit risk is the risk that issuers of fixed-rate and variable-rate income securities, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.
The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.

18 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the credit default swaps (CDS) of each counterparty as an early warning signal to cease trading when credit default swap spreads imply severe impairment in credit quality.
The Company executes Credit Support Annexes with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.
(b)    Credit Concentration Risk
Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.
The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD) and approves the strategic asset allocation and accompanying investment mandates for an asset manager with respect to asset class. The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.
To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly by Allianz Life on a consolidated basis. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of New York basket clause.
(c)    Liquidity Risk
Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis, refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources, such as credit agreements, are cancelable.
The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic economic hedging activities; and (4) establishing a liquidity facility with Allianz Life to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly.
(d)    Interest Rate Risk
Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.

19 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. Allianz Life monitors the economic and accounting impacts of interest rate stress scenarios on assets and liabilities on a consolidated basis regularly and on the Company's specific basis periodically.
(e)    Equity Market Risk
Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.
Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.
Allianz Life monitors the impacts of equity stress scenarios on assets and liabilities on a consolidated basis regularly and on the Company’s specific basis periodically.
Basis risk is the risk that variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

(f)	Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third-party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.
The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) an integrated risk and control system is performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.

(g)	Legal/Regulatory Risk
Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.
The Company actively monitors all market-related exposure and participates in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks. In addition, the Company has implemented suitability standards to mitigate suitability risk.

(h)	Ratings Risk
Ratings risk is the risk that rating agencies change their outlook or rating of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Stress tests are

20 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events

(i)	Mortality/Longevity Risk
Mortality/longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.
The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.

(j)	Lapse Risk
Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.
The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect policy design, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. Policyholder experience is monitored regularly.

(k)	Cyber Security Risk
Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including firewalls, intrusion detection and prevention, advanced malware detection, spyware and anti-virus software, email protection, network and laptop encryption, web content filtering, web application firewalls, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.

(l)	Reinsurance Risk
Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.
Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.
The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

21 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(5)    Investments

(a)	Bonds and Other Assets Receiving Bond Treatment
At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investments are shown below:

	2018
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$93,112	291	292	93,111
States and political subdivisions	7,419	265	161	7,523
Corporate securities	352,166	9,285	7,514	353,937
Mortgage-backed securities	151,065	700	2,230	149,535
Total	$603,762	10,541	10,197	604,106

	2017
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$57,640	253	306	57,587
States and political subdivisions	10,502	503	—	11,005
Corporate securities	385,100	25,393	874	409,619
Mortgage-backed securities	149,813	1,485	1,357	149,941
Total	$603,055	27,634	2,537	628,152
At December 31, 2018 and 2017, the Company did not have NAIC-6 rated bonds.
At December 31, 2018 and 2017, the Company had hybrid securities with a carrying value of $0 and $309, respectively.
As of December 31, 2018 and 2017, investments with a statement value of $1,672 and $1,677, respectively were held on deposit as required by statutory regulations.
The amortized cost and fair value of bonds and other assets receiving bond treatment reported in the statutory Annual Statement Schedule D Part 1A at December 31, 2018, by expected maturity, are shown below:

	Amortized cost	Fair value
Due in 1 year or less	$17,267	17,355
Due after 1 year through 5 years	234,740	234,332
Due after 5 years through 10 years	96,995	94,196
Due after 10 years	101,167	106,114
Loan-backed and other structured securities	153,593	152,109
Total bonds and other assets receiving bond treatment	$603,762	604,106
Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

22 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

Proceeds from sales of bonds includes sales, maturities, paydowns, and other redemptions of bonds and other assets receiving bond treatment. Proceeds from sales of bonds for the years ended December 31 are shown below:

	2018	2017	2016
Proceeds from sales	$119,948	76,300	139,284
Gross gains	299	128	1,117
Gross losses	2,061	177	949
For the years ended December 31, 2018 and 2017, there were 6 and 15 CUSIPs sold, disposed, or otherwise redeemed as a result of a callable feature, respectively. The aggregate amount of investment income generated as a result of these transactions was $204 and $527 for 2018 and 2017, respectively.
The Company’s bond portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

(b)	Unrealized Investment Losses
To determine whether or not declines in fair value are other than temporary, Allianz Life performs a quarterly review of its entire combined investment portfolio, including the Company as their subsidiary, using quoted market prices by third-party sources. For further discussion, see Notes 2 and 6.
Unrealized losses and the related fair value of investments held by the Company for the years ended December 31 are shown below:

	2018
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$40,522	144	7,806	148	48,328	292
States and political subdivisions	4,278	161	—	—	4,278	161
Corporate securities	154,286	4,658	41,844	2,856	196,130	7,514
Mortgage-backed securities	70,164	848	35,931	1,382	106,095	2,230
Total temporarily impaired securities	$269,250	5,811	85,581	4,386	354,831	10,197

	2017
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$25,592	306	—	—	25,592	306
Corporate securities	27,412	174	20,700	700	48,112	874
Mortgage-backed securities	42,480	304	26,212	1,053	68,692	1,357
Total temporarily impaired securities	$95,484	784	46,912	1,753	142,396	2,537
As of December 31, 2018 and 2017, the number of bonds that were in an unrealized loss position was 145 and 50, respectively.
As of December 31, 2018 and 2017, of the total amount of unrealized losses, $9,824, or 96.3%, and $2,454, or 96.7%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having an NAIC SVO credit rating of 1 or 2. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received and does not consider these investments to be other-than-temporarily impaired.

23 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(c)	Realized Investment Gains (Losses)
Net realized capital gains (losses) for the years ended December 31 are shown below:

	2018	2017	2016
Bonds	$(2,125)	(306)	(218)
Derivatives	(37,022)	(21,508)	(47,878)
Other	27	55	—
Total realized capital losses	(39,120)	(21,759)	(48,096)
Income tax benefit (expense) on net realized losses	335	223	(59)
Total realized capital losses, net of taxes	(38,785)	(21,536)	(48,155)
Net (losses) gains transferred to IMR, net of taxes	(46,002)	18,196	(147)
Net realized gains (losses), net of taxes and IMR	$7,217	(39,732)	(48,008)

(d)	Net Investment Income
Major categories of net investment income for the years ended December 31 are shown below:

	2018	2017	2016
Interest:
Bonds	$22,183	23,972	27,299
Policy loans	(12)	22	22
Cash and cash equivalents	779	278	105
Derivatives	990	9,837	15,225
Other	30	35	19
Gross investment income	23,970	34,144	42,670
Investment expenses	(691)	(847)	(834)
Net investment income before amortization of IMR	23,279	33,297	41,836
Amortization of IMR	(6)	1,124	762
Net investment income	$23,273	34,421	42,598

(e)	Loan-Backed Securities
SSAP No. 43R requires the bifurcation of impairment losses on loan-backed or structured securities into interest and noninterest-related portions. The noninterest portion is the difference between the present value of cash flows expected to be collected from the security and the amortized cost basis of the security. The interest portion is the difference between the present value of cash flows expected to be collected from the security and its fair value at the balance sheet date.
The Company had no loan-backed securities with a recognized OTTI for the years ended December 31, 2018 and 2017.

(f)	Derivatives and Hedging Instruments
The Company does not have derivative contracts with financing premium. Derivatives held by the Company do not qualify for hedge accounting treatment.
In March 2018, the Company changed its hedging strategy for certain variable annuities, which resulted in the sale of its IRS portfolio. As a result of the sale, the Company recorded a realized loss of $56,161 that was offset by IMR of $44,367 and a tax benefit of $11,794. The sale resulted in a negative IMR balance that was reclassified to an asset and fully nonadmitted.
In September 2017, the Company restriked a portion of its IRS portfolio that hedges variable annuity liabilities. The restrike transaction included selling a portion of the Company's IRS portfolio to consolidate its net positions.

24 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

As a result of this transaction, net gains of $28,282, fully offset by taxes and IMR, were recorded within the Net realized capital losses, net of taxes and IMR on the Statutory Statements of Operations.
Futures and Options Contracts
OTC options are cleared through the Options Clearing Corporation, which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The fair values of the collateral posted for futures and OTC options are discussed in the derivative collateral management section below.
Interest Rate Swaps
The Company can receive the fixed or variable rate; IRS are traded in varying maturities. The fair values of the collateral posted and variation margin for OTC and centrally cleared IRS are discussed in the derivative collateral management section below.
Total Return Swaps
The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.
The following table presents a summary of the aggregate notional amounts and fair values of the Company’s derivative instruments reported on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31:

	2018			2017
		Gross Fair Value			Gross Fair Value
	Notional (1)	Assets	Liabilities	Notional (1)	Assets	Liabilities
OTC options	$123,225	190	(174)	222,525	346	—
IRS	—	—	—	273,000	5,262	(162)
Futures	336,519	—	—	249,008	732	(107)
TRS	14,000	—	—	11,000	—	—
Total derivative instruments		$190	(174)		6,340	(269)

(1) Notional amounts are presented on an absolute basis.
Derivative Collateral Management
The Company manages separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2018 and 2017, had a fair value of $55,551 and $60,669, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and recorded at amortized cost. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The Company had no collateral posted for OTC derivatives as of December 31, 2018 and 2017. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.

(g)	Offsetting Assets and Liabilities
The Company elects to disclose derivative assets and liabilities eligible for offset under SSAP No. 64 – Offsetting and Netting of Assets and Liabilities on a gross basis on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with the provisions set forth in SSAP No. 86. This treatment is consistent with the Company’s historical reporting presentation.

25 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(h)	Restricted Assets
As of December 31, 2018, the Company had the following restricted assets, including assets pledged to others as collateral:

	Gross Restricted				Percentage
	Total general account	Total from prior year	Increase (decrease)	Total current year admitted restricted	Gross restricted to total assets	Admitted restricted to total admitted assets
On deposit with states	$1,672	1,677	(5)	1,672	—%	0.1%
Derivative collateral	55,569	59,521	(3,952)	55,569	1.7	1.7
Total restricted assets	$57,241	61,198	(3,957)	57,241	1.7%	1.8%
(6)    Fair Value Measurements
SSAP No. 100R – Fair Value establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.
Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.
Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a) Quoted prices for similar assets or liabilities in active markets.
(b) Quoted prices for identical or similar assets or liabilities in markets that are not active.
(c) Inputs other than quoted prices that are observable.
(d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).
The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each financial asset and liability was classified into Level 1, 2, or 3.

26 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

The following presents the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	2018
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value
Derivative assets	$—	190	—	190
Separate account assets	2,128,031	11,846	—	2,139,877
Total assets reported at fair value	2,128,031	12,036	—	2,140,067
Liabilities at fair value
Derivative liabilities	—	174	—	174
Separate account derivative liabilities	—	36,644	—	36,644
Total liabilities reported at fair value	$—	36,818	—	36,818

(a) The Company does not have any assets or liabilities measured at net asset value (NAV) that are included in Level 2 within this table.

	2017
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value
Derivative assets	$731	5,609	—	6,340
Separate account assets	2,361,445	24,810	—	2,386,255
Total assets reported at fair value	2,362,176	30,419	—	2,392,595
Liabilities at fair value
Derivative liabilities	107	162	—	269
Total liabilities reported at fair value	$107	162	—	269

(a) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 within this table.
The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability). The Company has not made changes to valuation techniques in 2018.

(a)	Valuation of Derivatives
Active markets for OTC options do not exist. The fair value of OTC options is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of futures is based on quoted market prices and are generally included in Level 1.
Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a

27 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.

(b)	Valuation of Separate Account Assets and Separate Account Derivative Liabilities
Separate account assets and Separate account derivative liabilities, with the exception of certain bonds and cash equivalents, are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on net asset values that are quoted as prices (unadjusted) in an active, observable market. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in bonds, short-term investments and derivatives, that portion could be classified within Level 2 or Level 3). Bonds and cash equivalents, along with related accrued investment income and receivables, carried at amortized cost within the separate account have an amortized cost of $538,087 and $365,825 as of December 31, 2018 and 2017, respectively, and a fair value of $523,900 and $365,773 as of December 31, 2018 and 2017, respectively. Separate account assets carried at amortized cost are included in the table in section 6(g) below.

(c)	Level 3 Rollforward
The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	January 1, 2018	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2018

TRS asset	$—	—	—	2,871	—	(2,871)	—
Total Level 3 assets	—	—	—	2,871	—	(2,871)	—

TRS liability	—	—	—	(1,709)	—	1,709	—
Total Level 3 liabilities	$—	—	—	(1,709)	—	1,709	—

	January 1, 2017	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2017

TRS asset	$—	—	—	1,036	—	(1,036)	—
Total Level 3 assets	—	—	—	1,036	—	(1,036)	—

TRS liability	—			(1,063)	—	1,063	—
Total Level 3 liabilities	$—	—	—	(1,063)	—	1,063	—

(d)	Transfers
The Company reviews its fair value hierarchy classifications annually. Transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into and/or out of Levels 1, 2, and 3 are reported as of the end of the period in which the change occurs.
For the years ended December 31, 2018 and 2017, the Company did not have any transfers between levels.

28 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(e)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs
Bonds: The primary unobservable input used in the discounted cash flow model is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a security's sector, rating, and average life. A significant increase (decrease) of the corporate index OAS in isolation could result in a decrease (increase) in fair value.
Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.

(f)	Estimates
The Company has been able to estimate the fair value of all financial assets and liabilities.

(g)	Aggregate Fair Value of Financial Instruments
The following tables present the carrying amounts and fair values of all financial instruments at December 31 (b):

	2018
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$604,106	603,762	93,112	510,994	—
Cash equivalents	43,239	43,239	43,239	—	—
Derivative assets	190	190	—	190	—
Separate account assets	2,663,777	2,677,964	2,142,943	520,834	—
Financial Liabilities
Deposit-type contracts	$3,163	2,879	—	—	3,163
Other investment contracts	564,551	415,179	—	—	564,551
Derivative liabilities	174	174	—	174	—
Separate account liabilities	2,663,777	2,677,964	2,142,943	520,834	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

	2017
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$628,152	603,055	57,587	570,565	—
Cash equivalents	36,638	36,638	36,638	—	—
Derivative assets	6,340	6,340	731	5,609	—
Separate account assets	2,752,027	2,752,080	2,384,220	367,807	—
Financial Liabilities
Deposit-type contracts	$2,636	2,383	—	—	2,636
Other investment contracts	584,609	466,585	—	—	584,609
Derivative liabilities	269	269	107	162	—
Separate account liabilities	2,752,027	2,752,080	2,384,220	367,807	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

29 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

A description of the Company’s valuation techniques for financial instruments not reported at fair value and categorized within the fair value hierarchy is shown below:
Valuation of Bonds
The fair value of bonds is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.
Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.
Valuation of Cash Equivalents
Cash equivalents are comprised of money market mutual funds. The fair value of money market mutual funds is based on quoted market prices in active markets and included in Level 1.
Valuation of Deposit-Type Contracts
Fair values of deposit-type contracts are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for actuarial inputs.
Valuation of Other Investment Contracts
Other investment contracts are included within Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Other investment contracts include certain reserves related to deferred annuities and other payout annuities that may include life contingencies, but do not have significant mortality risk due to substantial periods certain. Fair values are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for market inputs.
Valuation of Separate Account Liabilities
In accordance with SSAP No. 56, the fair value of separate account liabilities is set to equal the fair value of separate account assets.

30 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(7)	Income Taxes

(a)	Deferred Tax Assets and Liabilities
The components of the net DTA or net DTL are as follows:

	December 31, 2018
	Ordinary	Capital	Total
Total gross deferred tax assets	$7,569	105	7,674
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	7,569	105	7,674
Deferred tax assets nonadmitted	(409)	—	(409)
Subtotal net admitted deferred tax assets	7,160	105	7,265
Deferred tax liabilities	(4,184)	—	(4,184)
Net admitted deferred tax assets	$2,976	105	3,081

	December 31, 2017
	Ordinary	Capital	Total
Total gross deferred tax assets	$10,918	—	10,918
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	10,918	—	10,918
Deferred tax assets nonadmitted	(2,603)	—	(2,603)
Subtotal net admitted deferred tax assets	8,315	—	8,315
Deferred tax liabilities	(2,784)	—	(2,784)
Net admitted deferred tax assets	$5,531	—	5,531

	Change
	Ordinary	Capital	Total
Total gross deferred tax assets	$(3,349)	105	(3,244)
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	(3,349)	105	(3,244)
Deferred tax assets nonadmitted	2,194	—	2,194
Subtotal net admitted deferred tax assets	(1,155)	105	(1,050)
Deferred tax liabilities	(1,400)	—	(1,400)
Net admitted deferred tax assets	$(2,555)	105	(2,450)

31 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

The amount of admitted adjusted gross DTAs allowed under each component of SSAP No. 101 – Income Taxes (SSAP No. 101) as of December 31 are as follows:

	December 31, 2018
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	—	—
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	2,976	105	3,081
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	33,100
Lesser of 11.b.i or 11.b.ii	2,976	105	3,081
Adjusted gross DTAs offset by gross DTLs (11.c)	4,184	—	4,184
Deferred tax assets admitted	$7,160	105	7,265

	December 31, 2017
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	—	—
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	5,531	—	5,531
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	25,129
Lesser of 11.b.i or 11.b.ii	5,531	—	5,531
Adjusted gross DTAs offset by gross DTLs (11.c)	2,784	—	2,784
Deferred tax assets admitted	$8,315	—	8,315

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	—	—
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	(2,556)	105	(2,451)
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	7,971
Lesser of 11.b.i or 11.b.ii	(2,556)	105	(2,451)
Adjusted gross DTAs offset by gross DTLs (11.c)	1,401	—	1,401
Deferred tax assets admitted	$(1,155)	105	(1,050)

32 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

Ratios used for threshold limitation as of December 31 are as follows:

	December 31
	2018	2017	Change
Ratio percentage used to determine recovery period and threshold limitation amount	1,584%	1,581%	3%
Amount of adjusted capital and surplus used to determine recovery period threshold limitation	$220,666	167,528	53,138
Impact of tax planning strategies on the determination of net admitted adjusted gross DTAs is as follows:

	December 31, 2018
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	100.0%	100.0%

December 31, 2017
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	—%	—%

	Change
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	100.0%	100.0%
The Company’s tax planning strategies do not include the use of reinsurance.

(b)	Unrecognized Deferred Tax Liabilities
There are no temporary differences for which DTLs are not recognized.

(c)	Current and Deferred Income Taxes
The significant components of income taxes incurred (i.e. Current income tax expense) and the changes in DTAs and DTLs include:

	December 31
	2018	2017	2016	2018-2017 Change	2017-2016 Change
Current year federal tax (benefit) expense - ordinary income	$(292)	3,333	104	(3,625)	3,229
Current year foreign tax (benefit) expense - ordinary income	—	—	—	—	—
Subtotal	(292)	3,333	104	(3,625)	3,229
Current year tax (benefit) expense - net realized capital gains (losses)	(335)	(223)	59	(112)	(282)
Federal and foreign income taxes incurred	$(627)	3,110	163	(3,737)	2,947

33 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

DTAs and DTLs consist of the following major components:

	December 31
Deferred tax assets	2018	2017	Change
Ordinary:
Deferred acquisition costs	$2,429	2,321	108
Policyholder reserves	5,133	5,399	(266)
Expense accruals	2	8	(6)
Investments	—	3,177	(3,177)
Nonadmitted assets	5	13	(8)
Subtotal	7,569	10,918	(3,349)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted ordinary deferred tax assets	(409)	(2,603)	2,194
Admitted ordinary tax assets	7,160	8,315	(1,155)
			—
Capital:			—
Impaired assets	105	—	105
Subtotal	105	—	105
Statutory valuation allowance adjustment	—	—	—
Nonadmitted capital deferred tax assets	—	—	—
Admitted capital deferred tax assets	105	—	105
Admitted deferred tax assets	$7,265	8,315	(1,050)

	December 31
Deferred tax liabilities	2018	2017	Change
Ordinary:
Investments	$(2,003)	(240)	(1,763)
Policyholder reserves	(2,173)	(2,536)	363
Deferred and uncollected premiums	(8)	(8)	—
Subtotal	(4,184)	(2,784)	(1,400)

Capital:
Other	—	—	—
Subtotal	—	—	—
Deferred tax liabilities	(4,184)	(2,784)	(1,400)
Net deferred tax asset	$3,081	5,531	(2,450)
The realization of the DTAs is dependent upon the Company’s ability to generate sufficient taxable income in future periods. Based on historical results and the prospects for future current operations, management anticipates that it is more likely than not that future taxable income will be sufficient for the realization of the remaining DTAs.
The Tax Cuts and Jobs Act of 2017 (Tax Act of 2017) was enacted on December 22, 2017, thereby requiring various adjustments be reflected in the Statutory Financial Statements as of December 31, 2017. The Tax Act of 2017, among its many elements, lowers the corporate tax rate to 21%, a reduction from the historical 35% rate. Accordingly, the Company revalued its deferred tax inventory as of December 31, 2017 to reflect the lower tax rate, resulting in a decrease to its net deferred tax asset of $5,423 and a corresponding decrease to surplus as of December 31, 2017. The change in the net deferred tax asset resulted in a decrease of the amount of deferred tax assets nonadmitted of $1,736 and a corresponding increase to surplus as of December 31, 2017.
In computing taxable income, life insurance companies are allowed a deduction attributable to their life insurance and accident and health reserves. The Tax Act of 2017 significantly changed the methodology by which these reserves are computed for tax purposes. The changes are effective for tax years beginning after 2017 and are subject to a transition rule that spreads the additional income tax liability over the subsequent eight years beginning in 2018.  Due to complexities in the new methodology and limited guidance from the Internal Revenue Service

34 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

and U.S. Treasury, the Company has recorded provisional amounts for the deferred tax revaluation associated with the changes in the computation of life insurance tax reserves based on information available at December 31, 2017.  Pursuant to Interpretation of the SAP Working Group 18-01: Updated Tax Estimates under the Tax Cuts and Jobs Act, provisional tax computations related to these amounts were reasonably estimated as of December 31, 2017 and have been adjusted based on guidance received from Internal Revenue Service and U.S. Treasury. Adjusted amounts are reflected in the Company's results of operations as of December 31, 2018.
The Change in net deferred income tax is comprised of the following (this analysis is exclusive of the nonadmitted DTAs as the Change in nonadmitted assets is reported separately from the Change in net deferred income tax in the Unassigned surplus section of the Statutory Statements of Capital and Surplus):

	December 31
	2018	2017	Change
Net deferred tax assets	$3,490	8,134	(4,644)
Statutory valuation allowance adjustment	—	—	—
Net deferred tax assets after statutory valuation allowance	3,490	8,134	(4,644)
Tax effect of unrealized gains/(losses)	1,799	(3,177)	4,976
Change in net deferred income tax			$332

(d)	Reconciliation of Federal Income Tax Rate to Actual Effective Rate
The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	December 31, 2018	December 31, 2017	December 31, 2016
	Effective tax rate	Effective tax rate	Effective tax rate
Income before taxes	21.0%	35.0%	35.0%
Amortization of IMR	—	(1.1)	(0.5)
Dividends received deduction	(1.9)	(5.3)	(4.5)
Tax hedges	(0.2)	—	—
Tax hedge reclassification	(19.3)	(20.0)	(28.7)
Non-deductible expenses	0.1	(0.1)	—
Change in deferred tax on non-admitted assets	—	0.1	—
Prior period adjustments	(1.0)	(1.8)	(0.3)
Change in deferred tax impairments	(0.3)	—	—
Tax reform revaluation (1)	—	8.8	—
Other	—	—	(0.2)
Total	(1.6)%	15.6%	0.8%

Federal and foreign income taxes incurred	(0.7)%	8.8%	0.2%
Change in net deferred income taxes	(0.9)	6.8	0.6
Total statutory income taxes	(1.6)%	15.6%	0.8%
(1) On December 22, 2017, the United States passed the Tax Act of 2017, which reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017. As a result, the deferred taxes recorded on the Statutory Statements of Assets, Liabilities, and Capital and Surplus were revalued to reflect the reduction in the future corporate tax rate.

(e)	Carryforwards, Recoverable Taxes, and IRC Section 6603 Deposits
As of December 31, 2018, there are no operating losses or tax credit carryforwards available for tax purposes.
There are no Federal income taxes available for recoupment in the event of future net losses.
There are no aggregate deposits admitted under Section 6603 of the IRC.
The Company had no tax contingencies computed in accordance with SSAP No. 101 as of December 31, 2018 and 2017.

35 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2018 and 2017, the Company recognized no such expenses.

(f)	Consolidated Federal Income Tax Return
The Company’s federal income tax return is consolidated with AZOA. The method of allocation between the subsidiaries of AZOA is subject to written agreement, approved by the Allianz Life Board of Directors. Allocation is based upon separate return calculations with current credit for net losses. Intercompany tax balances are settled annually after the consolidated return is filed.
The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. federal and non-U.S. income tax examinations for years prior to 2015, though examinations of combined returns filed by AZOA, which include the Company by certain U.S. state and local tax authorities, may still be conducted for 2008 and subsequent years. The last Internal Revenue Service examination of AZOA involved the federal income tax return filed by AZOA for the 2015 tax year, which included carrybacks to the 2012 tax year. This examination concluded in October 2018 with the Internal Revenue Service only making one immaterial adjustment that increased the Company’s tax liability for 2012. The Internal Revenue Service has also initiated an examination of AZOA’s 2016 and 2017 income tax returns, which is expected to close by the end of 2019.
(8)    Accident and Health Claim Reserves
Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2018, are appropriate, uncertainties in the reserving process could cause reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.
Activity in the accident and health claim reserves is summarized as follows:

	2018	2017	2016
Balance at January 1, net of reinsurance recoverables of $622, $544, and $497, respectively	$4,867	3,877	3,504
Incurred related to:
Current year	916	2,026	1,504
Prior years	(374)	248	(361)
Total incurred	542	2,274	1,143
Paid related to:
Current year	81	85	85
Prior years	1,390	1,199	685
Total paid	1,471	1,284	770
Balance at December 31, net of reinsurance recoverables of $529, $622, and $544, respectively	$3,938	4,867	3,877
Prior year incurred claim reserves for 2018 reflect favorable claim development as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on the individual LTC line of business. Prior year incurred claim reserves for 2017 reflect unfavorable claim development as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC and group health lines of business. Prior year incurred claims reserves for 2016 reflect unfavorable claim development with the group marketing and individual LTC lines of business.

36 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(9)    Reinsurance
The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit. In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess coverage and coinsurance contracts.
The Company monitors the financial exposure and financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by securing recoverable balances with various forms of collateral, including arranging trust accounts and letters of credit with certain reinsurers.
The effect of reinsurance on reserves and claims, for amounts recoverable from other insurers, was as follows:

	For the years ended December 31,
Reduction in:	2018	2017
Aggregate reserves	$4,473	4,235
Policy and contract claims	191	194
The Company assumed no business from other companies for the years ended December 31, 2018, 2017, and 2016. Life insurance, annuities, and accident and health business ceded to other companies are as follows:

Year ended	Direct amount	Ceded to other companies	Net amount
December 31, 2018
Life insurance in force	$53,361	48,195	5,166
Premiums:
Life	922	744	178
Annuities	298,637	—	298,637
Accident and health	3,367	467	2,900
Total premiums	$302,926	1,211	301,715

December 31, 2017
Life insurance in force	$59,398	50,925	8,473
Premiums:
Life	983	781	202
Annuities	264,826	—	264,826
Accident and health	3,489	482	3,007
Total premiums	$269,298	1,263	268,035

December 31, 2016
Life insurance in force	$66,299	57,082	9,217
Premiums:
Life	1,070	834	236
Annuities	244,134	—	244,134
Accident and health	3,504	496	3,008
Total premiums	$248,708	1,330	247,378
There are no nonaffiliated reinsurers owned in excess of 10% or controlled, either directly or indirectly, by the Company or by a representative, officer, trustee, or director of the Company.
There are no policies issued by the Company that have been reinsured with a company chartered in a country other than the United States that is owned in excess of 10% or controlled directly or indirectly by an insured, a beneficiary, a

37 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

creditor, or any other person not primarily engaged in the insurance business.
The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits.
The Company does not have reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts that, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premium collected under the reinsured policies.
The Company did not write off any uncollectible recoverables during 2018, 2017, and 2016.
There were no commutations for the years ended December 31, 2018 and 2017, respectively. The Company reported in its operations for the year ended December 31, 2016, as a result of commutation of reinsurance with AUL Reinsurance Management Services, LLC, claims incurred of $199.
(10)    Annuity Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics
Information regarding the Company’s annuity actuarial reserves and deposit liabilities by withdrawal characteristics at December 31 is as follows:

	2018	Percentage of total	2017	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$131,145	4%	$150,859	5%
At book value less current surrender charges of 5% or more	524,493	17	440,159	14
At market value	2,042,626	68	2,230,024	71
Total with adjustment or at market value	2,698,264	89	2,821,042	90
At book value without adjustment (minimal or no charge or adjustment)	272,143	9	278,197	9
Not subject to discretionary withdrawal	46,654	2	39,428	1
Total gross	3,017,061	100%	3,138,667	100%
Reinsurance ceded	—		—
Total net	$3,017,061		$3,138,667

	2018	2017
Reconciliation of total annuity actuarial reserves and deposit fund liabilities:
Life, Accident, and Health Annual Statement Annuities, net (excluding supplementary contracts with life contingencies)	$415,179	466,585
Supplemental contracts with life contingencies, net	17,533	12,828
Deposit-type contracts	2,879	2,383
Subtotal	435,591	481,796
Separate Accounts Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	2,580,835	2,656,123
Supplemental contracts with life contingencies, net	636	748
Subtotal	2,581,471	2,656,871
Total annuity actuarial reserves and deposit fund liability	$3,017,062	3,138,667

38 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(11)    Separate Accounts
The Company’s separate accounts represent funds held for the benefit of contract holders entitled to payments under variable annuity contracts issued through the Company’s separate accounts and underwritten by the Company.
As of December 31, 2018 and 2017, the Company's separate accounts are classified as nonguaranteed. Information regarding the Company’s separate accounts for the years ended December 31 is as follows:

	2018	2017
Premiums, considerations, or deposits	$298,627	264,695

Reserves for account, with assets at fair value	2,043,263	2,294,692
Reserves for account, with assets at amortized cost	538,208	362,178
Total reserves	2,581,471	2,656,870
By withdrawal characteristics:
At fair value	2,042,626	2,293,945
At book value without MV adjustment and with current surrender charge of 5% or more	523,083	362,178
At book value without MV adjustment and with current surrender charge of less than 5%	15,125	—
Subtotal	2,580,834	2,656,123
Not subject to discretionary withdrawal	637	748
Total	$2,581,471	2,656,871
As of December 31, 2018 and 2017, the Company’s separate accounts included legally insulated assets and non-insulated assets attributed to the following products/transactions:

	2018		2017
Product/transaction	Legally insulated	Not legally insulated	Legally insulated	Not legally insulated
Variable Annuities	$2,037,206	—	2,309,498	—
Variable Indexed Annuities (Non-Unitized Non-Insulated)	—	640,758	—	442,582
Total	$2,037,206	640,758	2,309,498	442,582
The Company’s separate account liabilities contain guaranteed benefits. The liabilities for guaranteed benefits are supported by the Company’s general account assets. To compensate the general account for the risk taken, the separate account paid risk charges of $36,073, $33,270, $30,266, $25,445, and $20,472 during the past five years, respectively. The general account of the Company paid $465, $13, $2,140, $1,046, and $0 towards separate account guarantees during the past five years, respectively.

39 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

A reconciliation of net transfers to separate accounts for the years ended December 31 is included in the following table:

	2018	2017	2016
Transfers as reported in the Summary of Operations of the Separate Accounts Annual Statement:
Transfers to separate accounts	$298,627	264,695	243,897
Transfers from separate accounts	(191,108)	(209,986)	(139,836)
Net transfers to separate accounts	107,519	54,709	104,061
Reconciling adjustments:
Other adjustments	202	(58)	89
Differences due to correction of error (see Note 3)	—	6,206	—
Transfers as reported in the Statutory Statements of Operations	$107,721	60,857	104,150

(12)	Related-Party Transactions

(a)	Real Estate
The Company subleases office space from an affiliate. In connection with this agreement, the Company incurred rent expense of $25, $28, and $27 in 2018, 2017, and 2016, respectively, which is included in General and administrative expenses on the Statutory Statements of Operations.

(b)	Service Fees
The Company incurred fees for administrative services provided by Allianz Life of $9,500, $9,830 and $10,135 in 2018, 2017, and 2016, respectively. The Company’s liability for these expenses was $676 and $1,013 as of December 31, 2018 and 2017, respectively, and is included in Payable to parent and affiliates on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company incurred fees for investment advisory services provided by affiliated companies of $668, $559, and $491 in 2018, 2017, and 2016, respectively. The Company’s liability for these charges was $60 and $51 as of December 31, 2018 and 2017, respectively, and is included in Payable to parent and affiliates on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company has an agreement with Allianz Investment Management, LLC which has subsequent agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company's separate accounts to holders of the Company's variable annuity products, and (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $965, $1,042, and $1,097 during 2018, 2017, and 2016, respectively, which is included in Fees from separate accounts on the Statutory Statements of Operations. The related receivable for the fees was $80 and $86 at December 31, 2018 and 2017, respectively, which is included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company has incurred commission expense related to the distribution of variable annuity products from Allianz Life Financial Services, LLC, (ALFS), an affiliated company, in the amount of $24,155, $22,711, and $21,607 for the years ended December 31, 2018, 2017, and 2016, respectively.
The Company has an agreement with ALFS, whereby 12b-1 fee receivables are assigned to the Company and Allianz Life. The Company has also agreed with Allianz Life to share in reimbursing ALFS for direct and indirect expenses incurred in performing services for the Company and Allianz Life. In the event that assigned receivables exceed expenses, ALFS records a loss on the transaction with the Company and a dividend-in-kind to Allianz

40 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

Life. The Company recorded revenue from this agreement of $4,236, $4,357, and $4,264 for the years ended December 31, 2018, 2017, and 2016, respectively. The Company recorded expenses related to this agreement of $4,973, $4,237, and $4,348 for the years ended December 31, 2018, 2017, and 2016, respectively.

(c)	Reinsurance
The Company cedes certain term life and universal life insurance policies to Allianz Life. At December 31, 2018 and 2017, the Company had no reinsurance recoverables and receivables from Allianz Life included in Amounts recoverable from reinsurers on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(d)	Line of Credit Agreement
The Company has a line of credit agreement with Allianz Life, to provide liquidity, as needed. No amounts have been borrowed during the years ended December 31, 2018, and 2017. The Company’s borrowing capacity under the agreement is limited to 5% of the General Account admitted assets of the Company as of the preceding year-end.
(13)    Employee Benefit Plans
The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation. Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.
The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. All legal fees are paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $252, $241, and $228 in 2018, 2017, and 2016, respectively, toward the AAAP matching contributions and administration expenses.
(14)    Statutory Capital and Surplus
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. As such, the Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2018 and 2017 were in compliance with these requirements. The maximum amount of dividends that can be paid by New York insurance companies to stockholders without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with New York statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the lesser of 10% of its beginning-of-the year statutory surplus, or its net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the preceding year. Based on these restrictions, ordinary dividends of $22,375 can be paid in 2019 without prior approval of the Department. The Company paid no dividends in 2018, 2017, and 2016.
Regulatory Risk-Based Capital
An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2018 and 2017.

41 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

(15)    Direct Premiums Written by Third-Party Administrators
The Company has direct premiums written by third-party administrators (TPAs). The types of business written by the TPAs include life, accidental death and dismemberment, medical, disability, excess risk, short-term disability, and LTC. The authority granted to the TPAs includes claims payment, claims adjustment, reinsurance ceding, underwriting, and premium collection. Total premiums written by TPAs were $935, $987, and $1,064 for 2018, 2017, and 2016, respectively. For the years ended December 31, 2018, 2017, and 2016, there were no individual TPAs that wrote premiums that equaled at least 5% of the capital and surplus of the Company.
(16)    Reconciliation to the Annual Statement
The Company is required to file an Annual Statement with the Department. As of December 31, 2018 and 2017, there is no difference in admitted assets or liabilities between this report and the Annual Statement. As of December 31, 2018, 2017, and 2016, there is no difference in capital and surplus or net income between this report and the Annual Statement.
(17)    Commitments and Contingencies
The Company may become subject to claims and lawsuits that arise in the ordinary course of business.
The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
It can be expected that annuity and life product designs, management, and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking.
These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.
(18)    Segment Information
The Company has organized its principal operations into the following segments: Individual Annuities and Other.
The Individual Annuities segment consists of variable, variable-indexed, fixed, and fixed-indexed annuities, which are provided through independent distribution channels made up of independent and affiliated broker dealers, agents, and registered representatives. Revenues for the Company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances. Revenues for the Company’s fixed and fixed-indexed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. The Company discontinued selling fixed and fixed-indexed annuity products and the block of business is in run off, however, in-force volumes are material and included within the Individual Annuities segment.
The Other segment consists of closed blocks of Life, LTC, and Special Markets products. The Special Markets products include individual and group annuity and life products, including whole and term life insurance. Although other products are part of the combined results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

42 of 43

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Notes to the Statutory Financial Statements
(Dollars in thousands, except share data and security holdings quantities)

The Company does not maintain segregated investment portfolios for each segment. Net investment income and Net realized capital gain (loss), net of taxes and IMR, are allocated to the segments. Assets are only monitored at the individual company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of the Individual Annuities and Other segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment.
Segment results are reconciled to the Statutory Statements of Operations amounts in the tables below:

	Year ended December 31, 2018
	Individual Annuities	Other	Total
Income:
Premium and annuity considerations*	$303,753	3,079	306,832
Net investment income	20,651	2,622	23,273
Commissions and expense allowances on reinsurance ceded	—	201	201
Fees from separate accounts	72,602	—	72,602
Other income	—	—	—
Total income	397,006	5,902	402,908
Benefits and other expenses:			—
Policyholder benefits and surrenders	245,151	1,561	246,712
Change in aggregate reserves	(41,622)	6,243	(35,379)
General and administrative and commission	42,982	524	43,506
Net transfers to separate accounts	107,721	—	107,721
Total benefits and other expenses	354,232	8,328	362,560
Pretax income (loss)	42,774	(2,426)	40,348
Net realized capital gain (loss)	1,593	5,624	7,217
Income tax expense (benefit)	(309)	17	(292)
Net income (loss)	$44,676	3,181	47,857
*Includes premiums and annuity and supplementary contract considerations.

(19)    Subsequent Events
The Company has evaluated subsequent events through April 10, 2019, which is the date the Statutory Financial Statements were available to be issued. No material subsequent events have occurred since December 31, 2018 that require adjustment to the Statutory Financial Statements.

43 of 43

FOR SERVICE OR MORE INFORMATION
You can review and copy information about us, the Separate Account, the prospectus and the Form N-4 SAI at the SEC’s Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.
The SEC also maintains a website (www.sec.gov). The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:
Public Reference Section of the Commission
100 F Street, NE
Washington, DC 20549
OUR SERVICE CENTER
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW5990	P.O. Box 561
P.O. Box 1450	Minneapolis, MN 55440-0561
Minneapolis, MN 55485-5990

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW5990	5701 Golden Hills Drive
1801 Parkview Drive	Golden Valley, MN 55416-1297
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com/newyork. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2019, all dealers that effect transactions in these securities may be required to deliver a prospectus.
Allianz Index Advantage® New York Variable Annuity Prospectus – April 29, 2019

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee                       $ 25,760
--------------
Estimated Printing and Filing Costs:                                                          $ 30,000
--------------
Estimated Accounting Fees:                                                                        $ 60,000
---------------
Estimated Legal Fees:                                                                                $ 175,000
---------------
Estimated Miscellaneous Fees:                                                                 $       N/A
---------------

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:

ARTICLE X
INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

To the fullest extent allowed under New York law, the Company shall indemnify officers, directors and employees of the Company. No director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) the liability of a director for any act or omission prior to adoption of these Restated Bylaws by the shareholders of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Insurance Company pursuant to the foregoing provisions, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Insurance Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

NOT APPLICABLE.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

1. (a)
Principal Underwriter Agreement by and between Preferred Life Insurance Company of New York on behalf of Preferred Life Variable Account C and NALAC Financial Plans, Inc. incorporated by reference as exhibit EX-99.B3.a. from Registrant’s Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-19699 and 811-05716) electronically filed on May 12, 1997. Preferred Life Insurance Company of New York is the predecessor to Allianz Life Insurance Company of New York. Preferred Life Variable Account C is the predecessor to Allianz Life of NY Variable Account C. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of New York and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX- 99.B3.b. from Registrant’s Post-Effective Amendment No. 21 to Form N-4 (File Nos. 333-143195 and 811-05716) electronically filed on October 21, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the Initial Registration Statement to Allianz Life Variable Account B’s Form N-4 (File Nos.333-134267 and 811-05618) electronically filed on May 19, 2006. The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

2.	Not applicable
3. (a)
Articles of Incorporation, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.

 (b) Bylaws, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(b) to  Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.
4. (a) Deferred Annuity Contract, L40538-NY, as revised 5/16/14, filed on December 8, 2014, as Exhibit 4(a) to Registrant's Post-Effective Amendment No.
          1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(b)
Contract Schedule Pages, S40877-NY, filed on May 2, 2014 as Exhibit 4(b) to Registrant's Pre-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference. Schedule pages S40875-NY, S40876-NY, as revised 5/9/14, filed on December 8, 2014, as Exhibit 4(b) to Registrant's Post-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.

(c)
Application for Individual Annuity Contract, F40538-NY, as revised 5/2014, filed on December 8, 2014, as Exhibit 4(c) to Registrant's Post-Effective Amendment No. 1 on Form S-1, is incorporated by reference. Application for Ind. Var. Annuity Contract – F40538-02-NY (5/2015), filed on April 20, 2015, as Exhibit 4(c) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

(d)	Index Performance Strategy Rider, S40878-NY, filed on May 2, 2014 as Exhibit 4(d) to Registrant's Pre- Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(e)	Traditional Death Benefit Rider, S40880-NY, filed on May 2, 2014 as Exhibit 4(e) to Registrant's Pre- Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(f)
Allocation Options Schedule page S40876-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(f) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

(g)
Variable and Index-Linked Annuity Contract L40538-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(g) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

5.      Opinion re Legality - not applicable
8.	Opinion re Tax Matters - not applicable
9.	Not applicable

10.	Material Contracts - not applicable
11.	Not applicable
12.	Not applicable
15.	Not applicable
16.	Not applicable
21.    Not applicable.
23.	(a)* Consent of Independent Registered Public Accounting Firms, filed herewith.
            (b)* Consent of Counsel, filed herewith.
24.        (a) Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on December
             19, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.
          (b) Board Resolution, effective March 6, 2014, of the Board of Directors of Allianz Life Insurance Company of New York, filed on May 2, 2014 as
          Exhibit 24(d) to Registrant's Pre-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
          (c)* Power of Attorney, filed herewith.
25. Not applicable
26. Not applicable
99. (a) Appendix A Exhibit – Daily Adjustment Calculation – INY-024a (__/19), filed on January 25, 2019, as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-224317), is incorporated by reference..
       (b) Transition Representation Letter - Independent Registered Public Accounting Firm, pursuant to S-K, item 304, filed on April 17, 2018, as Exhibit 99(b) to Registrant's initial registration on Form S-1 (File No. 333-224317), is incorporated by reference.

  * Filed herewith
** To be filed by amendment

(b)  Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of New York are included in Part I of this registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Insurance Company pursuant to the foregoing provisions, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Insurance Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 16th day of April, 2019.
                                                                       ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
By: /S/ Walter R. White*
Walter R. White
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 16, 2019.

Signature	Title

Walter R. White(1)	Chairman of the Board and Chief Executive Officer
Eric Thomes(1)	Director and President
Gary A. Smith(1)	Director
Martha Clark Goss(1)	Director
Steven J. Thiel(1)	Director, Vice President and Appointed Actuary
Ronald M. Clark(1)	Director
William E. Gaumond(1)	Director, Chief Financial Officer and Treasurer
Lorraine Lods (1)	Director
Kevin E. Walker(1)	Director

(1)	By Power of Attorney, filed as Exhibit 24(c) to this Registration Statement.

BY: /s/ Stewart D. Gregg
     Stewart D. Gregg,  Senior Counsel

FORM S-1
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
INDEX TO EXHIBITS

Exhibit	Description of Exhibit
23(a)	Consent of Independent Registered Public Accounting Firms
23(b)	Consent of Counsel
24(c)	Powers of Attorney